UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.)

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive additional materials
☐	Soliciting material under Rule 14a-12

CALPINE CORPORATION

(Name of Registrant as Specified in Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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April 5, 2010

To our Shareholders:

It is our pleasure to invite you to attend our 2010 Annual Meeting of Shareholders, which is to be held on May 19, 2010 at The Magnolia Hotel, located at 1100 Texas Avenue, Houston, Texas 77002. The meeting will begin at 10:00 a.m., Central Time.

The following Notice of Annual Meeting of Shareholders outlines the business to be conducted at the meeting.

This year we are again using the Internet as our primary means of furnishing proxy materials to shareholders. Accordingly, most shareholders will not receive paper copies of our proxy materials. We instead sent shareholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice was mailed on or about April 5, 2010. The notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose.

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting. You may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. If you attend the Annual Meeting, you may vote your shares in person even though you have previously voted your proxy.

Very truly yours,

William J. Patterson Chairman of the Board of Directors	Jack A. Fusco President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF

CALPINE CORPORATION

717 Texas Avenue, Suite 1000

Houston, Texas 77002

Date of Meeting:	May 19, 2010

Time:	10:00 a.m., Central Time

Place:	The Magnolia Hotel 1100 Texas Avenue Houston, Texas 77002

Items of Business:	We are holding the 2010 Annual Meeting of Shareholders (the “Annual Meeting”) for the following purposes:
• to elect nine directors to serve on our Board of Directors (“Board”) until the 2011 annual meeting of shareholders and until their successors shall have been elected and qualified;
• to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2010 fiscal year;

•   to amend the Calpine Corporation (the “Company”) 2008 Director Incentive Plan (”Director Plan”) to increase the aggregate number of shares of common stock authorized for issuance under the Director Plan by 400,000 shares and to extend the term of the Director Plan to January 31, 2018;

•   to amend the Calpine Corporation 2008 Equity Incentive Plan (”Equity Plan”) to increase the aggregate number of shares of common stock authorized for issuance under the Equity Plan by 12,700,000 shares; and

• to transact any other business that may properly come before the Annual Meeting.

The proxy statement describes these items in more detail. As of the date of this notice, we have not received notice of any other matters that may be properly presented at the Annual Meeting.

Record Date:	March 22, 2010.

Date These Proxy Materials Are First Being Made Available on the Internet:	On or about April 5, 2010

By order of the Board of Directors

W. Thaddeus Miller
Corporate Secretary
April 5, 2010

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as the primary means of furnishing proxy materials to shareholders. Accordingly, most shareholders will not receive paper copies of our proxy materials. We instead sent shareholders a Notice of Internet Availability of the Proxy Materials with instructions for accessing the proxy materials via the Internet or by telephone and voting via the Internet (the “Notice”). The Notice was mailed on or about April 5, 2010. The Notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose.

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(continued)

Page
Proposal 2 — Ratification of the Selection of the Independent Registered Public Accounting Firm	45
Audit and Non-Audit Fees	45
Audit Committee Pre-Approval Policies and Procedures	46
Proposal 3 — Proposal to Approve the Amendment of the 2008 Director Incentive Plan to Increase the Number of Shares Available Under the Plan and Extend the Term of the Plan	47
Description of the 2008 Director Incentive Plan	48
Certain Federal Income Tax Consequences of the Director Plan	50
Aggregate Outstanding Grants	50
Proposal 4 — Proposal to Approve the Amendment of the 2008 Equity Incentive Plan to Increase the Number of Shares Available Under the Plan	51
Description of the Amended 2008 Equity Incentive Plan	52
Certain Federal Income Tax Consequences of the Equity Plan	57
Aggregate Outstanding Grants	58
Section 16(a) Beneficial Ownership Reporting Compliance	59
Shareholder Proposals for 2011 Annual Meeting of Shareholders	60
Other Business	60
Annex A — Amended and Restated Calpine Corporation 2008 Director Incentive Plan	A-1
Annex B — Amended and Restated Calpine Corporation 2008 Equity Incentive Plan	B-1

ii

CALPINE CORPORATION

717 Texas Avenue, Suite 1000

Houston, Texas 77002

PROXY STATEMENT

PROXY SOLICITATION AND VOTING INFORMATION

Our Board of Directors (“Board” or “Board of Directors”) solicits your proxy for our 2010 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 19, 2010, at 10:00 a.m. Central Time at The Magnolia Hotel, located at 1100 Texas Avenue, Houston, Texas 77002, and any adjournment of the meeting, for the purposes set forth in the Notice of Annual Meeting of Shareholders.

Questions and Answers About the Annual Meeting and Voting

Why am I receiving these proxy materials?

Our Board of Directors has made these proxy materials, which include our proxy statement and our 2009 annual report to shareholders, available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the solicitation of proxies by the Board. The proxies will be used at our Annual Meeting to be held on May 19, 2010, or any adjournment of the Annual Meeting. We are making these materials available to shareholders on the Internet beginning on or about April 5, 2010. Our shareholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

How can I access the proxy materials on the Internet?

The Notice provides you with instructions regarding how to:

•	view our proxy materials for the Annual Meeting on the Internet and execute a proxy; and

•	instruct us to send future proxy materials to you in printed form or electronically by e-mail.

Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Who can vote?

Only shareholders of record of our common stock at the close of business on March 22, 2010 (the “record date”), may vote, either in person or by proxy, at the Annual Meeting. On the record date, we had 444,235,066 shares of common stock outstanding. You are entitled to one vote for each share of common stock that you owned on the record date. The shares of common stock held in our treasury, which are not considered outstanding, will not be voted. In addition, shares of our common stock reserved for issuance upon the resolution of the remaining disputed claims related to our Chapter 11 cases are not outstanding and are not entitled to vote.

What am I voting on?

You will be voting on each of the following:

•	to elect nine directors to serve on our Board;

•	to ratify the appointment of PricewaterhouseCoopers LLP (“PWC”) to serve as our independent registered public accounting firm for the 2010 fiscal year (referred to as the “PWC Appointment”);

•

to amend the Director Plan to increase the aggregate number of shares of common stock authorized for issuance under the Director Plan by 400,000 shares and to extend the term of the Director Plan to January 31, 2018;

•	to amend the Equity Plan to increase the aggregate number of shares of common stock authorized for issuance under the Equity Plan by 12,700,000 shares; and

•	to transact any other business that properly comes before the Annual Meeting or any adjournment of the Annual Meeting.

As of the date of this proxy statement, the Board of Directors knows of no other matters that will be brought before the Annual Meeting.

How do I vote?

You may vote using one of the following methods:

•	Over the Internet. If you have access to the Internet, we encourage you to vote in this manner.

•	By telephone. You can vote by calling the toll-free telephone number on your proxy card or Notice.

•	By mail. For those shareholders who request to receive a paper proxy card in the mail, you can complete, sign and return the proxy card.

•

In person at the Annual Meeting. All shareholders may vote in person at the Annual Meeting. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it with your ballot to be able to vote at the Annual Meeting. Even if you plan to be present at the Annual Meeting, we encourage you to vote your shares by proxy via the Internet, by telephone or by mail.

The Notice provides instructions on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone. For those shareholders who request to receive a paper proxy card in the mail, instructions for voting via the Internet, by telephone or by mail are set forth on the proxy card. Please follow the directions on your proxy card carefully.

Can I change my mind after I vote?

You may change your vote at any time before the polls close at the Annual Meeting. You may do this by using one of the following methods:

•	Voting again by telephone or over the Internet prior to 11:59 p.m., Eastern Time, on May 18, 2010.

•	Giving timely written notice to the Corporate Secretary of our Company.

•	Delivering a timely later-dated proxy.

•	Voting in person at the Annual Meeting.

How many votes must be present to hold the Annual Meeting?

In order for us to conduct the Annual Meeting, the holders of a majority of the shares of the common stock outstanding as of March 22, 2010, must be present at the Annual Meeting. This is referred to as a quorum. Your shares will be counted as present at the Annual Meeting if you do one of the following:

•	Vote via the Internet or by telephone.

•	Return a properly executed proxy by mail (even if you do not provide voting instructions).

•	Attend the Annual Meeting and vote in person.

What vote is required to adopt each of the proposals?

The nine nominees receiving the highest number of “yes” votes will be elected directors. This number is called a plurality. Abstentions and withhold votes do not represent votes in favor of a nominee and are not counted in determining which nominees are elected. Approval of each of the other matters to be considered at the Annual Meeting requires the affirmative vote of the majority of the shares of common stock present or represented by proxy.

Will my shares be voted if I do not provide my proxy?

If you hold your shares directly in your own name, your shares will not be voted if you do not vote them or provide a proxy.

If your shares are held in the name of a brokerage firm or other nominee, under rules of the New York Stock Exchange (the “NYSE”), your broker may vote your shares on “routine” matters even if you do not provide a proxy. The only routine matter to be voted on at the Annual Meeting is the ratification of the appointment of our independent registered public accounting firm. If a brokerage firm votes your shares on these matters in accordance with these rules, your shares will count as present at the Annual Meeting for purposes of establishing a quorum and will count as “yes” votes or “no” votes, as the case may be, depending on how the broker votes. Please note that as of January 1, 2010, the election of directors is not considered a “routine” matter. Accordingly, if a brokerage firm signs and returns a proxy on your behalf that does not contain voting instructions, your shares will count as present at the Annual Meeting for quorum purposes and will be voted in connection with the PWC Appointment, but will not count as a “for” vote for any other matter, including the election of directors.

A “broker non-vote” occurs when a broker, bank or other nominee that holds our common stock for a beneficial owner returns a proxy to us but cannot vote the shares it holds as to a particular matter because it has not received voting instructions from the beneficial owner and the matter to be voted on is not “routine” under the NYSE rules. Abstentions and broker non-votes are not treated as votes cast on a proposal. Therefore, an abstention or broker non-vote generally will not have the effect of a vote for or against the proposal and will not be counted in determining the number of votes required for approval, though they will be counted as present at the Annual Meeting in determining the presence of a quorum.

What if I return my proxy but do not provide voting instructions?

If you hold your shares directly in your own name, and you sign and return your proxy card (including over the internet or by phone) but do not include voting instructions, your proxy will be voted as the Board recommends on each proposal.

Annual Meeting Admission

Only shareholders and certain other permitted attendees may attend the Annual Meeting. No cameras, recording equipment, electronic devices, use of cell phones or BlackBerry phones, large bags or packages will be permitted in the Annual Meeting. If you plan to attend the Annual Meeting in person, we ask that you also complete and return the reservation form attached to the end of the proxy statement. Proof of Calpine Corporation stock ownership as of the record date, along with photo identification, will be required for admission.

Expenses of Solicitation

We will pay all costs of soliciting proxies, including the cost of preparing, assembling and mailing the Notice, proxy statement and proxy. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone or by other electronic means. We may pay persons holding shares for others their expenses for sending proxy materials to their principals. While we presently intend that solicitations will be made only by directors, officers and employees of the Company, we may retain outside solicitors to assist in the solicitation of proxies. Any expenses incurred in connection with the use of outside solicitors will be paid by us.

Householding

To reduce the expense of delivering duplicate proxy materials to our shareholders, we are relying on the SEC rules that permit us to deliver only one set of proxy materials, including our proxy statement, our annual report for the year ended December 31, 2009 and the Notice, to multiple shareholders who share an address unless we receive contrary instructions from any shareholder at that address. This practice, known as “householding,” reduces duplicate mailings, saving printing and postage costs as well as natural resources. Each shareholder retains a separate right to vote on all matters presented at the Annual Meeting.

If you wish to receive a separate copy of the annual report or other proxy materials, or if you wish to receive separate copies of future annual reports or proxy materials, please mail your request to Calpine Corporation, 717 Texas Avenue, Suite 1000, Houston, Texas 77002, attention: Investor Relations, or call us at (713) 830-8775.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for Election as Directors

You are being asked to elect nine directors to serve on our Board of Directors until the 2011 annual meeting of shareholders and until their successors have been elected and qualified. Each nominee currently serves on our Board of Directors; eight are non-management directors and one serves as the President and Chief Executive Officer of our Company. Pursuant to Article III of our Bylaws, the size of our Board is set at nine members and our directors are authorized to fill any vacancy on the Board.

We do not know of any reason why any nominee named in this proxy statement would be unable to serve as a director if elected. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as may be nominated in accordance with Article III of our Bylaws.

Our Bylaws provide that the affirmative vote of a plurality of the shares present and voting is required to elect a director, which means that the nine nominees receiving the highest numbers of votes cast at the Annual Meeting by the holders of shares of our common stock will be elected as directors.

The Board of Directors recommends you vote “FOR” each of the nominees described below.

Set forth in the table below is a list of our directors, together with certain biographical information, including their ages as of the date of this proxy statement.

Name	Age	Principal Occupation
Frank Cassidy	63	Retired President and Chief Operating Officer, PSEG Power LLC
Jack A. Fusco	47	President and Chief Executive Officer, Calpine Corporation
Robert C. Hinckley	62	Chairman and Managing Director, MCL Intellectual Property LLC
David C. Merritt	55	President, BC Partners, Inc.
W. Benjamin Moreland	46	President and Chief Executive Officer, Crown Castle International Corp.
Robert A. Mosbacher, Jr.	58	Former President and Chief Executive Officer, Overseas Private Investment Corporation
Denise M. O’Leary	52	Private Venture Capital Investor
William J. Patterson	48	Managing Director, SPO Partners & Co.
J. Stuart Ryan	51	Founding Owner and President, Rydout LLC

Frank Cassidy became a director of the Company on January 31, 2008. Prior to his retirement in 2007, Mr. Cassidy was employed at Public Service Enterprise Group, Inc. (“PSEG”), an energy and energy services company, since 1969. From 1999 to 2007, Mr. Cassidy served as President and Chief Operating Officer of PSEG Power LLC, the wholesale energy subsidiary of PSEG. From 1996 to 1999, Mr. Cassidy was President and Chief Executive Officer of PSEG Energy Technologies, Inc. Prior to 1996, Mr. Cassidy held various positions of increasing responsibility at the Public Service Electric and Gas Company. Mr. Cassidy obtained a Bachelor of Science degree in Electrical Engineering from the New Jersey Institute of Technology and a Master of Business Administration degree from Rutgers University. Mr. Cassidy is the Chairman of the Compensation Committee. Mr. Cassidy’s almost 40 years of experience in the power generation industry in various positions of increasing responsibility with PSEG provide him with strong insight, particularly with regard to power operations, power sector strategy, management and corporate governance matters, and make him a qualified member of our Board and effective Chairman of our Compensation Committee.

Jack A. Fusco has served as President and Chief Executive Officer of the Company and as a member of its Board of Directors since August 10, 2008. From July 2004 to February 2006, Mr. Fusco served as the Chairman and Chief Executive Officer of Texas Genco LLC. From 2002 through July 2004, Mr. Fusco was an exclusive energy investment advisor for Texas Pacific Group. From November 1998 until February 2002, he served as President and Chief Executive Officer of Orion Power Holdings, Inc. Prior to joining Orion Power Holdings, Inc., Mr. Fusco was a Vice President at Goldman Sachs Power, an affiliate of Goldman, Sachs & Co. Prior to joining Goldman Sachs Power, Mr. Fusco was Executive Director of International Development and Operations for Pacific Gas & Electric Company’s non-regulated subsidiary PG&E Enterprises, Inc. Mr. Fusco obtained a Bachelor of Science Degree in Mechanical Engineering from California State University, Sacramento. Mr. Fusco served as a director of Foster Wheeler Ltd., a global engineering and construction contractor and power equipment supplier, until February 2009. Mr. Fusco’s current management and leadership roles in the operation of Calpine Corporation coupled with more than 25 years experience in the power industry, including as former Chief Executive Officer of two independent power companies, provide him with strong insight, particularly with regard to commercial and power operations, power sector strategy, commodities and management matters, and make Mr. Fusco an appropriate and valuable member of our Board.

Robert C. Hinckley became a director of the Company on January 31, 2008. From 1999 to 2001, Mr. Hinckley was an advisor to Xilinx, Inc., a supplier of programmable logic devices, and from 1991 to 1999 he was the Vice President, Strategic Plans and Programs as well as General Counsel and Secretary of Xilinx, Inc. In 1994, he also served as Xilinx’s Chief Operating Officer. Prior to joining Xilinx, Mr. Hinckley was the Senior Vice President and Chief Financial Officer of Spectra Physics, Inc. Mr. Hinckley spent 11 years on active duty in the U.S. Navy. Mr. Hinckley obtained a Bachelor of Science degree from the U.S. Naval Academy. He earned his Juris Doctorate degree from Tulane University Law School. Mr. Hinckley currently is Chairman and Managing Director of MCL Intellectual Property LLC and participates as a member of the board of directors and advisory boards of several privately held companies. Mr. Hinckley is an adjunct Professor of Law at Tulane Law School and is a member of the Law School Dean’s Advisory Board. Mr. Hinckley is a member of both the Audit Committee and the Nominating and Governance Committee. Mr. Hinckley’s legal expertise, including service as corporate general counsel and as a member of other boards of directors, provide him with strong insight, particularly with regard to legal and corporate governance matters, and make him an appropriate and valuable member of our Board and of our Audit Committee and Nominating and Governance Committee.

David C. Merritt became a director of the Company on February 8, 2006. Mr. Merritt is President and owner of BC Partners, Inc. and served as Senior Vice President and Chief Financial Officer of iCRETE LLC from October 2007 to March 12, 2009. From October 2003 until September 2007, he served as Managing Director of Salem Partners LLC, an investment banking firm. Mr. Merritt was an audit and consulting partner of KPMG LLP from 1985 to 1999. Mr. Merritt obtained a Bachelor of Science degree in Business and Accounting from California State University, Northridge. Mr. Merritt also serves as a director of Outdoor Channel Holdings, Inc., Charter Communications, Inc. and Buffets Restaurants Holdings, Inc. Mr. Merritt’s knowledge and expertise in accounting developed during his 14 years as a partner in a major accounting firm and his service on other boards of directors, including as chairman of other board audit committees, provide him with strong insight, particularly with regard to accounting and financial matters, and make him an appropriate and valuable member of the Board and effective Chairman of our Audit Committee.

W. Benjamin Moreland became a director of the Company on January 31, 2008. Since 1999, Mr. Moreland has been employed by Crown Castle International Corp., a provider of wireless communications infrastructure in Australia, Puerto Rico and the U.S., in various capacities, including his current position as President and Chief Executive Officer and, prior to that, as Executive Vice President and Chief Financial Officer. Mr. Moreland is also a director at Crown Castle International. Prior to joining Crown Castle International, he held various positions in corporate finance and real estate investment banking with Chase Manhattan Bank from 1984 to 1999. Mr. Moreland obtained a Bachelor of Business Administration degree from the University of Texas, and a Master of Business Administration degree from the University of Houston. Mr. Moreland is a member of the Audit Committee. Mr. Moreland’s successful leadership and executive experience as a Chief Executive Officer and Chief Financial Officer provide him with strong insight, particularly with regard to financial, equity markets, valuation and management matters, and make him an appropriate and valuable member of our Board and of our Audit Committee.

Robert A. Mosbacher, Jr. became a director of the Company on February 11, 2009. Most recently, Mr. Mosbacher was appointed by President George W. Bush in 2005 as the President and Chief Executive Officer of the Overseas Private Investment Corporation (“OPIC”), an independent U.S. government agency that helps small, medium and large American businesses expand into developing nations and emerging markets around the globe; he served in that position through January 2009. From 1986 until 2005, he served as President and Chief Executive Officer of Mosbacher Energy Company. From 1995 to 2003, Mr. Mosbacher also served as Vice Chairman of Mosbacher Power Group LLC. From August 1999 to October 2005, Mr. Mosbacher served as a Director of the Devon Energy Corporation. He also served on Devon’s Compensation Committee from June 2003 to October 2005. In April 2009, Mr. Mosbacher resumed his role as a director of Devon, and in June 2009 he resumed his role as a member of Devon’s Compensation Committee. Mr. Mosbacher obtained a Bachelor of Arts degree in Political Science from Georgetown University and a Juris Doctorate from Southern Methodist University. Mr. Mosbacher is a member of the Compensation Committee and the Nominating and Governance Committee. Mr. Mosbacher’s extensive and varied management experience in the energy sector, including natural gas and independent power generation, his experience with the Federal government at OPIC, and his service as a director and member of other boards and board committees, provide him with strong insight, particularly with regard to energy, management and government and community relations matters, and make him an appropriate and valuable member of our Board and of our Compensation Committee and Nominating and Governance Committee.

Denise M. O’Leary became a director of the Company on January 31, 2008. Since 1996, she has been a private venture capital investor in a variety of early stage companies. From 1983 to 1996, Ms. O’Leary was an associate, then general partner, at Menlo Ventures, a venture capital firm providing long-term capital and management services to development stage companies. From 2002 to 2006, Ms. O’Leary was a member of the Board of Directors of Chiron Corporation, at which time the company was sold to Novartis AG. She obtained a Bachelor of Science degree in Industrial Engineering from Stanford University. Ms. O’Leary obtained a Master in Business Administration from Harvard Business School. Ms. O’Leary is also a director of U.S. Airways Group, Inc., and Medtronic, Inc. Ms. O’Leary is a member of the Compensation Committee of U.S. Airways Group, Inc. Ms. O’Leary is the Chairman of the Nominating and Governance Committee and a member of the Compensation Committee. Ms. O’Leary’s knowledge and understanding of capital markets as a result of her experiences as a venture capital investor as well as her experience serving as a director and member of committees of other boards of directors provide her with strong insight, particularly with regard to corporate governance, ethics and financial matters, and make her an appropriate and valuable director, member of our Compensation Committee and Chair of our Nominating and Governance Committee.

William J. Patterson became a director of the Company on January 31, 2008. Mr. Patterson is a Managing Director of SPO Partners & Co., a private investment partnership that he joined in 1989. From 1985 to 1987, Mr. Patterson was a financial analyst at The Goldman Sachs Group, Inc., where he was involved in structuring and arranging financing for leveraged buyouts and in privately placing debt and equity securities. Mr. Patterson obtained a Bachelor of Arts degree from Harvard University, a Graduate Diploma in Economics from the Australian National University and a Master in Business Administration degree from Stanford University. Mr. Patterson is currently a board member of Rosewood Hotels & Resorts. Mr. Patterson is the Chairman of the Board and a member of the Nominating and Governance Committee. Mr. Patterson’s leadership and executive experience as an investor and financier as well as his experience serving on other boards of directors make him an effective Chairman of our Board and a valuable member of our Nominating and Governance Committee, particularly with regard to financial, equity markets, valuation, governance and shareholder matters.

J. Stuart Ryan became a director of the Company on January 31, 2008. Mr. Ryan is the founding owner and President of Rydout, LLC, a private investment firm focused on the energy and power industries since February 2003. He also has been a venture partner with SPO Partners & Co. since 2003. In 2010, Mr. Ryan joined the Advisory Board of Banyan Energy, Inc. Banyan is a venture stage company developing optical concentrators for solar modules. From 1986 through 2003, Mr. Ryan held various management positions with The AES Corporation, a global power company, including Executive Vice President from February 2000 and Chief

Operating Officer from February 2002. Mr. Ryan obtained a Bachelor of Science degree from Lehigh University and a Master of Business Administration degree from Harvard University. Mr. Ryan is a member of the Compensation Committee. Mr. Ryan’s extensive industry knowledge and experience spanning more than 20 years in the power and energy industries provide him with strong insight, particularly with regard to power sector, strategy, commodities, management and financial matters, and make him an appropriate and valuable member of our Board and of our Compensation Committee.

BOARD MEETINGS AND BOARD COMMITTEE INFORMATION

Meetings

During 2009, the Board of Directors held ten meetings. In 2009, all directors attended at least 75% of the meetings of the Board and the committees on which they served. It is our policy that all members of our Board attend our annual meetings of shareholders. Each director attended our 2009 annual meeting.

Committees and Committee Charters

Our Board of Directors have established these standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The charter of each of these Committees is available on our website at www.calpine.com/about/oc_corpgov_committees.asp. You may also request printed copies by sending a written request to our Corporate Secretary at the address set forth on the cover of this proxy statement. From time to time, the Board will create special committees to address specific matters such as financial or corporate transactions.

The following table identifies the individual members of our Board serving on each of these committees:

Audit Committee	Compensation Committee	Nominating and Governance Committee
David C. Merritt (Chair)	Frank Cassidy (Chair)	Denise M. O’Leary (Chair)
Robert C. Hinckley	Denise M. O’Leary	Robert C. Hinckley
W. Benjamin Moreland	Robert A. Mosbacher, Jr.	Robert A. Mosbacher, Jr.
	J. Stuart Ryan	William J. Patterson

Audit Committee

The Audit Committee meets a minimum of four times a year, and holds such additional meetings as it deems necessary to perform its responsibilities. In 2009, the Audit Committee held seven meetings.

The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged to prepare an audit report or to perform other audit, review or attest services for us. The independent registered public accounting firm reports directly to the Audit Committee. Annually, the Audit Committee recommends that the Board request shareholder ratification of the appointment of the independent registered public accounting firm. The Audit Committee also has direct responsibility to evaluate and, when appropriate, to remove the independent registered public accounting firm. The Audit Committee is also responsible for the pre-approval of all audit and permitted non-audit services performed by our independent registered public accounting firm.

The Audit Committee acts on behalf of the Board in monitoring and overseeing the performance of our internal audit function, and our Chief Accounting Officer has direct access to the Audit Committee. The Audit Committee also oversees the operation of our internal controls covering the integrity of our financial statements and reports, compliance with laws, regulations and corporate policies, and the qualifications, performance and independence of our independent registered public accounting firm. The Audit Committee is also responsible for determining whether any waiver of our Code of Conduct will be permitted, and for reviewing and determining whether to approve any related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Board of Directors has determined that the Audit Committee consists entirely of directors who meet the independence requirements of the NYSE listing standards and the rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that all members of the Audit Committee are financially literate within the meaning of the NYSE listing standards as interpreted by the Board. The Board has further determined that each member of the Audit Committee satisfies the definition of “audit committee financial expert” under the rules and regulations under the Exchange Act and has accounting or related financial management expertise as such qualification under the NYSE listing standards is interpreted by the Board.

Compensation Committee

The Compensation Committee meets a minimum of four times a year and holds additional meetings as it deems necessary to perform its responsibilities. In 2009, the Compensation Committee held four meetings.

The Compensation Committee oversees the compensation plans, policies and programs in which our executive officers participate and the other incentive, retirement, welfare and equity plans in which all of our employees participate. In addition, the Compensation Committee administers and makes equity and/or cash awards under plans adopted for the benefit of our officers and other employees to the extent required or permitted by the terms of these plans, establishes any related performance goals and determines whether and the extent to which these goals have been attained.

The Compensation Committee also reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, and determines and approves the Chief Executive Officer’s compensation level on the basis of its evaluation. While the Compensation Committee has overall responsibility for executive compensation matters, as specified in its charter, the Compensation Committee reports its preliminary conclusions with respect to the performance evaluation and compensation decisions regarding our Chief Executive Officer to the other independent directors of our Board in executive session and solicits their input prior to finalizing its conclusions.

The Compensation Committee also reviews, evaluates and approves the total compensation of all other executive officers and makes recommendations concerning equity-based plans, which recommendations are subject to approval of our entire Board.

The Compensation Committee is also generally responsible for overseeing our employee compensation and benefit policies and programs, our management development and succession programs, the development and oversight of a succession plan for the position of Chief Executive Officer and our diversity and inclusion programs. The Compensation Committee also administers and makes awards under our various equity-based employee incentive plans.

As further described in the Compensation Discussion and Analysis section of this proxy statement, our management provides information, analysis and recommendations for the Compensation Committee’s decision-making process in connection with the amount and form of executive compensation, except that no member of management may participate in the decision-making process with respect to his or her own compensation. The Compensation Discussion and Analysis discusses the role of our Chief Executive Officer in determining or recommending the amount and form of executive compensation. In addition, the Compensation Discussion and Analysis addresses the role of management and of the Compensation Committee’s independent compensation advisor, Towers Watson, in determining and recommending executive compensation.

Our Board of Directors has determined that the Compensation Committee consists entirely of directors who meet the independence requirements of the NYSE listing standards.

Nominating and Governance Committee and Director Nominations

The Nominating and Governance Committee meets a minimum of four times a year and holds such additional meetings as it deems necessary to perform its responsibilities. In 2009, the Nominating and Governance Committee held five meetings.

The Nominating and Governance Committee’s principal responsibilities are to assist the Board in reviewing and identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and to recommend to the Board nominees for directors for the next annual meeting of shareholders and to fill vacancies on the Board.

In carrying out its responsibilities, the Nominating and Governance Committee will consider proposals from a number of sources, including recommendations for nominees from shareholders submitted upon written notice to the chairman of the Nominating and Governance Committee, c/o Corporate Secretary, Calpine Corporation, 717 Texas Avenue, Suite 1000, Houston, Texas 77002. The Nominating and Governance Committee seeks to identify individuals qualified to become directors, consistent with the criteria established by the Board for director candidates. When considering a person to be recommended for nomination as a director, the Nominating and Governance Committee will consider, among other factors, experience, accomplishments, education, skills, personal and professional integrity, diversity of the Board (in all aspects of that term) and the candidate’s ability to devote the necessary time for service as a director (including directorships and other positions held at other corporations and organizations).

The Nominating and Governance Committee has no specific policy on diversity. However, one factor among the criteria used to evaluate nominees for the Board is diversity of viewpoints, background, experience, accomplishments, education and skills. The Board believes that such diversity provides varied perspectives which promotes active and constructive dialogue among Board members and between the Board and management, resulting in more effective oversight of management’s formulation and implementation of strategic initiatives. The Board believes this diversity is demonstrated in the varied experience, qualifications and skills of the members of the Board. In the Board’s executive sessions and in annual performance evaluations conducted by the Board and its committees, the Board from time to time considers whether the Board’s composition reflects such diversity and whether such diversity promotes a constructive and collegial environment. In determining whether an incumbent director should stand for re-election, the Nominating and Governance Committee considers the above factors, as well as that director’s personal and professional integrity, attendance, preparedness, participation and candor, the individual’s satisfaction of the criteria for the nomination of directors set forth in our Corporate Governance Guidelines and other matters determined by the Board.

Our Nominating and Governance Committee also reviews non-employee director compensation and benefits on an annual basis and makes recommendations to the Board regarding appropriate compensation. The Nominating and Governance Committee also oversees evaluations of the Board and committees of the Board and, unless performed by the Compensation Committee, our senior managers.

Finally, the Nominating and Governance Committee has the responsibility to develop and recommend to the Board a set of corporate governance guidelines and propose changes to such guidelines from time to time as may be appropriate. Our Corporate Governance Guidelines are available on our website at www.calpine.com/about/oc_corpgov.asp.

Our Board of Directors has determined that the Nominating and Governance Committee consists entirely of directors who meet the independence requirements of the NYSE listing standards.

Compensation Committee Interlocks and Insider Participation

None of the current members of our Compensation Committee (whose names appear under “—Report of the Compensation Committee”) is, or has ever been, an officer or employee of our Company or any of its subsidiaries. In addition, during the last fiscal year, no executive officer of the Company served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on our Board or our Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

On behalf of the Board of Directors of Calpine Corporation (the “Company”), the Audit Committee oversees the operation of the Company’s system of internal controls in respect of the integrity of its financial statements and reports, compliance with laws, regulations and corporate policies, and the qualifications, performance and independence of its independent registered public accounting firm. The Audit Committee’s function is one of oversight, recognizing that the Company’s management is responsible for preparing its financial statements, and the Company’s independent registered public accounting firm is responsible for auditing those financial statements.

Consistent with this oversight responsibility, the Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2009, and management’s assessment of internal control over financial reporting as of December 31, 2009.

The Audit Committee has also discussed with PricewaterhouseCoopers LLP (“PWC”) the matters required to be discussed by the Statement on Auditing Standards No. 61 (as amended), as adopted by Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures in the letter from PWC required by the applicable requirements of the PCAOB regarding PWC’s independence and has discussed with PWC their independence. The Audit Committee has determined that PWC’s non-audit services performed are compatible with its independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the year ended December 31, 2009, be included in its annual report on Form 10-K for the fiscal year then ended.

David C. Merritt (Chair)

Robert C. Hinckley

W. Benjamin Moreland

CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines covering, among other things, the duties and responsibilities and independence of our directors. The Corporate Governance Guidelines cover a number of other matters, including the Board’s role in overseeing executive compensation, compensation and expenses for non-management directors, communications between shareholders and directors, Board committee structures and assignments, and review and approval of related person transactions. A copy of our Corporate Governance Guidelines is available on our website at www.calpine.com/about/oc_corpgov.asp. You may also request a printed copy free of charge by sending a written request to our Corporate Secretary at the address on the cover of this proxy statement.

Board Leadership Structure

At present, our Board of Directors has chosen to separate the positions of Chief Executive Officer and Chairman of the Board. While the Board believes that it is important to retain the organizational flexibility to determine whether the roles of the Chairman of the Board and Chief Executive Officer should be separated or combined in one individual, the Board currently believes that the interests of the Company and of our shareholders are best served by separating the two roles.

Code of Conduct and Ethics

Our Code of Conduct and Corporate Governance Guidelines regulate related party transactions and apply to all directors, officers and employees. The Code of Conduct requires that each individual deal fairly, honestly and constructively with governmental and regulatory bodies, customers, suppliers and competitors, and it prohibits any individual’s taking unfair advantage through manipulation, concealment, abuse of privileged information or misrepresentation of material facts. Further, it imposes an express duty to act in the best interests of the Company and to avoid influences, interests or relationships that could give rise to an actual or apparent conflict of interest. If any question as to a potential conflict of interest arises, employees are directed to notify their supervisors and the Chief Legal Officer and, in the case of directors and the Chief Executive Officer, they are to notify the Audit Committee of our Board of Directors.

Our Code of Conduct also prohibits directors, officers and employees from competing with us, using Company property or information, or such employee’s position, for personal gain, and taking corporate opportunities for personal gain. Waivers of our Code of Conduct must be explicit. The director, officer or employee seeking a waiver must provide his supervisor and the Office of the Chief Legal Officer with all pertinent information and, if the Office of the Chief Legal Officer recommends approval of a waiver, it shall present such information and the recommendation to the Audit Committee of our Board of Directors. A waiver may only be granted if (i) the Audit Committee is satisfied that all relevant information has been provided and (ii) adequate controls have been instituted to assure that the interests of the Company remain protected. In the case of our Chief Executive Officer and our directors, any waiver must also be approved by both the Audit Committee and the Nominating and Governance Committee. Any waiver that is granted, and the basis for granting the waiver, will be publicly communicated as appropriate, including posting on our website, as soon as practicable. We granted no waivers under our Code of Conduct in 2009. The Code of Conduct is posted on our website at http://www.calpine.com/about/oc_corpgov.asp; you may also request a printed copy free of charge by sending a written request to our Corporate Secretary at the address listed on the cover of this proxy statement. We intend to post any amendments and any waivers of our Code of Conduct on our website within four business days.

Director Independence

Our independent directors are: Frank Cassidy, Robert C. Hinckley, David C. Merritt, W. Benjamin Moreland, Robert A. Mosbacher, Jr., Denise M. O’Leary, William J. Patterson and J. Stuart Ryan. With eight independent directors out of nine total directors, the Board has satisfied its objective as set forth in the Corporate Governance Guidelines to have at least three-quarters of the Board consist of independent directors, as well as NYSE listing standards requiring that at least a majority of the Board consist of independent directors.

For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with us. The Board considers the following transactions, relationships and arrangements in determining director independence (which are included in our Corporate Governance Guidelines). Under these guidelines, a member of the Board of Directors may be considered independent if such member has not been employed by the Company within the last three years (other than as interim Chairman of the Board of Directors or interim Chief Executive Officer) and:

•	does not have an immediate family member that has been employed by the Company as an executive officer within the last three years;

•

has not received more than $120,000 in direct compensation from the Company within the last three years other than for services as a member of the Board of Directors, interim Chairman of the Board of Directors or interim Chief Executive Officer;

•	is not, and has not been within the last three years, an executive officer or an employee of a significant customer or supplier of the Company;

•	is not, and has not been within the last three years, affiliated with or employed by the Company’s present or former internal or external auditor;

•	is not affiliated with any not-for-profit entity which, in the business judgment of the Board of Directors, receives significant contributions from the Company;

•	is not employed as an executive officer of a public company at which an executive officer of the Company serves as a member of such public company’s board of directors;

•	has not had any of the relationships described above with any affiliate of the Company;

•

is not a member of the immediate family of any individual, or have an immediate family member, with any of the relationships described in the bulleted paragraphs above (where an “immediate family member” includes spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than a domestic employee) who shares the director’s or other individual’s home); and

•	has no other material relationship which, in the business judgment of the Board of Directors, would impair his or her ability to exercise independent judgment.

Notwithstanding the foregoing, each member of the Board of Directors must meet any mandatory qualifications for membership on the Board, and the Board as a whole must meet the minimum independence requirements imposed by any exchange or market on which our common stock is listed and any other laws and regulations applicable to us. Each member of the Board of Directors is required to promptly advise the Chairman of the Board (or the Lead Director if one has been appointed as described below) and the Nominating and Governance Committee of any matters which, at any time, may affect such member’s qualifications for membership under the criteria imposed by any applicable exchange or market, any other laws and regulations or these guidelines, including, but not limited to, such member’s independence.

In reaching its determinations, the Board reviewed the categorical standards listed above, the corporate governance rules of the NYSE and the individual circumstances of each director and determined that each of the directors identified above as independent satisfied each standard. In particular, in determining that Messrs. Patterson and Ryan are independent directors, the Board considered the beneficial ownership of shares or voting power over us or our subsidiaries by such directors, or entities deemed to be controlled by such directors or by which such directors are employed or are otherwise related (other than shares or options to purchase shares granted to such directors as compensation for their services as directors).

Business Relationships and Related Party Transactions Policy

Our Corporate Governance Guidelines provide that our Board of Directors shall consider, in consultation with the Nominating and Governance Committee, whether a transaction between a member of the Board of Directors and the Company presents any inappropriate conflicts of interest and/or impairs the independence of any member of the Board of Directors. In addition, we have adopted a written policy regarding requirements for related person transactions. Under our related person transactions policy, any transaction or series of transactions in which we or one of our subsidiaries is a participant and as to which a related person has a direct or indirect material interest must be reviewed by our Chief Legal Officer. Any such transaction or series of transactions that must be disclosed under SEC rules must be referred by the Chief Legal Officer to our Audit Committee. Such transactions would normally require prior approval of our Audit Committee.

Chairman/Lead Director, Executive Sessions of Independent Directors and Communications with the Board

Our Corporate Governance Guidelines provide that a Chairman will be selected annually by a majority of the entire Board of Directors. The Chairman is to be selected from among the independent directors provided that, if the Board of Directors determines that it is appropriate to have, and selects, a Chairman that is not independent, the Board of Directors shall also select a Lead Director from among the independent directors. The Chairman and the Lead Director, if any, will have such duties and responsibilities as may be set forth in the Corporate Governance Guidelines from time to time. Mr. Patterson is our current Chairman.

Under our Corporate Governance Guidelines, non-management directors hold an executive session without management at each regularly scheduled Board meeting. Our Corporate Governance Guidelines also require that, at least once each year, the independent members of the Board of Directors (if different than the non-management directors) meet in executive session.

A majority of our independent directors has approved procedures with respect to the receipt, review and processing of, and any response to, written communications sent by shareholders and other interested persons to our Board of Directors. Such communications may be addressed to:

Calpine Corporation

717 Texas Avenue, Suite 1000

Houston, Texas 77002

Attn: Corporate Secretary

Interested parties may also send communications by e-mail addressed to the Board, individual director(s) or committee(s) at Board_of_Directors@calpine.com.

Our Corporate Secretary is authorized to open and review any mail or other correspondence received that is addressed to the Board, a committee or any individual director. If, upon opening any correspondence, the Corporate Secretary determines that it contains materials unrelated to the business or operations of the Company or to the Board’s functions, including magazines, solicitations or advertisements, the contents may be discarded.

Any interested party, including any employee, may make confidential, anonymous submissions regarding questionable accounting or auditing matters or internal accounting controls and may communicate directly with the Chairman (or Lead Director) by letter to the above address, marked for the attention of the Chairman or Lead Director, as applicable. Any written communication regarding accounting, internal accounting controls or other financial matters are processed in accordance with procedures adopted by the Audit Committee.

Risk Management Oversight

In the normal course of its business, Calpine is exposed to a variety of risks, including (i) financial risks relating to changes in commodity prices, interests rates, (ii) operational risks, including long-term changes in commodity prices, risks of changing technology affecting the Company’s resource base, governmental policy decisions, increasing competition from renewable sources of power generation, (iii) legislative and regulatory risks, including those related to climate change, and (iv) general economic, credit and investment risks.

The full Board of Directors has oversight of the Company’s risk management policies with an emphasis on understanding the key enterprise risks affecting the Company’s business. In addition, the Board monitors the ways in which the Company attempts to prudently mitigate risks, to the extent reasonably practicable and consistent with the Company’s long-term strategies.

The Company has a Risk Management Committee, chaired by the Chief Risk Officer, consisting of key finance, legal and control executives. The committee meets throughout the year to review risk exposures and controls. At least annually, the Chief Risk Officer presents a comprehensive review of the Company’s corporate risk policy to the full Board of Directors, discussing the risk control organization and risk control practices. The full Board of Directors also receives updates at other meetings during the year on any particular matters relating to risk controls that management believes need to be brought to the attention of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table sets forth certain information known to the Company regarding the beneficial ownership of its common stock as of March 10, 2010, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of its common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our executive officers and directors as a group serving as of March 10, 2010. Unless otherwise stated, the address of each named executive officer and director is c/o Calpine Corporation, Suite 1000, 717 Texas Avenue, Houston, Texas 77002.

Name	Common Shares Beneficially Owned(1)	Shares Individuals Have the Right to Acquire Within 60 Days	Total Number of Shares Beneficially Owned(1)	Percent of Class
SPO Advisory Corp.(2)	94,320,798	25,900	94,346,698	21.2%
Luminus Management LLC(3)	70,946,937	—	70,946,937	16.0%
T. Rowe Price Associates, Inc.(4)	28,535,500	—	28,535,500	6.4%
Jack A. Fusco(5)	500,000	1,078,800	1,578,800	*
Zamir Rauf(6)	41,300	59,399	100,699	*
W. Thaddeus Miller(7)	151,083	335,600	486,683	*
John B. Hill(8)	60,745	262,946	323,691	*
Jim D. Deidiker(9)	1,000	16,666	17,666	*
Frank Cassidy(10)	5,029	8,956	13,985	*
Robert C. Hinckley(10)	6,112	8,956	15,068	*
David C. Merritt(10)	5,029	8,956	13,985	*
W. Benjamin Moreland(10)	5,029	8,956	13,985	*
Robert A. Mosbacher, Jr.(10)	—	8,956	8,956	*
Denise M. O’Leary(10)	5,029	8,956	13,985	*
William J. Patterson(2)(10)(11)	94,095,869	16,944	94,112,813	21.2%
J. Stuart Ryan(2)(10)(12)	93,964,369	8,956	93,973,325	21.2%
All executive officers and directors as a group (14 persons)	94,911,354	1,849,380	96,760,734	21.7%

*	The percentage of shares beneficially owned by such director or named executive officer does not exceed one percent of the outstanding shares of common stock.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and consists of either or both voting or investment power with respect to securities. Shares of common stock issuable upon the exercise of options or warrants or upon the conversion of convertible securities that are immediately exercisable or convertible or that will become exercisable or convertible within the next 60 days are deemed beneficially owned by the beneficial owner of such options, warrants or convertible securities and are deemed outstanding for the purpose of computing the percentage of shares beneficially owned by the person holding such instruments, but are not deemed outstanding for the purpose of computing the percentage of any other person. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table have reported that they have sole voting and sole investment power with respect to all shares of common stock shown as beneficially owned by them. A total of 444,256,597 shares of common stock are considered to be outstanding on March 10, 2010, pursuant to Rule 13d-3(d)(1) under the Exchange Act.

(2)	According to information provided to us by SPO Advisory Corp., it possesses shared voting and dispositive power over such shares with the following reporting persons:

Reporting Person	Number of Shares with Sole Voting and Dispositive Power	Number of Shares with Shared Voting and Dispositive Power	Aggregate Number of Shares Beneficially Owned	Percent of Class Beneficially Owned
SPO Partners II, L.P.	85,541,939	—	85,541,939	19.3%
SPO Partners II Co-Investment Partnership, L.P.	5,150,500	—	5,150,500	1.2%
SPO Advisory Partners, L.P.	90,692,439	—	90,692,439	20.4%
San Francisco Partners, L.P.	3,266,901	—	3,266,901	*
SF Advisory Partners, L.P.	3,266,901	—	3,266,901	*
John H. Scully	178,200	93,959,340	94,137,540	21.2%
William E. Oberndorf	34,900	93,959,340	93,994,240	21.2%
Edward H. McDermott	6,800	93,959,340	93,966,140	21.2%
William J. Patterson+	23,573	94,089,240	94,112,813	21.2%
J. Stuart Ryanø	13,985	93,959,340	93,973,325	21.2%
Phoebe Snow Foundation, Inc.	172,100	—	172,100	*
The Elizabeth R. & William J. Patterson Foundation	129,900	—	129,900	*

*	Less than 1.0%.

+	The 23,573 shares with sole voting and dispositive power reported and the aggregate number of shares beneficially owned include 14,224 restricted stock units received by Mr. Patterson as compensation for serving as Chairman of the Board and a director during 2009 and 2,720 restricted stock units received by Mr. Patterson as compensation for serving as Chairman of the Board during 2008; see footnote 10 for more information.

ø	The 13,985 shares with sole voting and dispositive power reported and the aggregate number of shares beneficially owned include 8,956 restricted stock units received by Mr. Ryan as compensation for serving as a director during 2009; see footnote 10 for more information.

According to filings made by SPO Advisory Corp. with the SEC, the principal business address of SPO Advisory Corp. is 591 Redwood Highway, Suite 3215, Mill Valley, CA 94941.

(3)	According to the most recent Schedule 13D/A filed March 26, 2009 with the SEC by Luminus Management LLC and subsequent Forms 4 filed March 27, 2009 and April 1, 2009 with the SEC by LSP Cal Holdings II, LLC, it possesses shared voting and dispositive power over such shares with the following reporting persons:

Reporting Person	Number of Shares with Sole Voting and Dispositive Power	Number of Shares with Shared Voting and Dispositive Power	Aggregate Number of Shares Beneficially Owned	Percent of Class Beneficially Owned
Farrington Management, LLC	—	70,946,937	70,946,937	16.0%
LSP Cal Holdings I, LLC	—	70,946,937	70,946,937	16.0%
LSP Cal Holdings II, LLC	—	70,946,937	70,946,937	16.0%
LS Power Partners, L.P.	—	70,946,937	70,946,937	16.0%
LS Power Partners II, L.P.	—	70,946,937	70,946,937	16.0%
Luminus Asset Partners, L.P.	—	70,946,937	70,946,937	16.0%
Luminus Energy Partners Master Fund, Ltd.	—	70,946,937	70,946,937	16.0%
Farrington Capital, LP	—	70,946,937	70,946,937	16.0%

According to such Schedule 13D/A, the principal business address of each of Luminus Management, LLC, Luminus Asset Partners, L.P. and Luminus Energy Partners Master Fund, Ltd. is 1700 Broadway, 38th Floor, New York, NY 10019 and the principal business address of each of LSP Cal Holdings I, LLC, LSP Cal Holdings II, LLC, LS Power Partners, L.P. and LS Power Partners II, L.P. is 1700 Broadway, 35th Floor, New York, NY 10019. No address was provided for Farrington Capital, LP or Farrington Management, LLC.

Luminus Management LLC and some or all of the other entities and individuals described above may have made additional transactions in our common stock since the time that the Schedule 13D/A was filed with the SEC. Accordingly, the information presented may not reflect all of the shares currently beneficially owned by each member of such group.

(4)	According to the most recent Schedule 13G filed February 11, 2010 with the SEC by T. Rowe Price Associates, Inc. (“Price Associates”), it possesses sole voting power over 6,017,300 shares and sole dispositive power over 28,535,500 shares. These securities are owned by various individual and institutional investors for whom Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities except to the extent of its pecuniary interest therein. According to such Schedule 13G, the principal business address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202. Price Associates may have made additional transactions in our common stock since the time that the Schedule 13G was filed with the SEC. Accordingly, the information presented may not reflect all of the shares currently beneficially owned by Price Associates.

(5)	Of the total shares reported, 500,000 shares are owned by Fusco Energy Investment LLP and may be deemed to be beneficially owned by Mr. Fusco as the General Partner thereof; and Mr. Fusco has the right to acquire 1,078,800 vested option shares (215,000 shares, 254,200 shares, 287,000 shares and 322,600 shares at exercise prices of $15.99, $19.19, $21.59 and $23.99 per share, respectively).

(6)	Of the total shares reported, 41,300 represent issued restricted shares of which 19,834 remain subject to vesting (18,200 restricted shares will vest on February 6, 2011, and 1,634 restricted shares will vest on January 31, 2011). Mr. Rauf has the right to acquire 59,399 vested option shares (11,600 shares, 14,466 shares and 33,333 shares at exercise prices of $16.90, $18.38 and $8.01 per share, respectively).

(7)	Of the total shares reported, Mr. Miller has the right to acquire 335,600 vested option shares (69,000 shares, 78,800 shares, 88,600 shares and 99,200 shares at exercise prices of $16.60, $19.19, $21.59 and $23.99 per share, respectively).

(8)	Of the total shares reported, Mr. Hill has the right to acquire 262,946 vested option shares (52,416 shares, 61,984 shares, 69,941 shares and 78,605 shares at exercise prices of $18.00, $21.60, $24.30 and $27.00 per share, respectively).

(9)	Of the total shares reported, Mr. Deidiker has the right to acquire 16,666 vested option shares at an exercise price of $8.25 per share.

(10)	On May 7, 2009, each member of the Board of Directors received an award of 8,956 restricted stock units pursuant to the Director Plan, vesting on May 7, 2010. Mr. Patterson received an additional grant of 5,268 restricted stock units pursuant to the Equity Plan, vesting on May 7, 2010, for his services as the Chairman of the Board of Directors. Each member of the Board elected to defer the distribution date of such restricted stock units as follows: Mr. Cassidy – to May 7, 2011, Mr. Hinckley – to May 8, 2011, Mr. Merritt – to June 30, 2014, Mr. Moreland – to May 1, 2013, Mr. Mosbacher – to May 15, 2010, Ms. O’Leary – to June 1, 2011, Mr. Ryan – to June 1, 2011 and Mr. Patterson – to May 7, 2011 for both awards. On March 5, 2008, Mr. Patterson received an award of 2,720 restricted stock units pursuant to the Equity Plan for his services as the Chairman of the Board of Directors; such shares vested on March 5, 2009, and Mr. Patterson elected to defer the distribution date of such shares to December 31, 2013. All restricted stock units awarded to our directors will be automatically distributed on their elected distribution dates, subject to an earlier distribution upon termination of the director’s service on the Board of Directors.

(11)	Of these shares, 5,029 represent shares of restricted stock awarded to Mr. Patterson in his capacity as a member of our Board, which vested and were released to Mr. Patterson on February 6, 2009; 1,600 are held in the William J. Patterson Individual Retirement Account, which is self-directed; 93,959,340 shares may be deemed to be beneficially owned by Mr. Patterson solely in his capacity as one of four controlling persons of SPO Advisory Corp. and 129,900 shares may be deemed to be beneficially owned by Mr. Patterson solely in his capacity as a controlling person, director and executive officer of The Elizabeth R. & William J. Patterson Foundation. See footnote 2 for additional information. See footnote 10 for more information on restricted stock units.

(12)	Of these shares, 5,029 shares represent shares of restricted stock awarded to Mr. Ryan in his capacity as a member of our Board, which vested and were released to Mr. Ryan on February 6, 2009, and 93,959,340 shares may be deemed to be beneficially owned by Mr. Ryan solely in his capacity as an advisor to SPO Advisory Corp. See footnote 2 for additional information. See footnote 10 for more information on restricted stock units.

DIRECTOR COMPENSATION

The following table provides certain information concerning the compensation for services rendered in all capacities for the year ended December 31, 2009, by all non-employee directors serving on our Board:

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($)(1)	Total Compensation ($)
Frank Cassidy	88,000	84,992	172,992
Robert C. Hinckley	90,000	84,992	174,992
David C. Merritt	98,000	84,992	182,992
W. Benjamin Moreland	78,000	84,992	162,992
Robert A. Mosbacher, Jr.	78,000	84,992	162,992
Denise M. O’Leary	100,000	84,992	184,992
William J. Patterson(2)	78,000	134,986	212,986
J. Stuart Ryan	78,000	84,992	162,992

(1)	The amounts set forth next to each award represent the aggregate grant date fair value of such awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). For discussion of the assumptions used in these valuations, see Note 13 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. Represents (i) 8,956 restricted stock units granted to each of Ms. O’Leary and Messrs Cassidy, Hinckley, Merritt, Moreland, Patterson, Mosbacher and Ryan on May 7, 2009 pursuant to the Director Plan and (ii) in the case of Mr. Patterson, 5,268 restricted stock units granted on May 7, 2009 pursuant to the Equity Plan for his services as the Chairman of the Board, vesting on May 7, 2010, all outstanding at December 31, 2009.

(2)	Mr. Patterson was entitled to receive an additional annual retainer of $100,000 for his service as Chairman of the Board, but elected to forego this additional annual retainer for 2009.

Our Corporate Governance Guidelines provide that compensation for our non-employee directors’ services may include annual cash retainers, shares of our common stock and options for such shares; meeting fees; fees for serving as a committee chairman; and fees for serving as a director of a subsidiary. We also reimburse directors for their reasonable out-of-pocket and travel expenses in connection with attendance at Board and committee meetings. Our Compensation Committee reviews director compensation annually and makes recommendations to the Board with respect to compensation and benefits provided to the members of the Board. Our Corporate Governance Guidelines provide that director compensation should be fair and equitable to enable the Company to attract qualified members to serve on its Board.

We had the following compensation structure for non-employee directors for 2009:

	Annual Retainer ($)		Meeting Fees ($)	Restricted Stock Award Value ($)		Committee Chair Retainer ($)
Outside Board Members	50,000		16,000	85,000	(1)	—
Chairman of the Board	100,000	(2)	—	50,000	(3)	—
Audit Committee	—		12,000	—		20,000
Compensation Committee	—		12,000	—		10,000
Nominating and Governance Committee	—		12,000	—		10,000

(1)	Restricted shares of common stock to vest in one year.

(2)	The Chairman of the Board is entitled to receive this amount in addition to the annual retainer.

(3)	The Chairman of the Board will receive this additional amount in a grant of restricted shares.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section of the proxy statement explains how our executive compensation programs are designed and operate with respect to the officers identified in the “Summary Compensation Table” below (the “named executive officers”). The “Executive Compensation” section presents compensation earned by the named executive officers in 2009, 2008 and 2007.

Executive Summary

Our compensation programs are designed to support our business goals and promote both short-term and long-term profitable growth of the Company. Our equity plans are designed to help align executive compensation with the long-term interests of our shareholders. Total compensation of each named executive officer varies with our corporate performance in achieving financial and non-financial operating objectives and individual performance.

As we move further beyond transition from our bankruptcy, the Compensation Committee and Calpine’s management believe that compensation should help recruit, retain and motivate a highly talented team of executives with the requisite set of skills and experience to successfully lead the Company in creating value for our shareholders. Our executive compensation and benefit programs are designed primarily to reward increased shareholder value and the achievement of key operating objectives. Our performance objectives measure our management team’s success in implementing our business plan and our goal of being recognized as the premier independent power company in the U.S.

Our Compensation Committee and management believe that the proportion of at-risk, performance-based compensation should rise as an employee’s level of responsibility increases. Our compensation programs are intended to mitigate risk by emphasizing long-term compensation and financial performance measures correlated with growing shareholder value rather than simply rewarding shorter-term performance and payout periods. We believe that the mix and structure of compensation strikes the appropriate balance to promote long-term returns without motivating or rewarding excessive risk taking. Calpine’s compensation principles and objectives that govern compensation decisions include:

•	alignment with shareholder’ interests;

•	pay for performance;

•	balance among performance objectives and time horizons; and

•	recruitment, retention and motivation of key leadership talent.

In order to attract highly qualified executives capable of leading the Company post-emergence, we have entered into employment agreements with Mr. Fusco, our Chief Executive Officer, and Mr. Miller, our Executive Vice President and Chief Legal Officer. The terms of the agreements with Messrs. Fusco and Miller extend through August 10, 2013. Mr. Rauf, our Chief Financial Officer, Mr. Hill, our Executive Vice President and Chief Commercial Officer, and Mr. Deidiker, our Senior Vice President and Chief Accounting Officer, were issued letter agreements outlining the terms of their employment but do not have employment agreements. Except in the case of Messrs. Fusco and Miller, our executive officers are employed at will without employment agreements and severance payment arrangements (except as required by local law and provided in our Severance Plan). Our executive officers participate in retirement plan programs provided to all Calpine employees and do not receive special retirement plans or benefits. Our executive officers are provided limited perquisites and personal benefits consistent with prevailing market practice.

Determining Executive Compensation

In determining base salary, annual bonuses and equity awards, the Compensation Committee uses the executive officers’ current level of compensation as the starting point. The committee bases any adjustments to the current pay levels on several factors, including the scope and complexity of the functions the executive officers oversee, the contribution of those functions to our overall performance, their experience and capabilities, individual performance and competitive pay practices. In addition, wealth accumulation is considered when making long-term incentive grants. In evaluating total compensation for Messrs. Fusco, Miller and Hill, the Compensation Committee considered prior equity grants made to them pursuant to their respective employment agreements or letter agreement, as applicable. Any variations in compensation among our executive officers reflect differences in these factors.

Compensation Consultant. The Compensation Committee has authority to retain compensation consulting firms exclusively to assist it in the evaluation of executive officer and employee compensation and benefit programs. As part of the process of evaluating our compensation structure, the Compensation Committee retains Towers Watson, formerly Towers Perrin, a national compensation consulting firm, as its independent compensation advisor. Towers Watson reviewed our 2009 compensation programs. Towers Watson did not perform any services for management of the Company in fiscal year 2009.

Peer Group. We believe that it is appropriate to offer industry competitive cash and equity compensation packages to our executive officers in order to attract and retain top executive talent. We do not specifically target a percentile of compensation within our peer group as a reference point on which to base our executive compensation decisions, but we do consider market data about compensation practices of our peers to obtain a general understanding of current compensation practices.

To help us evaluate our overall 2009 compensation, Towers Watson analyzed publicly available information, including proxy data, as well as recent market trends and certain executive compensation surveys as described below. Towers Watson compared our current level of compensation for our executive officers to compensation paid to comparable positions at companies in an industry peer group approved by the Compensation Committee. The criteria used to identify our compensation peer group were: (1) industry – we compete for talent with energy and utility companies and (2) financial scope – our management talent should be similar to that of companies that have similar financial characteristics (e.g., revenues, market capitalization and total assets). The eleven peer companies had annual revenues ranging from approximately half to two times that of Calpine. The peer group is segmented into five primary peers that represent the energy companies with business models and operations most similar to Calpine and six other peers. The primary peers are used to review competitive pay practices such as executive incentive plan design as well as pay levels. The primary peers include AES Corporation, Dynegy Inc., Mirant Corporation, NRG Energy, Inc. and RRI Energy Inc. Our other peers include American Electric Power Co, Inc., Constellation Energy Group, Inc., Dominion Resources Inc., Duke Energy Corp., Exelon Corp. and FPL Group, Inc.

Towers Watson also reviewed several executive compensation surveys that provide summarized data on levels of base salary, target annual incentives and stock-based and other long-term incentives. Specifically, Towers Watson considered the following three additional sources of data related to executive compensation: (i) Energy Merchants & Traders Data from 20 companies that participated in the Towers Watson Energy Marketing and Trading Survey; (ii) Energy Services data for power operations positions in 21 companies with more than 10,000 MW of power generation capacity that participated in the Towers Watson Energy Executive Compensation Database; and (iii) general industry data for 87 companies with annual revenues of $6 billion to $10 billion that participated in the Towers Watson General Industry Compensation Database.

The Compensation Committee considers pay data from the primary peers for Chief Executive Officer and Chief Financial Officer and from the total peer group for Chief Commercial Officer and Chief Legal Officer. General industry survey data was considered when evaluating total pay of Mr. Deidiker, for whose position proxy data was not available.

The compensation peer group allows us to monitor the compensation practices of our primary competitors for executive talent. However, we do not rely on this information to target any specific pay percentile for our executive officers. Instead, we use this information as a general overview of market practices to ensure that we are positioned to offer competitive pay packages to attract and retain highly-qualified executive talent.

Role of Executive Officers in Executive Compensation Decisions. The Chief Executive Officer, with assistance from the Senior Vice President of Human Resources, reviews the compensation data gathered from the compensation surveys, considers each executive officer’s performance and makes a recommendation to the Compensation Committee on base salary, annual bonus and equity awards for each named executive officer other than himself. The Chief Executive Officer participates in Compensation Committee meetings at the Compensation Committee’s request to provide background information regarding the Company’s strategic objectives and to evaluate the performance of and compensation recommendations for the other executive officers. The Committee utilizes the information provided by the Chief Executive Officer along with input from its compensation consultant and the knowledge and experience of its members in making compensation decisions. Executive officers do not propose or seek approval for their own compensation. With respect to Chief Executive Officer compensation, the Chairman of the Compensation Committee, with input from the Chairman of the Board of Directors, recommends the Chief Executive Officer’s compensation to the Compensation Committee in executive session, not attended by the Chief Executive Officer.

Elements of Compensation

Compensation for the named executive officers consists of:

•	base salary,

•	annual incentive — Calpine Incentive Plan,

•	equity compensation,

•	perquisites and other personal benefits, and

•	post-employment compensation.

Purpose of Each Element of Compensation

The portion of total compensation delivered in the form of base salary and benefits is intended to provide a competitive foundation and fixed rate of pay for the work being performed by each executive and the associated level of responsibility and contributions to the Company. The compensation opportunity beyond base salary and benefits, perquisites and other personal benefits is at risk and must be earned through achievement of annual goals and through sustained long-term performance, which represent performance expectations of the Board and management. In setting target compensation, the Compensation Committee focuses on the total compensation opportunity for the executive. The proportion of compensation designed to be delivered in base salary versus variable pay depends on the executive’s position and the ability of that position to influence overall Company outcomes. The more senior the level of the executive the greater is the amount of pay opportunity that is variable.

Details of Each Element of Compensation

Base Salary. We pay base salaries to provide a minimum, fixed level of cash compensation for the executive officers to compensate them for services rendered during the fiscal year. The 2009 base salary of each of our named executive officers was set following an annual review, during which adjustments are made to reflect performance-based factors, as well as competitive considerations. During its annual review of base salaries, the Compensation Committee primarily considers:

•	our budget for annual merit increases;

•	pay data from our peer group of companies provided by our compensation advisor;

•	the appropriateness of each executive officer’s compensation, both individually and relative to the other executive officers; and

•	the individual performance of each executive officer.

We do not apply specific formulas to determine increases. Generally, executive salaries are adjusted effective with the first payroll period after the adjustment is determined. Pursuant to the terms of their employment agreements, or letter agreement in the case of Mr. Hill, the Compensation Committee performed an annual review of base salary for Messrs. Fusco, Miller and Hill in 2009. Base salary for each executive was increased to recognize performance and individual contributions to the improved strategy and operations of the Company and to ensure the base salary level is competitive in the market. Base salary increases were 3% for Mr. Fusco (from $1,000,000 to $1,030,000), 3.6% for Mr. Miller (from $700,000 to $725,000) and 4.2% for Mr. Hill (from $600,000 to $625,000). Mr. Rauf received an increase in base salary at the time of his promotion to Chief Financial Officer in December 2008. Therefore, he did not receive an increase during 2009. Mr. Deidiker was hired in January 2009 and did not receive an increase in base salary in 2009.

Annual Incentive — Calpine Incentive Plan. Our annual incentive program, the Calpine Incentive Plan (the “CIP”), is designed to drive the achievement of annual goals including key financial and operating results and strategic goals that drive value for shareholders. All regular full-time, non-collective bargaining unit employees hired prior to November 1, 2009, were eligible to participate in the CIP including all our named executive officers. CIP participants are assigned a target incentive, expressed as a percentage of incentive eligible earnings, which is dependent on the level of the employee’s position and the scope of the employee’s responsibilities. Target annual incentive levels for each named executive officer are shown in a table below. The total target CIP incentive pool is the sum of all participants’ target annual incentive amounts. In addition, the Board generally retains the authority to award special bonuses for exceptional achievement.

Funding of the CIP incentive pool is triggered only if we meet a minimum corporate performance target established by the Compensation Committee. For fiscal 2009, this minimum corporate performance target was $1.349 billion of Adjusted EBITDA, which was 80% of our fiscal 2009 Adjusted EBITDA goal of $1.687 billion. Adjusted EBITDA, defined in our 2009 Annual Report on Form 10-K, is primarily comprised of corporate net income before depreciation and amortization expense, reorganization items, interest expense, operating lease expense, stock compensation expense, income tax provision, major maintenance expense, unrealized gains or losses on commodity derivative mark-to-market activity, impairment changes, debt extinguishment costs and includes Adjusted EBITDA from our unconsolidated investments. Our Adjusted EBITDA of $1.782 billion as reported in our 2009 Annual Report on Form 10-K exceeded our minimum corporate performance target for fiscal year 2009.

The size of the CIP incentive pool is based on the extent to which we achieve the corporate performance goals that are established by the Compensation Committee. The Compensation Committee selected these performance goals to reflect a balanced evaluation of annual operating performance including cash generation, cost containment and achievement of key goals that would drive future financial performance. The 2009 performance goals are based on financial and strategic goals. These goals and the actual results are shown in the following table:

2009 CIP Performance Score Calculation ($ in millions)

Performance Level Performance Score	Threshold 60%	Target 100%	Maximum 150%	Results	Score(1)	Weight	Weighted Score
Commodity Margin	$2,508.0	$2,608.0	$2,708.0	$2,664.7	128.35%	37.50%	48.13%

Expenses	$1,013.1	$921.0	$828.9	$847.8	139.74%	37.50%	52.40%

CAPEX/Maintenance	$385.0	$350.0	$315.0	$330.3	128.44%	15.00%	19.27%

Average EFOF	5%	4%	3%	2.70%	150.00%	1.11%	1.67%

TRIR	2.10	1.56	1.00	1.24	128.57%	1.11%	1.43%

New Procurement Policy	Successful Implementation			YES	100.00%	1.11%	1.11%

Projects	Close January 2010 Financials in PeopleSoft 9.0			YES	100.00%	3.33%	3.33%

Total Shareholder Return	60th Percentile of Peers			YES	100.00%	3.33%	3.33%

Overall Performance Score						100.00%	131.00%

(1)	For performance between target and maximum, Score is determined by linear interpolation.

Commodity Margin, as used for purposes of determining our CIP goal, is a non-GAAP financial measure that includes power and steam revenues, sales of purchased power and natural gas, capacity revenues, renewable energy credit (“REC”) revenue, sales of surplus emission allowances, transmission revenue and expenses, and fuel and purchased energy expense, Regional Greenhouse Gas Initiative (“RGGI”) compliance costs, but excludes unrealized mark-to-market activity. This amount differs from “Commodity Margin” as reported in our 2009 Annual Report on Form 10-K as it also includes other revenue, as referenced in the CIP performance score calculation, Adjusted EBITDA from Calpine’s unconsolidated operations at Greenfield, Otay Mesa and Whitby, and certain other adjustments — primarily reversal of certain realized losses for purposes of determining the 2009 CIP award.

Expenses, as used solely for purposes of determining our CIP pool, is comprised of Plant Operating Expense (excluding amortization, major maintenance and stock compensation), Royalty Expense from Calpine’s geothermal operations, Sales, General & Administrative Expense (excluding amortization and stock-based compensation), in each case, as calculated in accordance with GAAP and included in the amounts reported on our Statement of Operations for the year ended December 31, 2009 in our 2009 Annual Report on Form 10-K, adjusted for certain expenses which were budgeted for in 2010, but were incurred in 2009. We believe that Expenses is a useful tool for assessing the performance of our core operations and is a key operational measure reviewed by our management.

CAPEX /Maintenance refers to Calpine’s Capital Expenditure and Major Maintenance Expense inclusive of Calpine’s unconsolidated operations at Greenfield, Otay Mesa and Whitby and adjustments for certain items budgeted in 2010, but performed and recorded in 2009, made for purposes of determining the 2009 CIP award. We monitor these expenditures and establish targets as useful tools to measure our operating performance.

Average EFOF refers to Equivalent Forced Outage Factor, which is a measure of unexpected downtime of a plant.

TRIR refers to Total Reportable Incident Reports, which is a measure of operational safety.

New Procurement Policy refers to Calpine’s development and adoption of improved rules and procedures relating to the procurement of materials and services.

Projects refers to Calpine’s implementation of new accounting systems with the objective stated above to complete the implementation with the successful closing of Calpine’s January 2010 financials in PeopleSoft 9.0.

Total Shareholder Return is defined as change in share price plus dividends for 2009 relative to a performance peer group consisting of AES Corporation, Allegheny Energy, Inc., Dynegy Inc., Edison International, Mirant, NRG Energy Inc., Public Service Enterprise Group and RRI Energy Inc. Peer group Total Shareholder Return is calculated as the average of the 12 month daily weighted average stock price during 2009 using Bloomberg’s volume-weighted average price measure.

Based on the extent to which we achieved the performance goals, as shown above, $40 million was allocated to the total CIP bonus pool for 2009. In addition, the Board authorized a special bonus fund in the amount of $1 million for exceptional performance by a very small number of employees, of which about $750,000 was awarded by the Chief Executive Officer to 13 employees.

Once funds are allocated to the CIP incentive pool because of the attainment of the performance goals, the pool is then allocated among the participants. With the exception of Mr. Deidiker, each named executive officer’s target and maximum incentive as a percentage of his base salary is set forth in his employment agreement or letter agreement. In the case of Mr. Deidiker, his maximum incentive is consistent with the terms of the CIP. Threshold incentive levels under the CIP are set at 60% of the target incentive percentage for all participants. The following table shows the incentive eligible earnings (base salary amount paid in 2009) and threshold, target and maximum incentive percentages and amounts for each named executive officer.

Name	Incentive Eligible Earnings	Incentive Calculation
		Target Incentive %	Maximum Incentive %	Incremental Incentive Rate(1)	Overall Performance Score(2)	Incentive %(3)	Incentive Amount
Jack A. Fusco	$1,010,385	100%	200%	2.0	131%	162%	$1,636,824

Zamir Rauf	$475,000	90%	200%	2.2	131%	158%	$750,500

John B. Hill	$606,731	90%	200%	2.2	131%	158%	$958,635

W. Thaddeus Miller	$708,654	90%	200%	2.2	131%	158%	$1,119,673

Jim D. Deidiker	$325,615	60%	90%	0.6	131%	79%	$255,933	(4)

(1)	Incremental Incentive Rate equals the additional percentage of eligible earnings for each percent that Overall Performance Score exceeds 100%. Rate is calculated as the ratio of the difference between maximum and target incentive percentage and maximum and target Performance Score.

(2)	From 2009 CIP performance score calculation shown above.

(3)	Sum of Target Incentive plus product of excess of Overall Performance Score over 100% multiplied by Incremental Incentive Rate.

(4)	Incentive amount was adjusted from $255,933 to $300,000 as described below.

The Compensation Committee exercised discretion to reward Mr. Deidiker for his exceptional performance during fiscal year 2009 in leading the PeopleSoft 9.0 initiative to optimize and modernize Calpine’s accounting processes to completion and successful restructuring and realignment of Calpine’s accounting and tax organization resulting in increased efficiencies. As a result, Mr. Deidiker was awarded a bonus in excess of his target from the special bonus fund. Bonus payouts for Messrs. Fusco, Rauf, Hill and Miller are calculated based on a formula. The discretionary portion of Mr. Deidiker’s bonus is reported in the “Bonus” column of the “Summary Compensation Table.”

Equity Compensation. Equity grants are intended to align executive officers’ interests with the interests of shareholders by rewarding increases in the value of our share price and enable us to attract and retain highly qualified individuals for positions of responsibility. Effective January 31, 2008, our Board of Directors adopted the 2008 Equity Incentive Plan (the “Equity Plan”). The Equity Plan is administered by the Compensation Committee, which has authority to grant the following types of awards to our directors, executive officers, employees and consultants: stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards or any combination of these types of awards. A total of 14,833,000 shares of common stock were reserved for grants of awards under the Equity Plan, subject to an increase of 12,700,000 shares of common stock if the stockholders approve Proposal 4 elsewhere in this proxy statement. The Equity Plan will terminate on January 31, 2018, unless earlier terminated by the Board of Directors. We have also granted sign-on options outside the Equity Plan (but subject to the same terms and conditions as those of the Equity Plan) to Messrs. Fusco, Hill and Miller, as described under “— Summary of Employment Agreements.”

Equity awards to executive officers have consisted of stock options and restricted stock. The stock options granted on January 31, 2008 and the restricted stock awarded on February 6, 2008 vested (a) 50% on each of the dates 18 and 36 months following the grant date for senior vice presidents and above, (b) 50%, 33% and 17% on each of the first three anniversaries of the grant date, respectively, for managers and (c) 100% on the first anniversary of the grant date for non-managers. The 2008 annual awards vest ratably over a three (or, in the case of sign-on options granted to Messrs. Fusco, Hill and Miller, five) year period following the grant date. Annual awards made in May 2009 vest 100% on the third anniversary of the grant date. Vesting is generally subject to continued employment, with exceptions in some cases for termination due to death or retirement. Options have an exercise price that is at least equal to 100% of the fair market value of the common stock on the grant date and typically have a ten-year term, other than sign-on options granted to Messrs. Fusco, Hill and Miller, which have a seven-year term. All equity awards fully vest upon a change in control (as defined in the Equity Plan). We believe these vesting provisions promote retention and are consistent with market practices.

In May 2009, the Compensation Committee exercised its discretion and, in recognition of their exceptional performance in successfully leading the Company, approved grants of stock options to Messrs. Fusco, Hill and Miller. The stock option grants were set at levels that were intended to be internally equitable relative to the December 2008 stock option grant received by Mr. Rauf upon his promotion to Executive Vice President, Chief Financial Officer. In January 2009, Mr. Deidiker also received a sign-on grant of stock options in connection with his joining the Company as Senior Vice President and Chief Accounting Officer in January 2009. Because of his December 2008 promotion grant, Mr. Rauf received no additional stock option grants in 2009.

Perquisites and Other Personal Benefits. We also offer named executive officers a limited amount of perquisites and other personal benefits. The Compensation Committee believes that these perquisites are reasonable and consistent with prevailing market practice and the Company’s overall compensation program to enable us to attract and retain superior talent for key executive positions. However, perquisites are not a material part of our compensation program. In 2009, we offered the following benefits to our named executive officers: car allowance, severance and change in control payments, personal financial and legal fees, relocation costs, housing and commuting costs, gross-up of state and local taxes on fringe benefits and a Company matching contribution to 401(k) Plan. The Compensation Committee has decided to eliminate the practice of providing tax gross-ups for fringe benefits, except to the extent required under employment agreements entered into before 2010. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our named executive officers. See “— Summary Compensation Table — All Other Compensation.”

Post-Employment Compensation Arrangements

To promote retention and recruiting, we offer various arrangements that provide certain post-employment benefits in order to alleviate concerns that may arise in the event of an employee’s separation from service with us and enable employees to focus on Company duties while employed by us. These post-employment severance benefits are provided through employment agreements and letter agreements as described more fully below under “—Summary of Employment Agreements” and “—Potential Payments Upon Termination or Change in Control.”

Severance Benefits. In January 2008, we adopted the Calpine Corporation Change in Control and Severance Benefits Plan (the “Severance Plan”), which is intended to help retain qualified employees, maintain a stable work environment and provide financial security to certain employees of the Company in the event of a change in control and in the event of a termination of employment in connection with or without a change in control. For a further discussion of the Severance Plan, see “—Potential Payments Upon Termination or Change in Control” below.

Retirement Benefits. Our primary objectives for providing retirement benefits are to partner with our employees to assist them in preparing financially for retirement, to offer benefits that are competitive and to provide a benefits structure that allows for reasonable certainty of future costs.

Our primary retirement benefit is the Calpine Corporation Retirement Savings Plan (the “401(k) Plan”), a defined contribution plan. For our executive officers as well as all other non-bargaining unit employees, we match employee contributions 100% up to 5% of eligible earnings, subject to all applicable regulatory limits, and the match vests immediately. In addition, if an employee leaves our employment due to retirement, the employee can use the money remaining in his or her health reimbursement account to pay for post-employment medical insurance.

Officer Stock Ownership Policy

The Company does not have a stock ownership policy for executive officers or other employees. However, pursuant to the terms of their respective employment agreements and letter agreement, as applicable, Messrs. Fusco, Miller and Hill are required to hold shares equal to at least 50% of the after-tax proceeds of each exercise of their sign-on option until their employment with the Company terminates. See “—Summary of Employment Agreements.”

Deductibility Cap on Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”), precludes a public corporation from deducting for federal income tax purposes compensation in excess of $1 million in any taxable year for its Chief Executive Officer or any of its three other highest paid executive officers, not including the chief financial officer (for these purposes, the “Named Executives”). Certain performance-based compensation is not subject to that limitation. As part of its role, the Compensation Committee considers the anticipated tax treatment to us and the executive officers in its review and establishment of compensation programs and payments. The Compensation Committee believes that it is in our best interest to receive maximum tax deductions for compensation paid to the Named Executives. In general, we intend to pay performance-based compensation, including equity compensation, in a manner that preserves our ability to deduct the amounts paid to executive officers, although to maintain flexibility in compensating Named Executives in a manner designed to promote varying corporate goals, the Compensation Committee may award compensation that is not fully deductible under certain circumstances. Stock options granted under the Equity Plan during 2009 qualified as performance-based compensation that is not subject to the Section 162(m) deduction limitation. Restricted stock that has been granted to Named Executives and amounts paid to Named Executives under the CIP are subject to such deduction limitation. However, due to our substantial net operating loss carryforwards from bankruptcy, this has no impact on our post-tax results.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” section be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Frank Cassidy (Chair)

Denise M. O’Leary

Robert A. Mosbacher, Jr.

J. Stuart Ryan

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain information concerning the compensation for services rendered to us during the years ended December 31, 2009 and 2008 by the 2009 “named executive officers,” including (i) each person serving as a principal executive officer or a principal financial officer during the year ended December 31, 2009 and (ii) each of the three other most highly-compensated individuals who were serving as executive officers as of December 31, 2009:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Award ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Jack A. Fusco(3)(4)	2009	1,015,269			—	1,701,000	1,636,824	60,395	4,413,488
President and Chief Executive Officer	2008	396,154	500,000	)(5)	—	31,111,280	396,154	266,780	32,670,368

Zamir Rauf(4)	2009	484,135	—		—	—	750,500	12,250	1,246,885
Executive Vice President and Chief Financial Officer	2008	368,650	—		688,842	929,333	2,239,929	11,500	4,238,254

John B. Hill(4)	2009	609,904	—		—	567,000	958,635	12,250	2,147,789
Executive Vice President and Chief Commercial Officer	2008	203,890	1,000,000	(5)	—	9,021,283	540,000	—	10,765,173

W. Thaddeus Miller(4)	2009	723,366			—	567,000	1,119,673	12,250	2,422,289
Executive Vice President and Chief Legal Officer	2008	277,308	150,000	(5)	—	10,310,870	249,577	17,407	11,005,162

Jim D. Deidiker(4)	2009	338,692	144,067	(5)	—	270,000	255,933	35,941	1,044,633
Senior Vice President and Chief Accounting Officer

(1)	The amounts set forth next to each award represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. The stock award presented in this column was issued in the form of restricted stock. For discussion of the assumptions used in these valuations, see Note 13 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

(2)	Bonus paid pursuant to the CIP and/or the named executive officer’s employment agreement or letter agreement, as applicable. In the case of Mr. Rauf, the 2008 bonus also included $1,967,642 paid to him pursuant to the Emergence Incentive Plan that provided for a variable cash award contingent upon the achievement of certain performance metrics upon the emergence from bankruptcy in January 2008.

(3)	The amounts set forth in the “All Other Compensation” column for named executive officers for 2009 are detailed in the table below:

Name	Car Allowance ($)	Company Contribution to 401(k) ($)	Relocation/ Housing/ Commuting ($)	Gross Up of Federal, State and Local Taxes on Fringe Benefits ($)	Total All Other Compensation ($)
Jack A. Fusco	30,000	12,250	4,675	13,471	60,395
Zamir Rauf	—	12,250	—	—	12,250
John B. Hill	—	12,250	—	—	12,250
W. Thaddeus Miller	—	12,250	—	—	12,250
Jim D. Deidiker	—	12,250	18,973	4,718	35,941

If the named executive officer received a tax gross-up in 2009, the amount was calculated by applying the marginal supplemental Federal rate of 25%, the respective State tax rate, the FICA rate of 6.2%, the Medicare rate of 1.45% and the respective State rate for disability insurance, if applicable, to the amount of actual expenses.

Car Allowance represents payment made to the executive for the use and maintenance of a car.

Relocation/Housing costs represents the actual costs or expenses to the executive for temporary housing and relocation expenses that were reimbursed by the Company. Commuting expenses are based on actual expenses to the executive.

(4)	None of Messrs. Fusco, Hill, Miller, Rauf and Deidiker were named executive officers of the Company in 2007, and Mr. Deidiker also was not a named executive officer of the Company in 2008. Therefore, pursuant to SEC disclosure rules, only their 2009 and 2008 compensation data and, in the case of Mr. Deidiker, only 2009 compensation data, is included in the “Summary Compensation Table.” Each of Messrs. Fusco, Hill and Miller were hired during 2008. Mr. Rauf served as Treasurer, then Interim Chief Financial Officer and finally, Chief Financial Officer during 2008. Accordingly, the “Summary Compensation Table” reflects the actual compensation received by such executive with respect to the portion of 2008 he was employed by us. For more information, see “—Summary of Employment Agreements.”

(5)	The amount of $500,000 paid to Mr. Fusco, the amount of $1,000,000 paid to Mr. Hill and the amount of $150,000 paid to Mr. Miller represent a one-time cash sign-on bonus in 2008. The amount paid to Mr. Deidiker includes a one-time cash sign-on bonus of $100,000 in 2009. See “— Summary of Employment Agreements” for more information and also includes $44,067, which represents a discretionary adjustment of his CIP bonus in excess of his target. “Compensation Discussion and Analysis — Details of Each Element of Compensation — Annual Incentive — Calpine Incentive Plan”

Grants of Plan-Based Awards

The following table shows the details concerning the grant of any plan-based compensation to each named executive officer during 2009. As explained further in the notes, the non-equity awards described below were made under the CIP. Equity awards described below were made under the Equity Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Jack A. Fusco	5/7/2009	606,231	1,010,385	2,020,770	300,000	9.49	1,701,000
Zamir Rauf	—	265,500	427,500	950,000	—	—	—
John B. Hill	5/7/2009	327,635	546,058	1,213,462	100,000	9.49	567,000
W. Thaddeus Miller	5/7/2009	382,673	637,789	1,417,308	100,000	9.49	567,000
Jim D. Deidiker	1/7/2009	195,369	195,369	293,054	50,000	8.25	270,000

(1)	Amounts represent estimated possible payments under the CIP. Actual amounts paid under the CIP for 2009 are shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.” For more information on the performance metrics applicable to these awards, see “Compensation Discussion and Analysis — Details of Each Element of Compensation — Annual Incentive — Calpine Incentive Plan.”

Summary of Employment Agreements

Certain of the amounts shown on the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table are described in employment or letter agreements. The material terms of those agreements are summarized below:

Jack A. Fusco

President, Chief Executive Officer and Director

In connection with the appointment of Mr. Fusco as President and Chief Executive Officer, we entered into an employment agreement with him effective August 10, 2008, for a five-year term. Under the agreement, Mr. Fusco is entitled to an annual base salary of $1,000,000, subject to annual review and increase (but not decrease) from time to time by the Compensation Committee and an annual cash target performance bonus equal to 100% of annual base salary, with a maximum annual performance bonus opportunity of 200% of base salary.

Pursuant to the agreement, Mr. Fusco also was granted a sign-on option to purchase 5,394,000 shares of common stock, of which (i) 1,250,000 shares were granted pursuant to the Equity Plan and (ii) 4,144,000 shares were granted outside of the Equity Plan, but subject to the same terms and conditions as set forth in the Equity Plan. The option was granted in four tranches of 1,075,000, 1,271,000, 1,435,000 and 1,613,000 shares of common stock, with each tranche having a per share exercise price of $15.99, $19.19, $21.59 and $23.99, respectively. The option has a seven-year term and will vest ratably over a five-year period, 20% on each of the first, second, third, fourth and fifth anniversaries of the grant date. In the event that Mr. Fusco commits a willful and intentional act resulting in a material restatement of our earnings, the option will be subject to recoupment by us for a period of three years from the relevant vesting date (and any affected portion of the option that has not been exercised at the end of such three-year period will be forfeited). In addition, the agreement requires that Mr. Fusco hold shares equal to at least 50% of the after-tax proceeds of each option exercise until his employment with the Company terminates. In the event of a change in control of the Company, the vesting of the option will immediately accelerate and will be cashed out in accordance with the terms set forth in the agreement. In the event Mr. Fusco’s employment terminates by reason of disability or death, the option will vest in full and will remain exercisable for the remainder of the original term. Vesting of the option also accelerates if Mr. Fusco’s employment is terminated by us without cause or if Mr. Fusco resigns for good reason, in which case the portion of the option that is scheduled to vest over the 36 months immediately following the date of termination will vest and remain exercisable for a period of two years following such date (but in no event beyond the original term) and any remaining portion of the option will be forfeited as of the date of such termination. If Mr. Fusco is terminated for cause, he will forfeit any portion of the option that is outstanding, whether vested or unvested. If Mr. Fusco terminates employment without good reason, any unvested portion of the option will be forfeited and any vested portion will remain exercisable for a period of 90 days following such termination and will be forfeited thereafter.

The agreement provides that in the event Mr. Fusco is terminated by us without cause or if he resigns for good reason, in addition to the vesting of the sign-on option as described above, he will also be entitled to certain severance payments and benefits, including a prorated bonus for the year in which such termination occurs; a lump sum cash severance payment equal to two times the sum of (a) his highest base salary in the three years preceding termination and (b) his target bonus with respect to the year of termination; continuation of certain health and welfare benefits for a period of two years following the date of termination; and outplacement services for a period of up to 24 months following such termination. In the event Mr. Fusco’s employment terminates without cause or for good reason during the 24-month period following a change in control or within the six-month period following a potential change in control (provided a change in control occurs within nine months following the potential change in control), Mr. Fusco generally will be entitled to the same payments and benefits as set forth in the preceding sentence, except that the applicable severance multiplier will be three instead of two and the provision of health and welfare benefits and outplacement services will continue for a period of up to three years following such termination.

Mr. Fusco is also eligible for a gross-up payment in the event that any amounts under the agreement (or any other plan, program, policy or arrangement with the Company) become subject to the excise tax imposed by Section 4999 of the IRC.

The agreement also contains non-solicitation and non-competition restrictive covenants (each of which remains in effect during the term of employment and for 12 months following termination of employment); a non-disparagement clause; and trade secrets, work product and post-termination cooperation clauses.

To the extent applicable, the agreement is intended to comply with the provisions of Section 409A of the IRC. Notwithstanding the foregoing, in the event that any payments, benefits or distributions (or any acceleration of any payments, benefits or distributions) made or provided to Mr. Fusco become subject to the interest and additional tax imposed by IRC Section 409A(a)(1)(B), we will make a gross-up payment to Mr. Fusco on any such amounts.

Zamir Rauf

Executive Vice President, Chief Financial Officer

In connection with the appointment of Mr. Rauf as Executive Vice President and Chief Financial Officer, we entered into a letter agreement with Mr. Rauf effective December 11, 2008. Under the agreement, Mr. Rauf is entitled to a bi-weekly base salary of $18,269 (annualized at $475,000). In addition, Mr. Rauf is eligible to participate in the CIP, which provides for an annual cash target performance bonus equal to 90% of pro-rated annual base salary, with a maximum annual performance bonus opportunity of 200% of annual base salary. In December 2008, Mr. Rauf received, in accordance with his letter agreement, options to purchase 100,000 shares of common stock under the Equity Plan. These options have a ten-year term and vest ratably over a three-year period on the first, second and third anniversaries of the grant date.

W. Thaddeus Miller

Executive Vice President, Chief Legal Officer and Secretary

In connection with the appointment of Mr. Miller as Executive Vice President and Chief Legal Officer, we entered into an employment agreement with him effective August 12, 2008, for a five-year term. Under the agreement, Mr. Miller is entitled to an annual base salary of $700,000, subject to annual review and increase (but not decrease) from time to time by the Compensation Committee and an annual cash target performance bonus equal to 90% of annual base salary, with a maximum annual performance bonus opportunity of 200% of base salary.

Pursuant to the agreement, Mr. Miller also was granted a sign-on option to purchase 1,678,000 shares of common stock, of which (i) 1,250,000 shares were granted pursuant to the Equity Plan and (ii) 428,000 shares were granted outside of the Equity Plan, but subject to the same terms and conditions as set forth in the Equity Plan. The option was granted in four tranches of 345,000, 394,000, 443,000 and 496,000 shares of common stock, with each tranche having a per share exercise price of $16.60, $19.19, $21.59 and $23.99, respectively. The option has a seven-year term and will vest ratably over a five-year period, 20% on each of the first, second, third, fourth and fifth anniversaries of the grant date. In the event that Mr. Miller commits a willful and intentional act resulting in a material restatement of our earnings, the option will be subject to recoupment by us for a period of three years from the relevant vesting date (and any affected portion of the option that has not been exercised at the end of such three-year period will be forfeited). In addition, the agreement requires that Mr. Miller hold shares equal to at least 50% of the after-tax proceeds of each option exercise until his employment with the Company terminates. In the event of a change in control of the Company, the vesting of the option will immediately accelerate and will be cashed out in accordance with the terms set forth in the agreement. In the event Mr. Miller’s employment terminates by reason of disability or death, the option will vest in full and will remain exercisable for the remainder of the original term. Vesting of the option also accelerates if Mr. Miller’s employment is terminated by us without cause or if Mr. Miller resigns for good reason, in which case the portion of the option that is scheduled to vest over the 36 months immediately following the date of termination will vest and remain exercisable for a period of two years following such date (but in no event beyond the original term) and any remaining portion of the option will be forfeited as of the date of such termination. If Mr. Miller is terminated for cause, he will forfeit any portion of the option that is outstanding, whether vested or unvested. If Mr. Miller terminates employment without good reason, any unvested portion of the option will be forfeited and any vested portion will remain exercisable for a period of 90 days following such termination and will be forfeited thereafter.

The agreement provides that in the event Mr. Miller is terminated by us without cause or if he resigns for good reason, in addition to the vesting of the sign-on option as described above, he will also be entitled to certain severance payments and benefits, including a prorated bonus for the year in which such termination occurs; a lump sum cash severance payment equal to 1.5 times the sum of (a) his highest base salary in the three years preceding termination and (b) his target bonus with respect to the year of termination; continuation of certain health and welfare benefits for a period of 18 months following the date of termination; and outplacement services for a period of up to 18 months following such termination. In the event Mr. Miller’s employment terminates without cause or for good reason during the 24-month period following a change in control of the Company or within the six-month period following a potential change in control (provided a change in control occurs within nine months following the potential change in control), Mr. Miller generally will be entitled to the same payments and benefits as set forth in the preceding sentence, except that the applicable severance multiplier will be three instead of 1.5 and the provision of health and welfare benefits will continue for a period of up to three years following such termination. Mr. Miller is also eligible for a gross-up payment in the event that any amounts under the agreement (or any other plan, program, policy or arrangement with the Company) become subject to the excise tax imposed by Section 4999 of the IRC.

The agreement also contains non-solicitation and non-competition restrictive covenants (each of which remain in effect during the term of employment and for 12 months following termination of employment); a non-disparagement clause; and trade secrets, work product and post-termination cooperation clauses.

To the extent applicable, the agreement is intended to comply with the provisions of Section 409A of the IRC. Notwithstanding the foregoing, in the event that any payments, benefits or distributions (or any acceleration of any payments, benefits or distributions) made or provided to Mr. Miller become subject to the interest and additional tax imposed by IRC Section 409A(a)(1)(B), we will make a gross-up payment to Mr. Miller on any such amounts.

John B. Hill

Executive Vice President and Chief Commercial Officer

In connection with the appointment of Mr. Hill as Executive Vice President and Chief Commercial Officer, we entered into a letter agreement with him effective September 1, 2008. Under the letter agreement, which provides that Mr. Hill’s employment is “at will,” Mr. Hill is entitled to an annual base salary of $600,000, subject to annual review for increase at the discretion of the Compensation Committee and is eligible for an annual cash target performance bonus equal to 90% of annual base salary, with a maximum annual performance bonus opportunity of 200% of base salary.

Pursuant to the letter agreement, Mr. Hill also was granted a sign-on option to purchase 1,314,734 shares of common stock, of which (i) 1,250,000 shares were granted pursuant to the Equity Plan and (ii) 64,734 shares were granted outside of the Equity Plan, but are generally subject to the same terms and conditions as are set forth in the Equity Plan. The option was granted in four tranches of 262,083, 309,920, 349,705 and 393,026 shares of common stock, with such tranches having a per share exercise price of $18.00, $21.60, $24.30 and $27.00, respectively. The option has a seven year term and each tranche will vest ratably, subject to continued employment, on the first, second, third, fourth and fifth anniversaries of the grant date. If Mr. Hill commits a willful and intentional act resulting in a material restatement of our earnings, the proceeds of the option will be subject to recoupment by us for a period of three years from the relevant vesting date (and any affected portion of the option that has not been exercised at the end of such three-year period will be forfeited). In addition, the letter agreement requires that Mr. Hill hold shares equal to at least 50% of the after tax proceeds of each option exercise until his employment terminates. In the event of a change in control of the Company, vesting of the option will immediately accelerate and the option will be cashed out in accordance with the terms set forth in the stock option agreement. If Mr. Hill’s employment terminates by reason of disability or death, the option will vest in full and will remain exercisable for the remainder of the original term. Vesting of the option also accelerates if Mr. Hill’s employment is terminated by us without cause or if Mr. Hill resigns for good reason, in which case the portion of the option that is scheduled to vest over the 36 months immediately following the date of termination will vest and remain exercisable for a period of two years following such date (but in no event beyond the original term) and any remaining portion of the option will be forfeited as of the date of such termination. If Mr. Hill is terminated for cause, he will forfeit any portion of the option that is outstanding, whether vested or unvested. If Mr. Hill terminates employment without good reason, any unvested portion of the option will be forfeited and any vested portion will remain exercisable for a period of 90 days following such termination and will be forfeited thereafter.

The letter agreement provides that Mr. Hill will be designated as a Tier 3 participant in the Severance Plan, which is described in more detail below under “Potential Payments Upon Termination or Change in Control — Change in Control and Severance Benefits Plan.” Mr. Hill is also eligible for the additional severance benefits described under “Potential Payments Upon Termination or Change in Control — Summary of Employment Agreements — John B. Hill.”

Pursuant to the letter agreement, Mr. Hill has agreed to certain non-solicitation and non-competition restrictive covenants (which remain in effect during the term of employment and for 12 months following termination of employment); a non-disparagement clause; and trade secrets, work product and post-termination cooperation clauses.

To the extent applicable, the letter agreement is intended to comply with the provisions of Section 409A of the IRC.

Jim D. Deidiker

Senior Vice President and Chief Accounting Officer

In connection with the appointment of Mr. Deidiker as Senior Vice President and Chief Accounting Officer, we entered into a letter agreement with Mr. Deidiker effective January 6, 2009. Under the agreement, Mr. Deidiker is entitled to a bi-weekly salary of $13,077 (annualized at $340,000). In addition, Mr. Deidiker is eligible to participate in the CIP, which provides for an annual cash target performance bonus equal to 60% of pro-rated annual base salary. In January 2009, Mr. Deidiker received, in accordance with his letter agreement, options to purchase 50,000 shares of common stock. These options have a ten-year term and vest ratably over a three-year period on the first, second and third anniversaries of the grant date. Pursuant to his letter agreement, Mr. Deidiker will be eligible to participate in future equity grants beginning in 2010.

Outstanding Equity Awards at Fiscal Year-End

The following table shows the details concerning unexercised options, unvested stock and equity incentive plan awards outstanding as of December 31, 2009, for each named executive officer:

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stocks That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Name	Exercisable	Unexercisable
Jack A. Fusco	215,000	860,000	15.99	8/10/2015	(2)
	254,200	1,016,800	19.19	8/10/2015	(2)
	287,000	1,148,000	21.59	8/10/2015	(2)
	322,600	1,290,400	23.99	8/10/2015	(2)
	—	300,000	9.49	5/7/2019	(3)

Zamir Rauf	11,600	11,600	16.90	1/31/2018	(4)
	7,233	14,467	18.38	3/5/2018	(5)
	33,333	66,667	8.01	12/17/2018	(6)
						21,467	(5)	236,137

John B. Hill	52,416	209,667	18.00	9/1/2015	(7)
	61,984	247,936	21.60	9/1/2015	(7)
	69,941	279,764	24.30	9/1/2015	(7)
	78,605	314,421	27.00	9/1/2015	(7)
	—	100,000	9.49	5/7/2019	(3)

W. Thaddeus Miller	69,000	276,000	16.60	8/11/2015	(8)
	78,800	315,200	19.19	8/11/2015	(8)
	88,600	354,400	21.59	8/11/2015	(8)
	99,200	396,800	23.99	8/11/2015	(8)
	—	100,000	9.49	5/7/2019	(3)

Jim D. Deidiker	—	50,000	8.25	1/7/2019	(9)

(1)	Pursuant to SEC disclosure rules, the amount listed in this column represents the product of the closing market price of the Company’s stock of $11.00 as of December 31, 2009 multiplied by the number of shares of stock subject to the award.

(2)	Granted on August 10, 2008 and vests 20% annually from date of grant.

(3)	Granted on May 7, 2009 and vests 100% on the third anniversary of the date of grant.

(4)	Granted on January 31, 2008 and vests 50% every 18 months from date of grant.

(5)

Options granted March 5, 2008 and vesting 33 1/3% annually from January 31, 2008. Restricted stock award includes 3,267 shares granted on March 5, 2008, vesting 33 1/3% annually from January 31, 2008, and 18,200 shares granted on February 6, 2008, vesting 50% every 18 months from date of grant.

(6)	Granted on December 17, 2008 and vests 33 1/3% annually from date of grant.

(7)	Granted on September 1, 2008 and vests 20% annually from date of grant.

(8)	Granted on August 11, 2008 and vests 20% annually from date of grant.

(9)	Granted on January 7, 2009 and vests 33 1/3% annually from date of grant.

Option Exercises and Stock Vested

The following table provides information concerning vesting of stock awards, including restricted stock, restricted stock units and similar instruments, during 2009 for each named executive officer:

Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jack A. Fusco	—	—
Zamir Rauf	19,833	248,701
John B. Hill	—	—
W. Thaddeus Miller	—	—
Jim D. Deidiker	—	—

Potential Payments Upon Termination or Change in Control

Effective January 31, 2008, we adopted our Severance Plan (the “Severance Plan”), which provides eligible employees, including executive officers, whose employment is involuntarily terminated by us without cause, by the employee with good reason, or in connection with a change in control, with certain severance benefits, including a lump sum payment based upon (i) the employee’s position and (ii) base salary and target bonus. In addition, each of Messrs. Fusco, Miller and Hill have agreements with us that provide for certain severance benefits as described below. The amount of compensation payable to each named executive officer in the event of a termination of employment, or a change in control, on December 31, 2009, is described below under “— Quantification of Potential Payments Upon Termination or Change in Control.”

Change in Control and Severance Benefits Plan

Under the Severance Plan, employees who are Senior Vice Presidents or above are eligible for benefits, which differ depending upon (i) the tier assigned to the employee; and (ii) whether a change in control or termination of employment occurs. As of December 31, 2009, Messrs. Rauf and Hill participated as Tier 3 participants, and Mr. Deidiker participated as a Tier 4 participant, in the Severance Plan. Any severance benefits for which Messrs. Fusco and Miller may be eligible would be provided under their respective employment agreements and not under the Severance Plan.

Severance and Benefits in Connection with a Change in Control. With respect to each participant in the Severance Plan, upon the occurrence of a change in control, notwithstanding the provisions of any other benefit plan or agreement:

•	each outstanding option held by a participant shall become automatically vested and exercisable;

•

options outstanding as of January 31, 2008, shall remain exercisable by such participant until the later of the 15th day of the third month following the date at which, or December 31 of the calendar year in which, the option would have otherwise expired, but in no event beyond the original term of such option;

•

options granted after January 31, 2008, shall remain exercisable by such participant for a period of (i) three years in the case of a Tier 1 participant, (ii) two years in the case of a Tier 2 participant or (iii) one year in the case of a Tier 3 participant, beyond the date at which the option would have otherwise expired, but in no event beyond the original term of such option; and

•

the vesting restrictions on all other awards relating to common stock (including but not limited to restricted stock, restricted stock units and stock appreciation rights) held by a participant shall immediately lapse and in the case of restricted stock units and stock appreciation rights shall become immediately payable.

In the event that a participant’s employment is terminated within 24 months following a change in control or within three months following a potential change in control (provided that a change in control occurs within six months following such potential change in control) and upon the occurrence of (i) a Tier 1 participant’s termination of employment for any reason other than by us for cause or (ii) the termination of a Tier 2, Tier 3 or Tier 4 participant’s employment by us without cause, or by such participant for good reason, then such participant (or his or her beneficiary) is entitled to receive, subject to certain conditions outlined in the Severance Plan:

•

a lump sum payment within 60 days following termination in an amount equal to 2.99 times (in the case of a Tier 1, Tier 2 or Tier 3 participant) or 1.99 times (in the case of a Tier 4 participant) the sum of (a) the participant’s highest annual salary in the three years preceding the termination and (b) the participant’s target bonus for the year of termination or for the year in which the change in control occurred, whichever is larger; plus

•

a lump sum payment for all “accrued obligations,” defined as all unused vacation time and all accrued but unpaid compensation earned by such participant as of the termination date, to be paid as soon as practicable following the termination date; and

•

continued coverage for the participant and his or her dependents under all health care, medical and dental insurance plans and programs (excluding disability) maintained by us under which the participant was covered immediately prior to his or her termination date, to be provided (concurrently with any health care benefit required under COBRA), in the case of a Tier 1, Tier 2 or Tier 3 participant, for a period of 36 months following termination, and, in the case of a Tier 4 participant, for a period of 24 months following termination, at the same cost sharing between us and such participant as applies to a similarly situated active employee.

Severance and Benefits Not in Connection with a Change in Control. In the event that a participant’s employment is terminated by the participant for good reason or by us without cause, and not in connection with a change in control, as described above, then such participant (or his or her beneficiary) is entitled to receive, subject to certain conditions outlined in the Severance Plan:

•

In the case of a Tier 1 participant, (i) a lump sum payment within 60 days following termination in an amount equal to 2.0 times the sum of (a) the participant’s highest annual salary in the three years preceding termination and (b) the participant’s highest target bonus for the year of termination; plus (ii) payment of all accrued obligations as soon as practicable following the termination date;

•

In the case of a Tier 2 or Tier 3 participant, (i) a lump sum payment within 60 days following termination in an amount equal to 1.5 times the sum of (a) the participant’s highest annual salary in the three years preceding termination and (b) the participant’s highest target bonus for the year of termination; plus (ii) payment of all accrued obligations as soon as practicable following the termination date; and

•

In the case of a Tier 4 participant, (i) a lump sum payment within 60 days following termination in an amount equal to the sum of (a) the participant’s highest annual salary in the three years preceding termination and (b) the participant’s highest target bonus for the year of termination; plus (ii) payment of all accrued obligations as soon as practicable following the termination date.

In addition to the above, for a period of 24 months (Tier 1), 18 months (Tier 2 and Tier 3) or 12 months (Tier 4), following the termination date, the participant and his or her dependents shall receive continued health care benefits at the same cost sharing between us and such participant as a similarly situated active employee, to be provided concurrently with any health care benefit required under COBRA.

Provisions Applicable Whether or Not Termination is in Connection with a Change in Control. In addition, participants entitled to benefits in connection with a severance or change in control are also entitled to receive outplacement benefits at our expense beginning on such participant’s termination date for a period of 24 months (Tier 1), 18 months (Tier 2 and Tier 3) or 12 months (Tier 4).

As a condition to receiving benefits under the Severance Plan, participants will be subject to certain conditions, including entering into non-solicitation, non-disclosure, non-disparagement and release agreements with us.

If any benefit or payment to a Tier 1, Tier 2, or Tier 3 participant (whether paid or payable or distributed or distributable pursuant to the terms of the Severance Plan or otherwise, including any acceleration of vesting or payment) is determined to be subject to the excise tax imposed by Section 4999 of the IRC or any interest or penalties are incurred by such participant with respect to such excise tax, then such participant will be entitled to receive an additional “gross-up payment” in an amount such that the net amount of such additional payment retained by the participant, after payment of all federal, state and local income and employment taxes, shall be equal to the excise tax imposed. A Tier 4 participant is not entitled to receive a gross-up payment under the Severance Plan, and any severance payments to a Tier 4 participant shall be reduced to the extent necessary so that no portion of the severance payments is subject to the excise tax, but only if the net after-tax payments as so reduced are at least equal to the unreduced payments that the Tier 4 participant would have received after payment of all taxes, including the excise tax.

If any participant is a “specified employee” under Section 409A of the IRC, any benefits to be paid or received under the Severance Plan are to be delayed in accordance with the IRC. No new participants were added to Tier 1, Tier 2, or Tier 3 in 2009.

Termination Provisions of Employment Agreements

Jack A. Fusco

Pursuant to our agreement with Mr. Fusco, described further above under “—Summary of Employment Agreements,” if Mr. Fusco is terminated by us without cause or if he resigns for good reason, he will be entitled to certain severance payments and benefits, as follows:

•	a prorated bonus for the year in which such termination occurs;

•	a lump sum cash severance payment equal to two times the sum of (a) his highest base salary in the three years preceding termination and (b) his target bonus with respect to the year of termination;

•	continuation of certain health and welfare benefits for a period of two years following the date of termination; and

•	outplacement services for a period of up to 24 months following such termination.

In the event Mr. Fusco’s employment terminates without cause or for good reason during the 24-month period following a change in control or within the six-month period following a potential change in control (provided a change in control occurs within nine months following the potential change in control), Mr. Fusco generally will be entitled to the same payments and benefits as set forth above, except that the applicable severance multiplier will be three instead of two and the provision of health and welfare benefits and outplacement services will continue for a period of up to three years following such termination.

Mr. Fusco is also eligible for a gross-up payment in the event that any of such amounts become subject to the excise tax imposed by Section 4999 of the IRC.

In addition, with respect to the sign-on option granted to Mr. Fusco:

•	in the event of a change in control of the Company, the vesting of the option will immediately accelerate and will be cashed out in accordance with the terms set forth in the agreement;

•	if Mr. Fusco’s employment terminates by reason of disability or death, the option will vest in full and will remain exercisable for the remainder of the original term;

•

if Mr. Fusco’s employment is terminated by us without cause or if Mr. Fusco resigns for good reason, the portion of the option that is scheduled to vest over the 36 months immediately following the date of termination will vest and remain exercisable for a period of two years following such date (but in no event beyond the original term) and any remaining portion of the option will be forfeited as of the date of such termination;

•	if Mr. Fusco is terminated for cause, he will forfeit any portion of the option that is outstanding, whether vested or unvested; and

•

if Mr. Fusco terminates employment without good reason, any unvested portion of the option will be forfeited and any vested portion will remain exercisable for a period of 90 days following such termination and will be forfeited thereafter.

W. Thaddeus Miller

Pursuant to our agreement with Mr. Miller, described further above under “—Summary of Employment Agreements,” if Mr. Miller is terminated by us without cause or if he resigns for good reason, he will be entitled to certain severance payments and benefits, as follows:

•	a prorated bonus for the year in which such termination occurs;

•	a lump sum cash severance payment equal to 1.5 times the sum of (a) his highest base salary in the three years preceding termination and (b) his target bonus with respect to the year of termination;

•	continuation of certain health and welfare benefits for a period of 18 months following the date of termination; and

•	outplacement services for a period of up to 18 months following such termination.

In the event Mr. Miller’s employment terminates without cause or for good reason during the 24-month period following a change in control or within the six-month period following a potential change in control (provided a change in control occurs within nine months following the potential change in control), Mr. Miller generally will be entitled to the same payments and benefits as set forth above, except that the applicable severance multiplier will be three instead of 1.5 and the provision of health and welfare benefits and outplacement services will continue for a period of up to three years following such termination.

Mr. Miller is also eligible for a gross-up payment in the event that any of such amounts become subject to the excise tax imposed by Section 4999 of the IRC.

In addition, with respect to the sign-on option granted to Mr. Miller:

•	in the event of a change in control of the Company, the vesting of the option will immediately accelerate and will be cashed out in accordance with the terms set forth in the agreement;

•	if Mr. Miller’s employment terminates by reason of disability or death, the option will vest in full and will remain exercisable for the remainder of the original term;

•

if Mr. Miller’s employment is terminated by us without cause or if Mr. Miller resigns for good reason, the portion of the option that is scheduled to vest over the 36 months immediately following the date of termination will vest and remain exercisable for a period of two years following such date (but in no event beyond the original term) and any remaining portion of the option will be forfeited as of the date of such termination;

•	if Mr. Miller is terminated for cause, he will forfeit any portion of the option that is outstanding, whether vested or unvested; and

•

if Mr. Miller terminates employment without good reason, any unvested portion of the option will be forfeited and any vested portion will remain exercisable for a period of 90 days following such termination and will be forfeited thereafter.

John B. Hill

Pursuant to the letter agreement dated September 1, 2008, between us and Mr. Hill, Mr. Hill has been designated as a Tier 3 participant in the Severance Plan. In addition to the payments and benefits under the Severance Plan, as described above, the letter agreement provides that Mr. Hill will also be entitled to a prorated bonus for the year in which his employment is terminated without cause or he resigns for good reason and, with respect to the sign-on option granted to Mr. Hill:

•	in the event of a change in control of the Company, the vesting of the option will immediately accelerate and will be cashed out in accordance with the terms set forth in the agreement;

•	if Mr. Hill’s employment terminates by reason of disability or death, the option will vest in full and will remain exercisable for the remainder of the original term;

•

if Mr. Hill’s employment is terminated by us without cause or if Mr. Hill resigns for good reason, the portion of the option that is scheduled to vest over the 36 months immediately following the date of termination will vest and remain exercisable for a period of two years following such date (but in no event beyond the original term) and any remaining portion of the option will be forfeited as of the date of such termination;

•	if Mr. Hill is terminated for cause, he will forfeit any portion of the option that is outstanding, whether vested or unvested; and

•

if Mr. Hill terminates employment without good reason, any unvested portion of the option will be forfeited and any vested portion will remain exercisable for a period of 90 days following such termination and will be forfeited thereafter.

Effect of Termination Events or Change in Control on Unvested Equity Awards

The majority of the equity awards granted to our named executive officers through December 31, 2009, were granted under the Equity Plan. Unvested options issued under the Equity Plan terminate upon termination of employment and optionees generally have three months following termination of employment to exercise their vested options (unless the option terminates earlier pursuant to its terms). Unless otherwise set forth in an award agreement, unvested restricted stock is forfeited upon a termination of employment. Unvested options and restricted stock fully vest upon a change in control. Amounts payable to each of our executive officers based on a termination event or a change in control are set forth below under “—Quantification of Potential Payments Upon Termination or Change in Control.”

Quantification of Potential Payments Upon Termination or Change in Control

The following table sets forth the details of the estimated payments and benefits that would be provided to each named executive officer in the event that the executive’s employment with us is terminated for any reason, including a termination for cause, resignation or retirement, a constructive termination, a termination without cause, death and termination in connection with a change in control, or in the event of a change in control without termination. The amounts included in the tables are based on the following:

•	A termination or a change in control event effective as of December 31, 2009;

•	The value of our common stock of $11.00 per share, based on the closing price of our common stock on the NYSE on December 31, 2009, the last trading day in 2009; and

•	“Cash Compensation” includes payments of salary, bonus, severance or death benefit amounts payable in the applicable scenario.

The actual amounts that would be payable in these circumstances can only be determined at the time of the executive’s termination or a change in control and accordingly, may differ from the amounts set forth in the tables below. Although we may not have any contractual obligation to make a cash payment or provide other benefits to any named executive officer in the event of his death, long-term disability or upon the occurrence of any other event, a cash payment may be made or other benefit may be provided at our discretion.

Named Executive Officer	By Company for Cause ($)	By Company Without Cause ($)	By Executive with Good Reason ($)	Termination In Connection with Change in Control ($)	Death ($)
Jack A. Fusco
Cash Compensation(1)	—	4,120,000	4,120,000	6,180,000	—
Health and Welfare Benefits(2)	—	40,104	40,104	60,156	70,182
Outplacement(2)	—	55,000	55,000	55,000	—
Unvested Options(3)	—	453,000	453,000	453,000	453,000
Stock Awards(4)	—	—	—	—	—
Tax Gross-Up(5)	—	—	—	2,158,005	—

TOTAL	—	4,668,104	4,668,104	8,906,161	523,182

Zamir Rauf
Cash Compensation(1)	—	1,353,750	1,353,750	2,698,475	—
Health and Welfare Benefits(2)	—	30,078	30,078	60,156	—
Outplacement(2)	—	50,000	50,000	50,000	—
Unvested Options(3)	—	199,334	199,334	199,334	199,334
Stock Awards(4)	—	236,137	236,137	236,137	236,137
Tax Gross-Up(5)	—	—	—	976,820	—

TOTAL	—	1,869,299	1,869,299	4,220,922	435,471

John B. Hill
Cash Compensation(1)	—	1,781,250	1,781,250	3,550,625	—
Health and Welfare Benefits(2)	—	30,078	30,078	60,156	30,078
Outplacement(2)	—	50,000	50,000	50,000	—
Unvested Options(3)	—	151,000	151,000	151,000	151,000
Stock Awards(4)	—	—	—	—	—
Tax Gross-Up(5)	—	—	—	—	—

TOTAL	—	2,012,328	2,012,328	3,811,781	181,078

W. Thaddeus Miller
Cash Compensation(1)	—	2,066,250	2,066,250	4,132,500	—
Health and Welfare Benefits(2)	—	30,078	30,078	60,156	70,182
Outplacement(2)	—	50,000	50,000	50,000	—
Unvested Options(3)	—	151,000	151,000	151,000	151,000
Stock Awards(4)	—	—	—	—	—
Tax Gross-Up(5)	—	—	—	1,583,833	—

TOTAL	—	2,297,328	2,297,328	5,977,489	221,182

Jim D. Deidiker
Cash Compensation(1)	—	544,000	544,000	1,082,560	—
Health and Welfare Benefits(2)	—	20,052	20,052	40,104	—
Outplacement(2)	—	40,000	40,000	40,000	—
Unvested Options(3)	—	137,500	137,500	137,500	137,500
Stock Awards(4)	—	—	—	—	—
Tax Gross-Up(5)	—	—	—	—	—

TOTAL	—	741,552	741,552	1,300,164	137,500

(1)	Amounts represented assume that no executive received payment from any displacement program, supplemental unemployment plan or other separation benefit which would decrease the amount of the above payments, where applicable. The amounts would be paid as a lump sum but have been calculated without any present-value discount and assuming that base pay would continue at 2009 rates.

(2)	Using generally accepted accounting principles for purposes of the Company’s financial statements, continued health and welfare benefits were valued at the amount of $1,671 per month (for family coverage) which applied to all executives. Outplacement services were valued at $40,000 for 12 months of coverage, $50,000 for 18 months of coverage and $55,000 for 24 and 36 months of coverage.

(3)	The value of option awards represents the difference between the closing price of our common stock on December 31, 2009 ($11.00) and the exercise price of all unvested options that would vest upon the triggering event. As shown in the “Outstanding Equity Awards at Fiscal Year-End” table, many of the options that would be subject to accelerated vesting upon one of the triggering events noted above had exercise prices in excess of the closing price of the stock on the relevant date and, therefore, no executive would have recognized any gain with respect to those accelerated options upon any triggering event. In the event of a change in control all unvested options will immediately vest in full, whether or not the executive’s employment terminates.

(4)	The value of stock awards represents the value at December 31, 2009 of all shares of restricted stock that on that date were subject to service-based restrictions, which restrictions lapse upon a change in control, whether or not the executive’s employment terminates.

(5)	The gross-up payment is an additional amount that we are required to pay to each executive in order to make the executive whole for federal excise taxes imposed on the executive as a result of the executive’s receipt of payments that are contingent upon a change in control, as well as the payment of all federal and state income and excise taxes imposed on the gross-up payment. In determining the actual excise tax and gross-up amount, a portion of the value of the payments to be made to the executive may be allocated to a non-compete agreement with the executive. Such an allocation may result in a reduction of the amount of the applicable excise tax. For purposes of this table, the value allocated to the non-compete agreements with the named executive officers is based upon annual base salary and bonus. In the event of an actual change in control, an alternative approach to determine the value to allocate to the non-compete agreement may be used, which could include an independent market value analysis of these non-compete agreements. In addition, amounts representing any pro rata bonuses payable to the named executive officers in the year of termination have not been included in determining the estimated excise tax because we have been advised that it is customary for such regular and recurring bonus payments to be excluded from the calculation of excise tax under Section 280G and Section 4999 of the IRC.

Compensation and Risk

Our risk management committee regularly conducts risk assessments to determine the extent, if any, to which our compensation practices and programs may create incentives for excessive risk-taking. The Chief Risk Officer presents the findings of such risk assessments to the full Board of Directors. Based on these reviews, we believe that for the substantial majority of our employees the incentive for risk taking is low, because their compensation consists largely of fixed cash salary and a cash bonus that has a capped payout. Furthermore, the majority of these employees do not have the authority to take action on our behalf that could expose us to significant business risks.

As part of its assessment, the risk management committee reviewed the compensation program for employees that engage in certain hedging and optimization activities. While these employees have increased compensation risk because a part of their compensation is linked to the profitability of these activities, the risk management committee concluded that the business risk from these activities is not significant because these employees’ activities are subject to controls that limit excessive risk-taking, such as volumetric and value-at-risk limits that are monitored and enforced on a daily basis by our Chief Risk Officer.

The risk management committee also reviewed the cash and equity incentive programs for senior executives and concluded that certain aspects of the programs actually reduce the likelihood of excessive risk taking. These aspects include the use of long-term equity awards to create incentives for senior executives to work for long-term growth of the Company, including limited claw-back provisions contained in employment agreements or letter agreement, as applicable, for Messrs. Fusco, Miller and Hill, limiting the incentive to take excessive risk for short-term gains by imposing caps on CIP bonuses, requiring compliance with our Code of Conduct and giving the Compensation Committee the power to reduce discretionary bonuses.

For these reasons, we do not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us.

Securities Authorized for Issuance Under Equity Compensation Plans

See “Compensation Discussion and Analysis — Details of Each Element of Compensation — Annual Incentive — Calpine Incentive Plan” for a discussion of the equity incentive plans adopted in 2008.

Equity Compensation Plans Table

The following table shows information relating to the number of shares authorized for issuance under our equity compensation plans as of December 31, 2009.

December 31,2009	Securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans
Approved by shareholders	8,675,421	(1)	$17.43	3,273,207	(2)
Not approved by shareholders	4,636,734	(3)	$22.16	—	(4)

Total	13,312,155	(5)	$19.08	3,273,207

(1)	Represents shares issuable upon exercise of options outstanding under the Equity Plan to purchase 8,595,785 shares and upon the settlement of outstanding restricted stock units under the Equity Plan and the Director Plan with respect to 79,636 shares; however, does not include issued restricted shares, which are subject to vesting.

(2)	Represents available shares for future issuance of 60,149 shares under the Director Plan and 3,213,058 shares under the Equity Plan.

(3)	Represents 4,144,000 shares issuable under the Calpine Corporation Executive Sign-On Non-Qualified Stock Option Agreement with Jack A. Fusco, 428,000 shares issuable under the Calpine Corporation Executive Sign On Non-Qualified Stock Option Agreement with W. Thaddeus Miller and 64,734 shares issuable under the Calpine Corporation Executive Sign On Non-Qualified Stock Option Agreement with John B. Hill.

(4)	There are no shares available for future grant.

(5)	The weighted average term for the expiration of stock options is 6.6 years.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

See “Executive Compensation — Summary of Employment Agreements” for a description of employment agreements between us and certain of the named executive officers.

During 2009, there were no transactions to be disclosed in which we were a participant and the amount involved exceeded $120,000 and in which any related person, including our executives and directors, had or will have a direct or indirect material interest.

See “Corporate Governance Matters — Business Relationships and Related Party Transactions Policy” for a discussion of our policies and procedures related to conflicts of interest.

Director Independence. See “Corporate Governance Matters — Director Independence.”

PROPOSAL 2

RATIFICATION OF THE SELECTION OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PWC as our independent registered public accounting firm for the year ending December 31, 2010. We have been advised by PWC that it is an independent registered public accounting firm with the PCAOB, and complies with the auditing, quality control and independence standards and rules of the PCAOB.

We expect that representatives of PWC will be present at the Annual Meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire.

While the Audit Committee retains PWC as our independent registered public accounting firm, the Board of Directors is submitting the selection of PWC to the shareholders for ratification upon the recommendation to do so by the Audit Committee.

Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted for the ratification of the selection of PWC as our independent registered public accounting firm for the year ending December 31, 2010. If the selection of PWC is not ratified by the shareholders, the Audit Committee will reconsider the matter. Even if the selection of PWC is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in our best interests.

Audit and Non-Audit Fees

The following table presents fees for professional services rendered by PWC for the years ended December 31, 2009 and 2008, respectively, and fees billed for other services rendered by PWC during those periods.

	2009	2008
	(in millions)
Audit fees(1)	$8.9	$11.0
Audit-related fees	—	—
Tax fees(2)	—	—
All other fees(3)	0.5	0.2

Total	$9.4	$11.2

(1)	Audit fees consisted of approximately $6.6 million and $8.4 million for the audits and quarterly reviews of our consolidated financial statements, registration statements and offerings for Calpine Corporation for 2009 and 2008, respectively, and fees of approximately $2.3 million and $2.6 million for 2009 and 2008, respectively, billed for performing audits and reviews of certain of our subsidiaries. The audit fees for 2008 have been revised from the amounts reported in our 2009 proxy statement to reflect final billings.

(2)	PWC did not provide us with any tax compliance and tax consulting services for the years ended December 31, 2009 and 2008.

(3)	Other services, which were pre-approved by the Audit Committee, related to an assessment of the Company’s month end close process and related recommendations for management’s consideration in an effort to achieve efficiency, cost-effectiveness and improved quality as they relate to the accounting function.

Audit Committee Pre-Approval Policies and Procedures

All audit and non-audit services provided by our independent registered public accounting firm must be pre-approved by our Audit Committee. Any service proposals submitted by our independent registered public accounting firm need to be discussed and approved by the Audit Committee during its meetings, which take place at least four times a year. Once a proposed service is approved, we or our subsidiaries formalize the engagement of the service. The approval of any audit and non-audit services to be provided by our independent registered public accounting firm is specified in the minutes of our Audit Committee meetings. In addition, the members of our Board of Directors are briefed on matters discussed by the different Committees of our Board.

The Board of Directors recommends that you vote “FOR” approval of PWC as our independent registered public accounting firm for the year ending December 31, 2010.

PROPOSAL 3

PROPOSAL TO APPROVE THE AMENDMENT OF THE

2008 DIRECTOR INCENTIVE PLAN TO INCREASE

THE NUMBER OF SHARES AVAILABLE UNDER THE PLAN

AND EXTEND THE TERM OF THE PLAN

We provide annual grants of restricted stock and/or restricted stock units under the 2008 Director Incentive Plan (the “Director Plan”) to directors who are not employees of the Company (“Outside Directors”). The Director Plan became effective on January 31, 2008, the effective date of our joint plan of reorganization pursuant to Chapter 11 of the U.S. bankruptcy code.

The number of shares of common stock reserved for issuance under the Director Plan is 167,000 shares. As of March 10, 2010, there were 60,149 shares of common stock remaining available for future awards under the Director Plan. Furthermore, annual grants under the Director Plan will no longer be made after the 2013 annual meeting of shareholders.

To enable us to continue to grant stock awards at appropriate levels to eligible directors, after a review of the Director Plan and our director compensation policies by the Board, with the assistance of the Compensation Committee’s compensation consultant, the Board determined that it is in our best interests and the best interests of our stockholders to (a) increase the number of shares of common stock reserved for issuance under the Director Plan, (b) apply a 1.3 for 1 share counting rule for new awards and (c) extend the term of the Director Plan. Accordingly, on February 25, 2010, the Board adopted an amendment to the Director Plan, subject to the approval of our stockholders, to (1) increase the number of shares of common stock that may be issued under the Director Plan by 400,000 shares and (2) extend the term during which awards may be granted under the Director Plan until the tenth anniversary of the effective date of the Director Plan (subject to earlier termination of the Director Plan by the Board or acquisition of all shares reserved for issuance under the Director Plan through the issuance of awards). If the stockholders approve the proposal to increase the number of shares available under the Director Plan, the Director Plan will also be amended to provide that each share subject to an award granted under the Director Plan on or after the date of this annual meeting of shareholders will reduce such number of shares that may be issued under the Director Plan by 1.3 shares. If approved by the stockholders, the aggregate number of shares of common stock reserved for issuance under the Director Plan would be increased from 167,000 shares to 567,000 shares, the number of shares of common stock that would remain available for future grants under the Director Plan would be increased from 60,149 shares to 460,149 shares and no awards could be granted under the Director Plan later than January 31, 2018.

If this proposal is approved:

(1)	the first sentence of Section 4(a) of the Director Plan would be amended in its entirety to read as follows:

“Subject to the adjustment provisions of Section 9, the aggregate number of shares of Common Stock for which Awards may be granted under the Plan shall not exceed 567,000; provided, however, that for purposes of awards granted under the Plan on or after the date of the Annual Meeting of the Stockholders in calendar year 2010, each share subject to a Restricted Stock, Restricted Stock Unit or Dividend Equivalent award granted under the Plan shall reduce such aggregate number of shares by one and three-tenths (1.3) shares.” and

(2)	Section 18 of the Director Plan would be amended to read as follows:

“TERMINATION OR SUSPENSION OF THE PLAN. No Award shall be granted under the Plan after the earliest of (a) the date of the tenth anniversary of the Effective Date, (b) such time as all shares of Common Stock reserved for issuance under the Plan have been acquired through the issuance of Awards granted under the Plan, or (c) such earlier time as the Board may determine. Awards granted under the Plan at the time of its termination shall continue in effect in accordance with their terms and conditions and those of the Plan.”

Description of the 2008 Director Incentive Plan

The principal features of the Director Plan, as amended, as described above, are summarized in this proxy statement. Stockholders should read the Director Plan for a full statement of its legal terms and conditions. Annex A attached to this proxy statement contains the full text of the Director Plan as proposed to be amended.

Purpose. The purpose of the Director Plan is to promote our long-term growth and profitability by (a) providing Outside Directors with incentives to maximize shareholder value and otherwise contribute to our success and (b) enabling us to attract, retain and reward the best available Outside Directors as may be needed for the continued improvement of our business.

Administration. The Board administers the Director Plan. The Board’s interpretation and construction of any provision of the Director Plan or any award is final, conclusive and binding on all parties.

Shares Subject to the Director Plan. The aggregate number of shares of common stock for which awards may be granted under the amended Director Plan will not exceed 567,000 (an increase of 400,000 shares over the aggregate 167,000 shares currently available under the Director Plan), subject to adjustment for certain changes in our capital structure (described below under “Adjustments”). Each share subject to an award granted under the Director Plan on or after the date of this annual meeting of shareholders will reduce the aggregate number of shares for which awards may be granted under the Director Plan by 1.3 shares. The shares of common stock that may be issued under the Director Plan are either authorized and unissued shares or previously issued shares that have been reacquired by us and are held as treasury stock. Any shares subject to an award that is cancelled or repurchased by the Company will again be available for grant under the Director Plan (on a one-for-one basis or, for awards granted on or after the date of this annual meeting, based on the 1.3 for 1 share counting rule described above). On March 10, 2010, the closing price of our common stock on the NYSE was $11.86.

Annual Awards. The Director Plan provides, unless otherwise determined by the Board prior to a grant date, (1) Outside Directors with annual grants of shares of restricted stock or restricted stock units (“RSUs”) as of the date of each annual meeting of stockholders equal to $85,000 divided by the fair market value per share of the common stock on the grant date, and (2) the Chairman of the Board (provided he or she is an Outside Director) with an additional annual grant of restricted stock or RSUs as of the date of each annual meeting of shareholders, beginning with the 2011 annual meeting, equal to $50,000 divided by the fair market value per share of the common stock on the grant date. The fair market value of a share of common stock on a given date, for purposes of the Director Plan, is generally the closing price per share of the common stock on any national securities exchange on such date. If there are not enough shares remaining under the Director Plan to fully satisfy all such annual awards, then each Outside Director’s annual award is proportionately reduced, unless the Director Plan’s share reserve is sufficiently increased.

Terms of Restricted Stock and RSU Awards. An Outside Director who receives an award of restricted stock under the Director Plan will generally have the rights and privileges of a stockholder as to such restricted stock, including the right to vote such restricted stock, but such restricted stock will be subject to restrictions set forth in the award agreement and the Director Plan, including vesting and forfeiture conditions and any restrictions on transfer of such restricted stock. At the discretion of the Board, cash dividends and stock dividends with respect to the restricted stock may be either currently paid to the Outside Director or withheld by us (and credited with interest, if determined by the Board) until such time as the restrictions on the related restricted stock lapse (and will be forfeited if such restricted stock is forfeited). An RSU represents the right to receive a specified number of shares of common stock after vesting and other requirements set forth in the award agreement and the Director Plan are met. Each RSU may, in the Board’s discretion, be credited with any cash and stock dividends paid with respect to one share of common stock. Such dividend equivalents may either be paid currently to the grantee or withheld by us (and credited with interest, if determined by the Board) until settlement of the RSU (and will be forfeited if the RSU is forfeited). Dividends or dividend equivalents withheld by us may be paid in cash or common stock having an equivalent fair market value.

Vesting and Forfeiture. All shares of restricted stock and RSUs awarded under the Director Plan vest on the earlier to occur of: (1) the first anniversary of the grant date or (2) the day immediately preceding the annual meeting of the shareholders that immediately follows the grant date, unless the Board determines that such vesting will occur on a later date. All shares of restricted stock and RSUs granted under the Director Plan fully vest upon an Outside Director’s death or disability. Except as otherwise provided by the Board, upon termination of an Outside Director’s service with us before his or her award vests, all shares of restricted stock or RSUs subject to such award are forfeited.

Adjustments. In the event that the number or class of outstanding shares of common stock is changed by reason of split-ups, combinations, mergers, consolidations, recapitalizations or stock dividends, the number of shares available for grant and awards under the Director Plan, both in the aggregate and as to any individual, will be adjusted to reflect such change, all as determined by the Board. In the event of any other change in the number or kind of outstanding shares of common stock, or of any stock or other securities into which such common stock shall have been changed, or for which it shall have been exchanged, if the Board determines that such change equitably requires an adjustment to awards that have been or may be granted under the Director Plan, such adjustment will be made in accordance with such determination.

Unless otherwise provided by any award agreement, in the event (i) of a change in control, (ii) we merge or are consolidated with another entity and in connection therewith consideration other than equity is provided to our stockholders or outstanding awards are not to be assumed by the resulting entity, (iii) all or substantially all of our assets are acquired by another person or entity, (iv) we are reorganized or liquidated, or (v) we enter into a written agreement to undergo a transaction specified in clause (ii), (iii) or (iv) above, the Board may, upon advance notice to the affected person, cancel any outstanding awards and cause the holders thereof to be paid in cash, stock or other property (or any combination thereof) the value of such award based on a price per share of common stock received or to be received by other stockholders of the Company in such event.

Change in Control. All restricted stock and RSU awards outstanding under the Director Plan will become immediately vested upon a change in control of the Company (as defined in the Director Plan).

Modification or Termination of the Director Plan and Awards. In general, the Board can terminate, modify or amend the Director Plan in its discretion (at any time and with or without retroactive effect) without approval of our stockholders or any other person, except that no amendment will become effective unless approved by our stockholders to the extent stockholder approval is necessary to satisfy any applicable law or securities exchange listing requirements. However, no amendment to or termination of the Director Plan may affect adversely any of the rights of any Outside Director, without such Outside Director’s written consent. The Board may, at any time, amend the terms of an outstanding award, except that no such amendment may impair the rights under any award without the written consent of the affected Outside Director.

Duration of the Director Plan. No award will be granted under the Director Plan after the earliest of: (a) January 31, 2018, which is the tenth anniversary of the effective date of the Director Plan, (b) such time as all shares of common stock reserved for issuance under the Director Plan have been acquired through the issuance of awards granted under the Director Plan, or (c) such earlier time as the Board may determine. Awards granted under the Director Plan at the time of its termination continue in effect in accordance with their terms and conditions and those of the Director Plan.

Tax Withholding Obligations. We may deduct from payments due to the holder of an award under the Director Plan any taxes required by law to be withheld or paid with respect to the vesting or issuance of any shares under the Director Plan.

Certain Federal Income Tax Consequences of the Director Plan

The following is a brief and general summary of certain federal income tax consequences applicable to transactions under the Director Plan. The consequences of transactions depend on a variety of factors, including an Outside Director’s tax status.

An Outside Director will not recognize any taxable income upon the award of restricted stock that is not transferable and is subject to a substantial risk of forfeiture, unless the Outside Director has made an election under Section 83(b) of the Internal Revenue Code. If no such election is made, at the time the vesting terms and conditions applicable to restricted stock are satisfied, the Outside Director will recognize compensation taxable as ordinary income, and we will generally be entitled to a tax deduction, equal to the then fair market value of the common stock on the vesting date, together with the amount of any accrued dividends and any interest thereon received by the Outside Director. If an Outside Director makes such an election, he or she will recognize compensation taxable as ordinary income, and we will generally be entitled to a tax deduction, equal to the fair market value of the common stock subject to the award on the award date, and the Outside Director will not recognize additional taxable compensation income on the vesting date.

Upon the grant of restricted stock units, an Outside Director will not recognize any taxable income. Generally, the Outside Director will recognize compensation taxable as ordinary income, and we will generally be entitled to a tax deduction, in an amount equal to any cash received, plus the then-current fair market value of any shares of common stock received, by the Outside Director upon settlement of the restricted stock units.

Under certain circumstances, accelerated vesting, exercise or payment of awards under the Director Plan in connection with a “change in control” of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Internal Revenue Code. To the extent it is so considered, the Outside Director holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and we would be denied a tax deduction for the excess parachute payment.

Aggregate Outstanding Grants

The Company’s executive officers (including the named executive officers) are not eligible to receive award grants under the Director Plan. As of March 10, 2010, 71,648 outstanding restricted stock unit awards under the Director Plan are held by our Outside Directors.

The Board of Directors recommends that you vote “FOR” approval of the amendment to the 2008 Director Incentive Plan to increase the number of shares available under the plan and extend the term of the plan.

PROPOSAL 4

PROPOSAL TO APPROVE THE AMENDMENT OF THE

2008 EQUITY INCENTIVE PLAN TO INCREASE

THE NUMBER OF SHARES AVAILABLE UNDER THE PLAN

The Company provides stock-based compensation under the 2008 Equity Incentive Plan (the “Equity Plan”) to our directors, executive officers, employees and consultants of the Company and its affiliates selected by our Compensation Committee. The Equity Plan became effective on January 31, 2008, the effective date of our joint plan of reorganization pursuant to Chapter 11 of the U.S. bankruptcy code.

The maximum number of shares of common stock available for award under the Equity Plan is 14,833,000 shares. As of March 10, 2010, there were 9,502,746 shares of common stock subject to outstanding options, with a weighted average exercise price per share equal to $16.79 and a weighted average term remaining of 7.2 years and 2,966,840 shares of restricted stock and restricted stock units that were issued and outstanding, but not yet vested, under the Equity Plan. As of that date, there were 964,779 shares of common stock remaining available for future grants under the Equity Plan.

After a review of the Equity Plan and the Company’s compensation policies by the Compensation Committee, with the assistance of the Compensation Committee’s compensation consultant, the Compensation Committee decided to recommend an increase in the number of shares of common stock available for award under the Equity Plan to enable the Company to continue to grant stock-based awards at appropriate levels to eligible directors, executives, employees and consultants. Accordingly, on February 24, 2010, the Compensation Committee approved, and on February 25, 2010, the Board adopted, an amendment to the Equity Plan, subject to the approval of the stockholders, to increase the number of shares of common stock that may be issued under the Equity Plan by 12,700,000 shares. If the stockholders approve this proposal to increase the number of shares available under the Equity Plan, the Equity Plan will also be amended to provide that, for purposes of awards granted under the Equity Plan on or after the date of this Annual Meeting, (a) each share subject to an option or stock appreciation right granted under the Equity Plan will reduce such number of shares that may be issued under the Equity Plan by 1 share, and (b) each share subject to a restricted stock or restricted stock unit award, or an other stock-based award or dividend equivalent, granted under the Equity Plan will reduce such number of shares that may be issued under the Equity Plan by 1.3 shares. If approved by the stockholders, the aggregate number of shares of common stock that would be authorized for issuance pursuant to the Equity Plan would be increased from 14,833,000 shares to 27,533,000 shares and the number of shares of common stock that would remain available for future grants under the Equity Plan would be increased from 964,779 to 13,664,779 shares.

If this proposal is approved, the first sentence of Section 5(a) of the Equity Plan would be amended to read as follows:

“Subject to the provisions of Section 17, the aggregate number of shares of Common Stock for which Awards may be granted under the Plan shall not exceed 27,533,000 shares of Common Stock; provided, however, that (1) for purposes of awards granted under the Plan on or after the date of the Annual Meeting of the Stockholders in calendar year 2010: (A) each share subject to an Option or Stock Appreciation Right granted under the Plan shall reduce such aggregate number of shares by one (1) share, and (B) each share subject to a Restricted Award, Other Stock-Based Award or Dividend Equivalent granted under the Plan shall reduce such aggregate number of shares by one and three-tenths (1.3) shares, and (2) if, on or prior to the termination of the Plan as provided in Section 27, any Option granted under the Plan shall have expired or terminated for any reason without having been exercised in full or any shares of Restricted Stock shall have been forfeited, or any other Awards for which shares of Common Stock are deliverable are so forfeited, such unpurchased or forfeited shares covered thereby shall again become available for the grant of Awards under the Plan (on a one-for-one basis for purposes of awards granted under the Plan before the date of the Annual Meeting of Stockholders in calendar year 2010, and based on the share counting rules set forth in clause (1) of this sentence for purposes of awards granted under the Plan on or after the date of the Annual Meeting of the Stockholders in calendar year 2010).”

Description of the Amended 2008 Equity Incentive Plan

The principal features of the Equity Plan, as amended as described above, are summarized in this proxy statement. Stockholders should read the Equity Plan for a full statement of its legal terms and conditions. Annex B attached to this proxy statement contains the full text of the Equity Plan as proposed to be amended.

Purpose. The purpose of the Equity Plan is to promote our long-term growth and profitability by (a) providing certain of our directors, executive officers, employees and consultants of the Company and its affiliates with incentives to maximize shareholder value and otherwise contribute to our success and (b) enabling us to attract, retain and reward the best available persons for positions of responsibility.

Types of Awards. Grants of incentive stock options, nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, other stock-based awards, or any combination of the foregoing may be made under the Equity Plan.

Administration. The Board has delegated its authority to administer the Equity Plan to the Compensation Committee. The Compensation Committee has authority to, among other things, select those grantees to whom awards are granted under the Equity Plan, determine the number of shares of common stock subject to each award, modify outstanding awards (such as to modify the time or manner of vesting), make decisions regarding outstanding awards under the Equity Plan that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments, construe and interpret the Equity Plan and apply its provisions and exercise discretion to make any other determinations which it determines to be necessary or advisable for administration of the Equity Plan. The Compensation Committee may also modify the purchase price or exercise price of any outstanding award under the Equity Plan. However, except in connection with a corporate transaction involving the Company, such as a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares, or as described under “Adjustments” below, the terms of outstanding awards under the Equity Plan may not be amended to reduce the exercise price of outstanding options or stock appreciation rights or cancel outstanding options or stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights, without, in each such case, first obtaining approval by the Company’s stockholders. The Board may delegate to our officers the authority to administer the Equity Plan, within certain limitations specified by the Equity Plan. Interpretations and construction by the Compensation Committee of the Equity Plan or any award granted under the Equity Plan are final, binding and conclusive. The Compensation Committee is comprised of one or more members of the Board who are appointed by the Board. Currently, the members of the Compensation Committee are Frank Cassidy, Denise M. O’Leary, and J. Stuart Ryan, each of whom is a director, but not an employee, of the Company.

Shares Subject to the Equity Plan. The aggregate number of shares of our common stock for which awards may be granted under the amended Equity Plan would be 27,533,000 (an increase of 12,700,000 shares over the 14,833,000 shares currently available for delivery under the Equity Plan), subject to adjustment for certain changes in our capital structure (described below under “Adjustments”). For purposes of awards granted under the Equity Plan on or after the date of this annual meeting of shareholders, (a) each share subject to an option or stock appreciation right granted under the Equity Plan will reduce the aggregate number of shares for which awards may be granted under the Equity Plan by 1 share, and (b) each share subject to a restricted stock or restricted stock unit award, or an other stock-based award or dividend equivalent, granted under the Equity Plan will reduce the aggregate number of shares for which awards may be granted under the Equity Plan by 1.3 shares. The shares of common stock that may be issued under the Equity Plan are either authorized and unissued shares or previously issued shares that have been reacquired by us and are held as treasury stock. Any shares subject to an option that expires or is terminated without having been fully exercised, or subject to a restricted stock or other award that is forfeited, prior to termination of the Equity Plan, will again become available for the grant of awards under the Equity Plan (on a one-for-one basis, or, for restricted stock or restricted stock unit awards, other stock-based awards or dividend equivalents granted on or after the date of this annual meeting, based on the 1.3 for 1 share counting rule described above). Any shares used to pay the exercise price of an option or withheld to satisfy tax withholding obligations will not be added to the aggregate limit on the number of shares available under the Equity Plan. All shares covered by a stock appreciation right or other award, whether or not shares are actually issued to the grantee upon exercise or settlement of the award, are considered issued or transferred under the Equity Plan. No more than 1,250,000 shares of common stock may be subject to awards granted to any individual during any calendar year. On March 10, 2010, the closing price of our common stock on the NYSE was $11.86.

Eligibility. Awards may be granted under the Equity Plan to our directors, executive officers, employees and consultants of the Company and its affiliates who are selected by the Compensation Committee, as well as those reasonably expected to become directors, officers, executive officers or consultants following the grant date. Only our employees or employees of our subsidiaries are eligible to receive incentive stock options.

Incentive Stock Options and Nonstatutory Options. Options granted under the Equity Plan provide grantees with the right to purchase shares of common stock at a predetermined exercise price. The Compensation Committee may grant options that are intended to qualify as incentive stock options or options that are not intended to so qualify (“nonstatutory options”). The expiration date of an option is no later than the tenth anniversary of the date of grant (or the fifth anniversary in the case of incentive stock options granted to employees who, at the time of grant, own more than 10% of the Company’s outstanding shares of common stock).

Stock Appreciation Rights. A stock appreciation right (“SAR”) generally permits a grantee who receives it to receive, upon exercise, cash and/or shares of common stock equal in value to an amount determined by multiplying (a) the excess of the fair market value, on the date of exercise, of a share of common stock over the exercise price of such SAR by (b) the number of shares with respect to which the SAR is being exercised. The Compensation Committee may grant SARs in conjunction with options or independently of them. The expiration date of a SAR granted independently of an option is no later than the tenth anniversary of the date of grant.

Exercise Price for Options and Stock Appreciation Rights. The exercise price for incentive stock options, nonstatutory options, and stock appreciation rights will not be less than the fair market value of a share of common stock on the date of grant, unless the option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Internal Revenue Code.

Exercise of Options and Stock Appreciation Rights. The Compensation Committee determines the time or times at which an option or SAR may be exercised in whole or in part, the methods by which the exercise price of options may be paid or deemed to be paid, the form of such payment, and the methods by which shares are delivered or deemed to be delivered to participants, and all other conditions of options and SARs. In general, and except as provided in an individual agreement with a grantee, upon termination of a grantee’s employment or service with us, all unvested options or SARs held by such grantee will immediately terminate, and the grantee may exercise all vested options or SARs during the three-month period after such termination. In the event that a grantee’s employment or service with us or an affiliate terminates due to death or retirement (or a grantee dies during the three-month period following termination as described in the preceding sentence), the grantee’s options or SARs become fully vested and may be exercised during the one-year period after such death or retirement. In no case, however, may an option or SAR be exercised later than the termination date of the option or SAR. In the event a grantee’s employment or service is terminated for cause, then all options or SARs, whether vested or unvested, will immediately terminate.

Transferability of Options. An incentive stock option may not be transferred except by will or the laws of descent and distribution and is exercisable during the lifetime of the grantee only by him or her. A nonstatutory option may, in the sole discretion of the Compensation Committee be transferable, upon written approval by the Compensation Committee and to the extent provided in the award agreement, to an immediate family member or related trust or similar entity or another transferee. The holder of any option may designate in writing a third party who shall, in the event of the holder’s death, be entitled to exercise such option.

Restricted Stock and Restricted Stock Units. The Compensation Committee may grant restricted stock that is forfeitable unless certain vesting requirements are met, and may grant restricted stock units (“RSUs”) which represent the right to receive shares of common stock after certain vesting requirements are met. The Equity Plan provides the Compensation Committee with discretion to determine the terms and conditions under which a grantee vests in his or her restricted stock or RSU award. The grantee of a restricted stock award will generally have the rights and privileges of a stockholder as to such restricted stock, including the right to vote such restricted stock, but such restricted stock will be subject to restrictions set forth in the award agreement, including forfeiture conditions and any restrictions on transfer of such restricted stock. At the Compensation Committee’s discretion, any cash and stock dividends with respect to restricted stock may either be paid currently to the grantee or withheld by us (and credited with interest, if determined by the Compensation Committee) until such time as the restrictions on the related restricted stock lapse (and will be forfeited if such restricted stock is forfeited). Each RSU may, in the Compensation Committee’s discretion, be credited with any cash and stock dividends paid with respect to one share of common stock. Such dividend equivalents may either be paid currently to the grantee or withheld by us (and credited with interest, if determined by the Compensation Committee) until settlement of the RSU (and will be forfeited if the RSU is forfeited). Dividends or dividend equivalents withheld by us may be paid in cash or common stock having an equivalent fair market value. Except as provided by the Compensation Committee (in an award agreement or otherwise), at such time as a grantee ceases to be our director, executive, employee or consultant of the Company and its affiliates for any reason, all shares of restricted stock or RSUs granted to such grantee on which the restrictions relating thereto have not lapsed are immediately forfeited to us.

Other Stock-based Awards. The Compensation Committee may grant other stock-based awards, consisting of rights or other interests granted under the Equity Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock (including, for example, dividend equivalents or performance units), each of which may be subject to the attainment of performance goals, a period of continued employment and/or other terms or conditions, each as determined by the Compensation Committee. The Compensation Committee determines the terms and conditions of other stock-based awards, consistent with the terms of the Equity Plan, at the date of grant or thereafter.

Performance Compensation Awards. Awards granted under the Equity Plan may, as determined by the Compensation Committee, be conditioned upon the achievement of specified performance goals and are intended to be “performance-based compensation” under Section 162(m) of the Internal Revenue Code. Such performance compensation awards are generally paid or vested solely on account of the attainment of one or more preestablished, objective performance goals, within the meaning of Section 162(m) of the Internal Revenue Code, over a performance period selected by the Compensation Committee. Any such performance goals are based on one more of the following performance criteria:

•	net earnings or net income (before or after taxes);

•	basic or diluted earnings per share (before or after taxes);

•	net revenue or net revenue growth;

•	gross revenue;

•	gross profit or gross profit growth;

•	net operating profit (before or after taxes);

•	return measures (including return on assets, capital, invested capital, equity, or sales);

•	cash flow (including operating cash flow, free cash flow, and cash flow return on capital);

•	earnings before or after taxes, interest, depreciation and/or amortization;

•	gross or operating margins;

•	productivity ratios;

•	share price (including growth measures and total stockholders return);

•	expense targets;

•	margins;

•	operating efficiency;

•	objective measures of customer satisfaction;

•	working capital targets;

•	measures of economic value added;

•	inventory control; and

•	enterprise value.

Performance goals may be determined in relation to us or an affiliate, division or operational unit, or any combination thereof, on an absolute basis or relative basis in comparison to a group of comparable companies or an index, all as determined by the Compensation Committee. To the extent permitted by Section 162(m) of the Internal Revenue Code, the Compensation Committee may exercise discretion to adjust or modify the calculation of a performance goal to prevent the dilution or enlargement of the rights of grantees based on the following events: asset write-downs, litigation or claim judgments or settlements, the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; any reorganization and restructuring programs, extraordinary nonrecurring items described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in our annual report to stockholders for the applicable year; acquisitions or divestitures; any other specific or unusual or nonrecurring events or objectively determinable category thereof; foreign exchange gains and losses and a change in the our fiscal year. In the event that applicable tax and/or securities laws change to permit Compensation Committee discretion to alter the governing performance criteria without obtaining stockholder approval of such changes, the Compensation Committee shall have sole discretion to make such changes without obtaining stockholder approval. Unless otherwise provided by the applicable award agreement, a grantee must be employed by us on the last day of a performance period to be eligible for payment of his or her performance compensation award. The maximum performance compensation award payable to any one grantee under the Equity Plan for a performance period is 1,250,000 shares of common stock or, in the case of awards payable in cash, the cash equivalent thereof on the first or last day of the performance period, as determined by the Compensation Committee.

Adjustments. In the event of a change in the number or class of the outstanding shares of common stock due to split-ups, combinations, mergers, consolidations or recapitalizations, or by reason of stock dividends, the number or class of shares which thereafter may be issued pursuant to awards granted under the Equity Plan, both in the aggregate and as to any grantee, and the number and class of shares then subject to outstanding awards and the exercise price per share of outstanding options or stock appreciation rights (“SARs”), shall be adjusted to reflect such change, all as determined by the Compensation Committee. In the event of any other change in the number or kind of outstanding shares of common stock, or of any stock or other securities or property into which such common stock shall have been changed, or for which it shall have been exchanged, if the Compensation Committee determines that such change equitably requires an adjustment in any award that has been or may be granted under the Equity Plan, such adjustment shall be made in accordance with such determination. Further, with respect to any awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, such adjustments or substitutions shall be made only to the extent that the Compensation Committee determines that such adjustments or substitutions may be made without causing us to be denied a tax deduction on account of Section 162(m) of the Internal Revenue Code.

Change in Control. Any outstanding options and restricted stock awards will become immediately vested in full upon a change in control of the Company (as defined in the Equity Plan). Any other outstanding awards will become immediately vested in full upon a change in control of the Company, unless otherwise determined by the Compensation Committee or stated in an award agreement.

Modification or Termination of the Equity Plan and Awards. In general, the Board can modify, alter, amend or terminate the Equity Plan (at any time and with or without retroactive effect) in whole or in part in its discretion without approval of the stockholders or any other person, except that no amendment will become effective unless approved by our stockholders to the extent stockholder approval is necessary to satisfy any applicable law or securities exchange listing requirements. However, no amendment to or termination of the Equity Plan may adversely affect any rights of any grantee under any outstanding award without his or her written consent. The Board may, at any time, amend the terms of an outstanding award, except that no such amendment may impair the rights under any award without the written consent of the affected grantee. Additionally, the Board may unilaterally amend from time to time the provisions of the Equity Plan and the provisions of any outstanding award in such respects as the Board shall, in its sole discretion, deem advisable to incorporate in the Equity Plan or any such award any new provision or change designed to comply with or take advantage of requirements or provisions of the Internal Revenue Code or any other statute, or rules or regulations of the Internal Revenue Service or any other governmental agency enacted or promulgated after the adoption of the Equity Plan.

Unless otherwise provided by any award agreement, in the event (1) of a change in control of the Company (as defined in the Equity Plan), (2) we merge or are consolidated with another entity and in connection therewith consideration other than equity is provided to our stockholders or outstanding awards are not to be assumed by the resulting entity, (3) all or substantially all of our assets are acquired by another person, (4) we are reorganized or liquidated or (5) we enter into a written agreement to undergo a transaction specified in (2), (3) or (4) above, the Compensation Committee may, in its discretion and upon advance notice to the affected persons, cancel any outstanding awards and cause the holders thereof to be paid in cash, stock or other property (or any combination thereof) the value of such awards based on the price per share of common stock received or to be received by other stockholders of the Company in such event.

Duration of the Equity Plan. If not previously terminated by the Board, the Equity Plan will terminate on the close of business on January 31, 2018, which is the ten-year anniversary of the effective date of the Equity Plan.

Tax Withholding Obligations. To the extent provided by the terms of an award agreement and subject to the discretion of the Compensation Committee, a grantee may satisfy any tax withholding obligation relating to an award by any, or a combination, of the following means, in addition to our right to withhold from any compensation paid to the grantee by us: (a) payment in cash, (b) authorizing us to withhold shares of common stock from the shares otherwise issuable to the grantee upon exercise or acquisition of common stock under the award or (c) delivering to us previously owned and unencumbered shares of common stock.

Certain Federal Income Tax Consequences of the Equity Plan

The following is a brief and general summary of certain federal income tax consequences applicable to transactions under the Equity Plan. The consequences of transactions depend on a variety of factors, including a participant’s tax status. References to “the Company” in this summary of tax consequences mean us, or any affiliate of us that employs or receives the services of a recipient of an award under the Equity Plan, as the case may be.

•

Incentive Stock Options. A grantee will not recognize any income upon the grant of an incentive stock option or, assuming requirements of the Equity Plan and the Internal Revenue Code are met, upon exercise thereof. If the shares are disposed of by the grantee more than two years after the date of grant of the incentive stock option, and more than one year after those shares are transferred to the grantee, any gain or loss realized upon the disposition will be a long-term capital gain or loss, and the Company will not be entitled to any income tax deduction in respect of the option or its exercise. If the grantee disposes of the shares within either such period in a taxable transaction, the excess, if any, of the amount realized (up to the fair market value of such shares on the exercise date) over the exercise price will be compensation taxable to the grantee as ordinary income, and the Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the grantee. If the amount realized upon that disqualifying disposition exceeds the fair market value of the shares on the exercise date, the excess will be a capital gain. If the exercise price exceeds the amount realized upon such disqualifying disposition, the difference will be a capital loss.

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Nonstatutory Options. Upon the grant of a nonstatutory option, a grantee will not recognize any taxable income. Generally, at the time a nonstatutory option is exercised, the grantee will recognize compensation taxable as ordinary income, and the company will generally be entitled to a deduction, in an amount equal to the excess of the fair market value on the exercise date of the shares of common stock purchased upon exercise over the exercise price. Upon a subsequent disposition of the shares, the grantee will realize either long-term or short-term capital gain or loss, depending upon the holding period of the shares.

•

Stock Appreciation Rights. Upon the grant of a stock appreciation right, a grantee will not recognize any taxable income. Generally, at the time a stock appreciation right is exercised, a grantee will recognize compensation taxable as ordinary income, and the Company will generally be entitled to a tax deduction, in an amount equal to any cash received (before applicable withholding) plus the fair market value on the exercise date of any shares of common stock received.

•

Restricted Stock. A grantee will not recognize any income upon the award of restricted stock that is not transferable and is subject to a substantial risk of forfeiture, unless the grantee has made an election under Section 83(b) of the Internal Revenue Code. If a grantee makes such an election, he or she will recognize compensation taxable as ordinary income, and the Company will generally be entitled to a tax deduction, equal to the fair market value of the common stock subject to the award on the award date, and the grantee will not recognize additional taxable compensation income on the vesting date. If no such election is made, at the time the vesting terms and conditions applicable to restricted stock are satisfied, the grantee will recognize compensation taxable as ordinary income, and the Company will generally be entitled to a deduction, equal to the then fair market value of the common stock on the vesting date, together with the amount of any accrued dividends and any interest thereon received by the grantee.

•

Restricted Stock Units. Upon the grant of restricted stock units, a grantee will not recognize any taxable income. Generally, the grantee will recognize compensation taxable as ordinary income, and the Company will generally be entitled to a tax deduction, in an amount equal to any cash received (before applicable withholding), plus the then-current fair market value of any shares of common stock received, by the grantee upon settlement of the restricted stock units.

•	Other Stock-based Awards. The granting of an other stock-based award will not result in the recognition of taxable income by the grantee or a tax deduction by the Company. The payment or settlement of an other stock-based award generally results in immediate recognition of taxable ordinary income by the grantee equal to the amount of any cash received or the then-current fair market value of the shares of common stock received, and a corresponding tax deduction by the company. If the shares covered by the award are not transferable and subject to a substantial risk of forfeiture, the tax consequences to the grantee and the company will be similar to the tax consequences of restricted stock awards, described above. If the award consists of unrestricted shares of common stock, the recipient of those shares will immediately recognize as taxable ordinary income the fair market value of those shares on the date of the award (less any amount paid for those shares), and the company will be entitled to a corresponding tax deduction.

Under Section 162(m) of the Internal Revenue Code, the Company may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to our Chief Executive Officer or any one of our other three highest paid executive officers, other than the Chief Executive Officer or Chief Financial Officer, who are employed by us on the last day of the Company’s taxable year. However, certain “performance-based compensation” the material terms of which are disclosed to and approved by our stockholders is not subject to this deduction limitation. The Equity Plan has been structured with the intention that compensation resulting from stock options and SARs granted under the Equity Plan with an exercise price at least equal to the grant date fair market value of the common stock will be qualified performance-based compensation and deductible without regard to the limitations otherwise imposed by Section 162(m) of the Internal Revenue Code. As discussed above under “Performance Compensation Awards,” the Equity Plan allows the Compensation Committee discretion to grant performance compensation awards that are intended to be qualified performance-based compensation for purposes of Section 162(m).

Under certain circumstances, accelerated vesting, exercise or payment of awards under the Equity Plan in connection with a “change in control” of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Internal Revenue Code. To the extent it is so considered, the grantee holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the excess parachute payment.

Aggregate Outstanding Grants

As of March 10, 2010, outstanding awards under the Equity Plan are held by, or approved to be granted to, the following named individuals and groups:

Name and Position	Stock Options (Number of Shares)	Restricted Stock (Number of Shares)
Jack A. Fusco, Chief Executive Officer	1,550,000	—
Zamir Rauf, Chief Financial Officer	214,863	19,834
John B. Hill, Chief Commercial Officer	1,350,000	—
W. Thaddeus Miller, Chief Legal Officer	1,350,000	—
Jim D. Deidiker, Chief Accounting Officer	89,963	—
All current executive officers as a group	4,637,014	34,468
All current directors who are not executive officers as a group	—	7,988
Each nominee for election as a director	—	—
Each other person who received or is to receive 5% of such options or restricted stock	—	—
All other employees, including all current officers who are not executive officers, as a group	4,865,732	2,924,384

Because it is within the Compensation Committee’s discretion to determine which directors, employees and consultants receive awards under the Equity Plan, and the types and amounts of those awards, it is not possible at present to specify the persons to whom awards will be granted in the future or the amounts and types of individual grants. However, it is anticipated that, among others, all of our current executive officers, including our named executive officers, will receive nonstatutory stock options and/or restricted stock awards under the Equity Plan.

The Board of Directors recommends that you vote “FOR” approval of the amendment to the 2008 Equity Incentive Plan to increase the number of shares available under the plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and beneficial owners of more than 10% of any class of our equity securities including our common stock, to file with the SEC initial reports of beneficial ownership, reports of changes in beneficial ownership of common stock and other equity securities of the Company, and to provide the Company with a copy of those reports.

Based solely upon our review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company is not aware of any instances of noncompliance with the Section 16(a) filing requirements by any director, executive officer or beneficial owner of more than 10% of any class of the Company’s equity securities during the year ended December 31, 2009, except as follows: on May 29, 2009, Mr. John B. (Thad) Hill filed a Form 4 reporting the purchase of 745 shares of Calpine Corporation that had been made on April 2, 2009.

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals intended to be included in our proxy statement and voted on at our 2011 annual meeting of shareholders must be received at our offices at 717 Texas Avenue, Suite 1000, Houston, Texas 77002, Attention: Corporate Secretary, on or before January 19, 2011. Applicable SEC rules and regulations govern the submission of shareholder proposals and our consideration of them for inclusion in the 2011 notice of annual meeting of shareholders and the 2011 proxy statement.

Pursuant to our Bylaws and applicable SEC rules and regulations, in order for any business not included in the proxy statement for the 2011 annual meeting of shareholders to be brought before the meeting by a shareholder entitled to vote at the meeting, the shareholder must give timely written notice of that business to our Corporate Secretary. To be timely, the notice must not be received earlier than January 19, 2011 (120 days prior to May 19, 2011, the one-year anniversary of the Annual Meeting), nor later than February 18, 2011 (90 days prior to May 19, 2011). The notice must contain the information required by our Bylaws. The foregoing Bylaw provisions do not affect a shareholder’s ability to request inclusion of a proposal in our proxy statement within the procedures and deadlines set forth in Rule 14a-8 of the SEC’s proxy rules and referred to in the paragraph above. A proxy may confer discretionary authority to vote on any matter at a meeting if we do not receive notice of the matter within the time frames described above. A copy of our Bylaws is available upon request to: Calpine Corporation, 717 Texas Avenue, Suite 1000, Houston, Texas 77002, Attention: Corporate Secretary. The officer presiding at the meeting may exclude matters that are not properly presented in accordance with these requirements.

OTHER BUSINESS

As of the date of this proxy statement, we do not know of any other matters that may be presented for action at the meeting. Should any other business properly come before the meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxy in accordance with their best judgment.

W. Thaddeus Miller

Corporate Secretary

April 5, 2010

ANNEX A

AMENDED AND RESTATED

CALPINE CORPORATION

2008 DIRECTOR INCENTIVE PLAN

1. PURPOSE OF THE PLAN. The purpose of the Amended and Restated 2008 Director Incentive Plan (hereinafter called the “Plan”) of Calpine Corporation, a Delaware corporation (hereinafter called the “Corporation”), is to provide incentives for future endeavors and to advance the interests of the Corporation and its stockholders by encouraging ownership of the common stock, par value $.001 per share (hereinafter called the “Common Stock”), of the Corporation by its directors who are not employees of the Corporation (hereinafter called the “Outside Directors”) as designated by the Board of Directors of the Corporation (hereinafter called the “Board”) and upon whose judgment, interest and continuing special efforts the Corporation is largely dependent for the successful conduct of its operations, and to enable the Corporation to compete effectively with other enterprises for the services of such Outside Directors as may be needed for the continued improvement of the Corporation’s business, through the award of shares of Common Stock that are subject to restrictions set forth in the Plan or any individual award agreement (“Restricted Stock” or a “Restricted Stock Award”) and restricted stock unit awards (a “Restricted Stock Unit Award”, and collectively with a Restricted Stock Award, an “Award”).

2. PARTICIPANTS. Awards shall be granted under the Plan to Outside Directors of the Corporation as set forth herein.

3. EFFECTIVE DATE; TERM OF THE PLAN. The Plan was effective (the “Effective Date”) upon the occurrence of the “effective date” of the Corporation’s “Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code Dated August 27, 2007” (the “JPR”). Confirmation of the JPR constituted all necessary approval by the stockholders of the Plan. The amendment and restatement of the Plan set forth herein incorporates all prior amendments, provided that the amendments to Section 4(a) to increase the number of shares of Common Stock stated in the first sentence thereof and to Section 18 of the Plan shall be effective May 19, 2010, subject to approval by the stockholders of the Corporation in accordance with Section 11(a) hereof at the Annual Meeting of the Stockholders on May 19, 2010.

4. STOCK SUBJECT TO THE PLAN.

(a) Subject to the adjustment provisions of Section 9, the aggregate number of shares of Common Stock for which Awards may be granted under the Plan shall not exceed 567,000; provided, however, that for purposes of awards granted under the Plan on or after the date of the Annual Meeting of the Stockholders in calendar year 2010, each share subject to a Restricted Stock, Restricted Stock Unit or Dividend Equivalent award granted under the Plan shall reduce such aggregate number of shares by one and three-tenths (1.3) shares. If an Award is cancelled or repurchased by the Corporation, the cancelled or repurchased shares shall again be available under the Plan (on a one-for-one basis for purposes of awards granted under the Plan before the date of the Annual Meeting of Stockholders in calendar year 2010, and based on the share counting rule set forth in the immediately preceding sentence for purposes of awards granted under the Plan on or after the date of the Annual Meeting of the Stockholders in calendar year 2010). If there are not enough shares remaining under the Plan to fully satisfy any of the Awards contemplated hereunder, then each Outside Director’s Award shall be proportionally reduced unless the share reserve is increased to account for such Awards.

(b) The shares to be delivered under the Plan shall be made available, at the discretion of the Board, either from authorized but previously unissued shares as permitted by the Certificate of Incorporation of the Corporation or from shares re-acquired by the Corporation, including shares of Common Stock purchased in the open market, or from shares held in the treasury of the Corporation.

5. ADMINISTRATION OF THE PLAN.

(a) The Plan shall be administered by the Board. The acts of a majority of the Board, at any meeting thereof at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Board, shall be the valid acts of the Board. The expenses of administering the Plan shall be borne by the Corporation.

(b) The interpretation and construction of any provision of the Plan or of any Award granted hereunder by the Board shall be final, conclusive and binding upon all parties, including the Corporation, its stockholders and directors, and the executives and employees of the Corporation and its subsidiaries. No member of the Board shall be liable to the Corporation, any stockholder, any Award holder or any employee of the Corporation or its subsidiaries for any action or determination made in good faith with respect to the Plan or any Award granted under it.

6. ANNUAL AWARDS. Upon the later to occur of (i) the Effective Date or (ii) the filing of Form S-8 with the United States Securities and Exchange Commission with respect to the offering and sale of Common Stock under the Plan (the appropriate date being the “First Grant Date”), and on the next Annual Meeting of the Stockholders that occurs at least twelve months following the Effective Date and on each of the Annual Meetings of the Stockholders thereafter (“Grant Dates”), so long as there are sufficient shares of Common Stock available under Section 4(a) and unless otherwise determined by the Board prior to any Grant Date (other than the First Grant Date) as set forth below, (i) each Outside Director shall receive a number of shares of restricted stock (the “Restricted Stock”) equal to $85,000 divided by the Fair Market Value per share of Common Stock on the applicable Grant Date, rounded down to the nearest whole number, and (ii) in addition to the grant in clause (i) and beginning on the Annual Meeting of the Stockholders in the calendar year 2011, the Chairman of the Board (the “Chairman”), so long as the Chairman is an Outside Director, shall receive a number of shares of Restricted Stock equal to $50,000 divided by the Fair Market Value per share of Common Stock on the applicable Grant Date, rounded down to the nearest whole number. At any time prior to a Grant Date (other than the First Grant Date) the Board may grant a Restricted Stock Unit Award in lieu of the Restricted Stock Award to an Outside Director and the Chairman. A Restricted Stock Unit Award is an Award of one hypothetical share of Common Stock (“Restricted Stock Unit”). Notwithstanding the foregoing, the number of shares of Restricted Stock and the Restricted Stock Units granted by the Board to an Outside Director under clause (i) above upon a Grant Date (other than the First Grant Date) shall equal $85,000 divided by the Fair Market Value per share of Common Stock on the applicable Grant Date, rounded down to the nearest whole number and the number of shares of Restricted Stock and Restricted Stock Units granted by the Board to the Chairman under clause (ii) above upon a Grant Date shall equal $50,000 divided by the Fair Market Value per share of Common Stock on the applicable Grant Date, rounded down to the nearest whole number.

7. AWARD AGREEMENT.

(a) Awards granted under the Plan shall be granted pursuant to and subject to the terms and conditions of an “Award Agreement” to be entered into between the Corporation and the Outside Director at the time of such grant in a form from time-to-time adopted for use under the Plan by the Board (such form being hereinafter called an “Award Agreement”). Any such Award Agreement shall incorporate by reference all of the terms and provisions of the Plan as in effect at the time of grant and may contain such other terms and provisions as shall be approved and adopted by the Board.

(b) Each Outside Director granted Restricted Stock shall execute and deliver to the Corporation an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Board determines that the Restricted Stock shall be held by the Corporation or in escrow rather than delivered to the Outside Director pending the release of the applicable restrictions, the Board may require the Outside Director to additionally execute and deliver to the Corporation (i) an escrow agreement satisfactory to the Board, if applicable and (ii) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If an Outside Director shall fail to execute an agreement evidencing an Award and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award Agreement, the Outside Director generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Board, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Outside Director or withheld by the Corporation for the Outside Director’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Board. The cash dividends or stock dividends so withheld by the Board and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Outside Director in cash or, at the discretion of the Board, in shares of Common Stock having a “Fair Market Value” (as defined in Section 8 hereof) equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Outside Director shall have no right to such dividends.

(c) Any Restricted Stock awarded to an Outside Director shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (i) if an escrow arrangement is used, the Outside Director shall not be entitled to delivery of the stock certificate; (ii) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (iii) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (iv) to the extent such shares are forfeited, the stock certificates shall be returned to the Corporation, and all rights of the Outside Director to such shares and as a stockholder with respect to such shares shall terminate without further obligation on the part of the Corporation.

(d) The terms and conditions of a grant of Restricted Stock Units shall be reflected in a written Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Corporation will not be required to set aside a fund for the payment of any such Award. At the discretion of the Board, each Restricted Stock Unit (representing one share of Common Stock) may be credited with cash and stock dividends paid by the Corporation in respect of one share of Common Stock (“Dividend Equivalents”). At the discretion of the Board, Dividend Equivalents may be either currently paid to the Outside Director or withheld by the Corporation for the Outside Director’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Board. Dividend Equivalents credited to a Outside Director’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Board, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Outside Director upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Outside Director shall have no right to such Dividends Equivalents.

(e) All Restricted Stock and Restricted Stock Units awarded under the Plan shall vest on the earlier to occur of the first anniversary date of the applicable Grant Date or the day immediately preceding the date of the Annual Meeting of the Stockholders of the Corporation immediately following a Grant Date, unless the Board determines that such vesting shall occur on a later date (the “Restricted Period”). Except as provided in Section 12(c) with respect to Restricted Stock Units and notwithstanding anything herein to the contrary (except Section 12(c)), all Awards granted hereunder shall become fully vested upon an Outside Director’s Disability (as defined in Section 17), an Outside Director’s death, or upon the occurrence of a Change in Control (as defined in Section 16).

(f) Upon the Outside Director’s termination of service with the Corporation before the occurrence of a Change in Control for reasons other than the Outside Director’s Disability or death during the applicable Restricted Period, Restricted Stock and Restricted Stock Units shall be forfeited; provided, that the Board may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Board may in other cases waive in whole or in part the forfeiture of Restricted Stock or Restricted Stock Unit.

(g) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in this Section 7 and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Corporation shall deliver to the Outside Director, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Outside Director’s account with respect to such Restricted Stock and the interest thereon, if any.

(h) Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in the form the Corporation deems appropriate.

8. VALUE OF AWARD. An award shall be valued at “Fair Market Value”. The Fair Market Value on any date on which the Corporation’s shares of Common Stock are registered under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) and listed on any national securities exchange shall be the closing price of a share of Common Stock on any national securities exchange on such date (if the such national securities exchange is not open for trading on such date, then the closing price per share of the Common Stock on such national securities exchange on the next preceding day on which the national securities exchange was open for trading), and thereafter (i) if the Common Stock is admitted to quotation on the over the counter market or any interdealer quotation system, the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Common Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported, or (ii) in the absence of an established market for the Common Stock, the Fair Market Value determined in good faith by the Board and such determination shall be conclusive and binding on all persons. Notwithstanding the foregoing, the determination of fair market value in all cases shall be in accordance with the requirements set forth under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

9. ADJUSTMENT OF AND CHANGES IN CAPITALIZATION.

(a) In the event that the outstanding shares of Common Stock shall be changed in number or class by reason of split-ups, combinations, mergers, consolidations or recapitalizations, or by reason of stock dividends, the number of shares available for grant and Awards granted under the Plan, both in the aggregate and as to any individual, shall be adjusted so as to reflect such change, all as determined by the Board. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, then if the Board determines that such change equitably requires an adjustment to Awards theretofore granted or which may be granted under the Plan, such adjustment shall be made in accordance with such determination. Any adjustments under this Section 9 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 as promulgated under Section 16 of the Exchange Act or otherwise result in a violation of Section 409A of the Code.

(b) Notice of any adjustment shall be given by the Corporation to each holder of an Award which shall have been so adjusted, and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan. Fractional shares resulting from any adjustment to Awards pursuant to this Section 9 may be settled in cash or otherwise as the Board may determine.

(c) Notwithstanding the above, in the event of any of the following: (i) the Corporation is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by stockholders of the Corporation in a form other than stock or other equity interests of the surviving entity or outstanding Awards are not to be assumed upon consummation of the proposed transaction; (ii) all or substantially all of the assets of the Corporation are acquired by another person; (iii) the reorganization or liquidation of the Corporation; or (iv) the Corporation shall enter into a written agreement to undergo an event described in clause (i), (ii) or (iii) above, then the Board may, in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and cause the holders thereof to be paid, in cash, stock or other property, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other stockholders of the Corporation in the event. The terms of this Section 9 may be varied by the Board in any particular Award Agreement. In addition, in the event of a Change in Control, the Board may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash, stock or other property, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other stockholders of the Corporation in the event.

10. SECURITIES ACTS RESTRICTIONS AND REQUIREMENTS.

(a) The Corporation shall not be obligated to issue any shares of Common Stock in respect of an Award if such issuance would, in the opinion of counsel for the Corporation, violate the Securities Act of 1933 (the “Securities Act”) or other Federal or state statutes having similar requirements, as they may be in effect at that time. Each Award shall be subject to the further requirement that, at any time that the Board shall determine, in its discretion, that the listing, registration or qualification of the shares of Common Stock subject to such Award under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of shares underlying any Award, such shares shall not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

(b) As a condition to the issuance of shares underlying any Award under the Plan, the Board may require the holder to furnish a written representation that he is acquiring the shares for investment and not with a view to distribution of the shares to the public and a written agreement restricting the transferability of the shares solely to the Corporation, and may affix a restrictive legend or legends on the face of the certificate representing such shares. Such representation, agreement and/or legend shall be required only in cases where in the opinion of the Board and counsel for the Corporation, it is necessary to enable the Corporation to comply with the provisions of the Securities Act or other Federal or state statutes having similar requirements, and any stockholder who gives such representation and agreement shall be released from it and the legend removed at such time as the shares to which they applied are registered or qualified pursuant to the Securities Act or other Federal or state statutes having similar requirements, or at such other time as, in the opinion of the Board and counsel for the Corporation, the representation and agreement and legend cease to be necessary to enable the Corporation to comply with the provisions of the Securities Act or other Federal or state statutes having similar requirements.

11. AMENDMENT OF THE PLAN AND AWARDS.

(a) The Plan may, at any time or from time to time, be terminated, modified or amended by the Board. However, except as provided in Section 9 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Corporation to the extent stockholder approval is necessary to satisfy any applicable law or securities exchange listing requirements. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval.

(b) The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

(c) Notwithstanding the foregoing, no amendment to or termination of the Plan shall affect adversely any of the rights of any Outside Director, without such Outside Director’s consent in writing. All changes described in this paragraph are at the sole discretion of the Board, may be made at any time, and may have a retroactive effective date.

(d) The Board at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Board may not effect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Corporation requests the consent of the Outside Director and (b) the Outside Director consents in writing.

12. GENERAL PROVISIONS.

(a) No Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Outside Director any right to continue to serve the Corporation in the capacity in effect at the time the Award was granted or shall affect the right of the Corporation to terminate the service of an Outside Director pursuant to the Bylaws of the Corporation, and any applicable provisions of the corporate law of the state in which the Corporation is incorporated, as the case may be.

(b) Section 16. It is the intent of the Corporation that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Outside Directors will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 12(b), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

(c) Section 409A of the Code. If the Board (or its delegate) determines in its discretion that an Award is determined to be “nonqualified deferred compensation” subject to Section 409A of the Code, and that an Outside Director is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code and the regulations and other guidance issued thereunder, then the payment of such Award upon a separation from service will be made on the first day of the seventh month after the date the Outside Director separates from service with the Board. Notwithstanding any other provision contained herein, terms such as “termination of service” and “separation from service” shall mean a “separation from service” within the meaning of Section 409A of the Code, to the extent any exercise or distribution hereunder could be deemed “non-qualified deferred compensation” for purposes thereof. With respect to the vesting of Restricted Stock Units as set forth in Section 7(e) upon an Outside Director’s Disability or upon the occurrence of a Change in Control, (i) vesting upon an Outside Director’s Disability shall occur only if such Disability constitutes a “disability” as defined in Treasury Regulation § 1.409A-3(i)(4) and; (ii) vesting upon the occurrence of a Change in Control shall only occur if such Change in Control constitutes a “change in control event” as defined in Treasury Regulation § 1.409A-3(i)(5).

13. CHANGES IN LAW. Subject to the provisions of Section 11, the Board shall have the power to amend the Plan and any outstanding Award granted thereunder in such respects as the Board shall, in its sole discretion, deem advisable in order to incorporate in the Plan or any such Award any new provision or change designed to comply with or take advantage of requirements or provisions of the Code or any other statute, or Rules or Regulations of the Internal Revenue Service or any other Federal or state governmental agency enacted or promulgated after the adoption of the Plan.

14. APPLICABLE LAW. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of Delaware, applied without giving effect to any conflicts-of-law principles, and construed accordingly.

15. WITHHOLDING.

(a) The Corporation shall have the right to deduct from payments of any kind otherwise due to the recipient of an Award any federal, state or local taxes of any kind required by law to be withheld or paid with respect to any shares issued under the Plan or upon the expiration or termination of the Restricted Period relating to an

Award. Subject to the prior approval of the Board, the holder of an Award may elect to satisfy such obligations, in whole or in part, (i) by causing the Corporation to withhold shares of Common Stock otherwise issuable pursuant to an Award Agreement or (ii) by delivering to the Corporation shares of Common Stock already owned by the holder. The shares so delivered or withheld shall have a fair market value equal to such tax obligation. The Fair Market Value of the shares used to satisfy such tax obligation shall be determined by the Corporation as of the date that the amount of tax shall be determined in accordance with Section 8. A recipient of Common Stock pursuant to this Plan who has made an election pursuant to this Section 15(a) may only satisfy his or her tax obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(b) If the recipient of Restricted Stock under the Plan elects, in accordance with Section 83(b) of the Code, to recognize ordinary income in the year of acquisition of any shares awarded under the Plan, the Corporation will require at the time of such election an additional payment for withholding tax purposes based on the difference, if any, between the purchase price of such shares and the fair market value of such shares as of the date immediately preceding the date on which the Restricted Stock is awarded.

16. CHANGE IN CONTROL. A “Change in Control” shall be deemed to have occurred if:

(a) the acquisition (other than from the Corporation) by any person, entity or “group” (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act, but excluding, for this purpose, the Corporation or its subsidiaries, or any employee benefit plan of the Corporation or its subsidiaries which acquires beneficial ownership of voting securities of the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a majority of either the then-outstanding shares of Common Stock or the combined voting power of the Corporation’s then-outstanding voting securities entitled to vote generally in the election of directors; or

(b) individuals who, as of the Effective Date, constitute the Board (as of such date, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a director subsequent to such date whose election, or nomination for election, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board or was effected in satisfaction of a contractual requirement that was approved by at least a majority of the directors when constituting the Incumbent Board (in each case, other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Corporation) shall be, for purposes of this Section 16(b), considered as though such person were a member of the Incumbent Board; or

(c) consummation of a reorganization, merger, consolidation or share exchange, in each case with respect to which persons who were the stockholders of the Corporation immediately prior to such reorganization, merger, consolidation or share exchange do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, consolidated or other surviving entity’s then-outstanding voting securities, or approval by the stockholders of the Corporation of a liquidation or dissolution of the Corporation or consummation of the sale of all or substantially all of the assets of the Corporation (determined on a consolidated basis).

17. CERTAIN DEFINITIONS. “Disability” means that the Outside Director (a) has established to the satisfaction of the Board that the Outside Director is unable to perform his or her duties as a member of the Board by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of the Outside Director’s remaining term on the Board and (b) has satisfied any requirement imposed by the Board in regard to evidence of such disability.

18. TERMINATION OR SUSPENSION OF THE PLAN. No Award shall be granted under the Plan after the earliest of (a) the date of the tenth anniversary of the Effective Date, (b) such time as all shares of Common Stock reserved for issuance under the Plan have been acquired through the issuance of Awards granted under the Plan, or (c) such earlier time as the Board may determine. Awards granted under the Plan at the time of its termination shall continue in effect in accordance with their terms and conditions and those of the Plan.

19. ELECTRONIC DELIVERY AND ACCEPTANCE. The Corporation may, in its sole discretion, deliver any documents related to the Award by electronic means. To participate in the Plan, an Outside Director consents to receive all applicable documentation by electronic delivery and through an on-line (and/or voice activated) system established and maintained by the Corporation or a third party vendor designated by the Corporation.

ANNEX B

AMENDED AND RESTATED

CALPINE CORPORATION

2008 EQUITY INCENTIVE PLAN

1. PURPOSE OF THE PLAN. The purpose of the Amended and Restated 2008 Equity Incentive Plan (the “Plan”) of Calpine Corporation, a Delaware corporation (the “Corporation”), is to provide incentive for future endeavors and to advance the interests of the Corporation and its stockholders by encouraging ownership of the common stock, par value $.001 per share (the “Common Stock”), of the Corporation by its Directors, Employees and Consultants and to enable the Corporation to compete effectively with other enterprises for the services of such new directors, executives, employees and consultants as may be needed for the continued improvement of the Corporation’s business, through the grant of (a) options to purchase shares of Common Stock, either as Incentive Stock Options or Nonstatutory Stock Options (collectively “Options”), (b) shares of Common Stock that are subject to restrictions set forth in the Plan or any individual award agreement (“Restricted Stock” or a “Restricted Stock Award”), (c) Stock Appreciation Rights (as defined below), (d) restricted stock unit awards (a “Restricted Stock Unit Award”, and collectively with a Restricted Stock Award, a “Restricted Award”), (e) Performance Compensation Awards (as defined below) and (f) Other Stock Based-Awards (such Options, Restricted Awards, Stock Appreciation Rights, Performance Compensation Awards and Other Stock Based-Awards, collectively, the “Awards”).

2. PARTICIPANTS.

(a) Awards may be granted under the Plan to directors of the Board of the Corporation (the “Board”) and to such executives, employees and consultants of the Corporation and its Affiliates (as defined below) as shall be determined by the Committee as set forth in Section 6 of the Plan (each, a “Grantee”); provided, however, that no Awards may be granted to any person if such grant would cause the Plan to cease to be an “employee benefit plan” as defined in Rule 405 of Regulation C promulgated under the Securities Act.

(b) Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants and those individuals whom the Committee determines are reasonably expected to become Employees, Directors and Consultants following the Date of Grant.

(c) A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock at the Date of Grant and the Option is not exercisable after the expiration of five years from the Date of Grant.

(d) A Consultant shall not be eligible for the grant of an Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Corporation’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Corporation (i.e., capital raising), or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Corporation determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

3. EFFECTIVE DATE; TERM OF THE PLAN. The Plan was effective (the “Effective Date”) upon the occurrence of the “effective date” of the Corporation’s “Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code Dated August 27, 2007” (the “JPR”). Confirmation of the JPR constituted all necessary approval by the stockholders of the Corporation of the Plan. The amendment and restatement of the

Plan set forth herein incorporates all prior amendments, provided that the amendment to Section 5(a) of the Plan to increase the number of shares of Common Stock stated in the first sentence thereof shall be effective May 19, 2010, subject to approval of such amendment by the stockholders of the Corporation in accordance with Section 22(a) hereof at the Annual Meeting of Stockholders on May 19, 2010.

4. DEFINITIONS.

(a) “Affiliate” means any affiliate of the Corporation selected by the Committee; provided, that, with respect to any “stock right” within the meaning of Section 409A of the Code, such affiliate must qualify as a “service recipient” within the meaning of Section 409A of the Code and in applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations under Section 414(b) of the Code and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language “at least 50 percent” is used instead of “at least 80 percent”; provided, that, with respect to Incentive Stock Options, it shall mean any subsidiary or parent of the Corporation that is a corporation and that at the time qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code or a “parent corporation” within the meaning of Section 424(e) of the Code.

(b) “Award” means any right granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Compensation Award, a Stock Appreciation Right, and Other Stock Based-Award.

(c) “Award Agreement” means a written agreement between the Corporation and a Grantee evidencing the terms and conditions of an individual Award grant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

(d) “Board” means the Board of Directors of the Corporation.

(e) “Cause” shall mean:

(1) the Grantee’s act of fraud, dishonesty, misappropriation, or embezzlement with respect to the Corporation;

(2) the Grantee’s conviction of, or plea of guilty or no contest to, any felony;

(3) the Grantee’s violation of the Corporation’s drug policy or anti-harassment policy;

(4) the Grantee’s admission of liability for, or finding by a court or the SEC (or a similar agency of any applicable state) of liability for, the violation of any “Securities Laws” (as hereinafter defined) (excluding any technical violations of the Securities Laws which are not criminal in nature). As used herein, the term “Securities Laws” means any Federal or state law, rule or regulation governing the issuance or exchange of securities, including without limitation the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder;

(5) the Grantee’s failure after reasonable prior written notice from the Corporation to comply with any valid and legal directive of the Chief Executive Officer or the Board that is not remedied within thirty (30) days of the Grantee being provided written notice thereof from the Corporation or the Grantee’s gross negligence in performance, or willful non-performance, of any of the Grantee’s duties and responsibilities with respect to the Corporation that is not remedied within thirty (30) days of the Grantee being provided notice thereof; or

(6) other than as provided in clauses (1) through (5) above, the Grantee’s material breach of any material provision of this Plan that is not remedied within thirty (30) days of the Grantee being provided written notice thereof from the Corporation.

Cause shall be determined by the Committee unless it delegates the authority to make such determination to the appropriate officers of the Corporation.

(f) “Change in Control” shall mean:

(i) the acquisition (other than from the Corporation) by any person, entity or “group” (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act, but excluding, for this purpose, the Corporation or its subsidiaries, or any employee benefit plan of the Corporation or its subsidiaries which acquires beneficial ownership of voting securities of the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a majority of either the then-outstanding shares of Common Stock or the combined voting power of the Corporation’s then-outstanding voting securities entitled to vote generally in the election of directors; or

(ii) individuals who, as of the Effective Date, constitute the Board (as of such date, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a director subsequent to such date whose election, or nomination for election, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board or was effected in satisfaction of a contractual requirement that was approved by at least a majority of the directors when constituting the Incumbent Board (in each case, other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Corporation) shall be, for purposes of this Section 16(b), considered as though such person were a member of the Incumbent Board; or

(iii) consummation of a reorganization, merger, consolidation or share exchange, in each case with respect to which persons who were the stockholders of the Corporation immediately prior to such reorganization, merger, consolidation or share exchange do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, consolidated or other surviving entity’s then-outstanding voting securities, or approval by the stockholders of the Corporation of a liquidation or dissolution of the Corporation or consummation of the sale of all or substantially all of the assets of the Corporation (determined on a consolidated basis).

(g) “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

(h) “Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 6(e).

(i) “Common Stock” means the common stock, $0.001 par value per share, of the Corporation.

(j) “Corporation” means Calpine Corporation, a Delaware corporation.

(k) “Consultant” means any person, including an advisor (a) engaged by the Corporation or an Affiliate to render consulting or advisory services and who is compensated for such services or who provides bona fide services to the Corporation or an Affiliate pursuant to a written agreement or (b) who is a member of the Board of Directors of an Affiliate; provided that, except as otherwise permitted in Section 2(d) hereof, such person is a natural person and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Corporation’s securities.

(l) “Covered Employee” has the same meaning as set forth in Section 162(m)(3) of the Code.

(m) “Date of Grant” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Grantee that specifies the key terms and conditions of the Award and from which the Grantee begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Common Stock or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

(n) “Director” means a member of the Board.

(o) “Employee” means any person employed by the Corporation or an Affiliate. Mere service as a Director or payment of a director’s fee by the Corporation or an Affiliate shall not be sufficient to constitute “employment” by the Corporation or an Affiliate.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Fair Market Value” means, as of any date, the value of the Common Stock as determined below. The Fair Market Value on any date on which the Corporation’s shares of Common Stock are registered under Section 12 of the Exchange Act and listed on any national securities exchange shall be the closing price of a share of Common Stock on any national securities exchange on such date (if the such national securities exchange is not open for trading on such date, then the closing price per share of the Common Stock on such national securities exchange on the next preceding day on which the national securities exchange was open for trading), and thereafter (i) if the Common Stock is admitted to quotation on the over the counter market or any interdealer quotation system, the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Common Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported, or (ii) in the absence of an established market for the Common Stock, the Fair Market Value determined in good faith by the Committee and such determination shall be conclusive and binding on all persons. Notwithstanding the foregoing, the determination of fair market value in all cases shall be in accordance with the requirements set forth under Section 409A of the Code.

(r) “Form S-8” has the meaning set forth in Section 2(d).

(s) “Free Standing Rights” has the meaning set forth in Section 15(a).

(t) “Grantee” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(u) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v) “Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award in accordance with Section 20(d)(iv) of the Plan; provided, that, the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

(w) “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

(x) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(y) “Officer” means a person who is an officer of the Corporation within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(aa) “Option Agreement” means a written agreement between the Corporation and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan and need not be identical.

(bb) “Optionholder” means a Grantee to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(cc) “Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(3) or any successor to such statute and regulation.

(dd) “Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 20 of the Plan.

(ee) “Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Corporation (or Affiliate, division or operational unit of the Corporation) and shall be limited to the following:

(i) net earnings or net income (before or after taxes);

(ii) basic or diluted earnings per share (before or after taxes);

(iii) net revenue or net revenue growth;

(iv) gross revenue;

(v) gross profit or gross profit growth;

(vi) net operating profit (before or after taxes);

(vii) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales);

(viii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(ix) earnings before or after taxes, interest, depreciation and/or amortization;

(x) gross or operating margins;

(xi) productivity ratios;

(xii) share price (including, but not limited to, growth measures and total stockholders return);

(xiii) expense targets;

(xiv) margins;

(xv) operating efficiency;

(xvi) objective measures of customer satisfaction;

(xvii) working capital targets;

(xviii) measures of economic value added;

(xix) inventory control; and

(xx) enterprise value.

(xxi) Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Corporation and/or an Affiliate as a whole or any business unit of the Corporation and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Corporation may select Performance Criterion (l) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of

Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

(ff) “Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Grantee, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(gg) “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Compensation Awards granted to any Grantee for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Grantees based on the following events:

(i) asset write-downs;

(ii) litigation or claim judgments or settlements;

(iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results;

(iv) any reorganization and restructuring programs;

(v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to stockholders for the applicable year;

(vi) acquisitions or divestitures;

(vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof;

(viii) foreign exchange gains and losses; and

(ix) a change in the Corporation’s fiscal year.

(hh) “Performance Period” means the one or more periods of time as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Grantee’s right to and the payment of a Performance Compensation Award.

(ii) “Plan” means this Calpine Corporation 2008 Equity Incentive Plan.

(jj) “Related Stock Appreciation Rights” has the meaning set forth in Section 15(a).

(kk) “Restricted Award” means any Award granted pursuant to Section 14(a).

(ll) “Restricted Period” has the meaning set forth in Section 14(a).

(mm) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(nn) “SAR Amount” has the meaning set forth in Section 15(l).

(oo) “SAR exercise price” has the meaning set forth in Section 15(a).

(pp) “Securities Act” means the Securities Act of 1933, as amended.

(qq) “Stock Appreciation Right” means the right pursuant to an award granted under Section 15 to receive an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of stock covered by such right or such portion thereof, over (B) the aggregate SAR exercise price of such right or such portion thereof.

(rr) “Stock for Stock Exchange” has the meaning set forth in Section 10(c).

(ss) “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of any of its Affiliates.

5. STOCK SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 17, the aggregate number of shares of Common Stock for which Awards may be granted under the Plan shall not exceed 27,533,000 shares of Common Stock; provided, however, that (1) for purposes of awards granted under the Plan on or after the date of the Annual Meeting of the Stockholders in calendar year 2010: (A) each share subject to an Option or Stock Appreciation Right granted under the Plan shall reduce such aggregate number of shares by one (1) share, and (B) each share subject to a Restricted Award, Other Stock-Based Award or Dividend Equivalent granted under the Plan shall reduce such aggregate number of shares by one and three-tenths (1.3) shares, and (2) if, on or prior to the termination of the Plan as provided in Section 27, any Option granted under the Plan shall have expired or terminated for any reason without having been exercised in full or any shares of Restricted Stock shall have been forfeited, or any other Awards for which shares of Common Stock are deliverable are so forfeited, such unpurchased or forfeited shares covered thereby shall again become available for the grant of Awards under the Plan (on a one-for-one basis for purposes of awards granted under the Plan before the date of the Annual Meeting of Stockholders in calendar year 2010, and based on the share counting rules set forth in clause (1) of this sentence for purposes of awards granted under the Plan on or after the date of the Annual Meeting of the Stockholders in calendar year 2010). The maximum number of shares of Common Stock for or under which or with respect to which any Award may be granted under the Plan to any individual during any calendar year is 1,250,000 shares of Common Stock. Notwithstanding anything to the contrary contained herein: (i) shares tendered in payment of an Option shall not be added to the aggregate plan limit described above; (ii) shares withheld by the Corporation to satisfy any tax withholding obligation shall not be added to the aggregate plan limit described above; and (iii) all shares covered by a Stock Appreciation Right or other Awards, whether or not shares of Common Stock are actually issued to the Grantee upon exercise or settlement of the Award, shall be considered issued or transferred pursuant to the Plan. All shares reserved for issuance under the Plan may be used for Incentive Stock Options. No fractional shares of Common Stock may be issued.

(b) The shares to be delivered pursuant to an Award shall be made available, at the discretion of the Committee, either from authorized but previously unissued shares as permitted by the Certificate of Incorporation of the Corporation or from shares re-acquired by the Corporation, including shares of Common Stock purchased in the open market, and shares held in the treasury of the Corporation.

6. ADMINISTRATION OF THE PLAN.

(a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section 6(e).

(b) The Board shall have the power and authority to select and grant to Grantees Awards pursuant to the terms of the Plan.

(c) In particular, the Board shall have the authority: (i) to construe and interpret the Plan and apply its provisions; (ii) to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan; (iii) to authorize any person to execute, on behalf of the Corporation, any instrument required to carry out the purposes of the Plan; (iv) to delegate its authority to one or more Officers of the Corporation with respect to awards that do not involve Covered Employees or “insiders” within the meaning of Section 16 of the Exchange Act; (v) to determine when Awards are to be granted under the Plan and the applicable Date of Grant; (vi) from time to time to select, subject to the limitations set forth in this Plan, those Grantees to whom Awards shall be granted; (vii) to determine the number of shares of Common Stock to be made subject to each Award; (viii) to determine whether each Option is to be an Incentive Stock Option or a Nonstatutory Stock Option; (ix) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment, vesting provisions and right of repurchase provisions, and to specify the provisions of the Award Agreement relating to such grant or sale; (x) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; (xi) to determine the duration and purpose of leaves of absences which may be granted to a Grantee without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Corporation’s employment policies; (xii) to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; and (xiii) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan. The Board may also modify the purchase price or the exercise price of any outstanding Award, provided, however, that, except in connection with a corporate transaction involving the Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) or as is provided in Section 17(a), and notwithstanding any other provisions of the Plan, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights, without, in each such case, first obtaining approval of the stockholders of the Corporation of such amendment or action.

(d) The interpretation and construction of any provision of the Plan or of any Award granted under it by the Committee shall be final, conclusive and binding upon all parties, including the Corporation, its stockholders and Directors, and the executives and employees of the Corporation and its Affiliates. No member of the Board or the Committee shall be liable to the Corporation, any stockholder, any Grantee or any employee of the Corporation or its Affiliates for any action or determination made in good faith with respect to the Plan or any Award granted under it. No member of the Committee may vote on any Award to be granted to him or her.

(e) The Committee. (i) The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

(ii) At such time as the Common Stock is required to be registered under Section 12 of the Exchange Act, in the discretion of the Board, a Committee may consist solely of two or more Non-Employee Directors who are also Outside Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 and/or Section 162(m) of the Code. However, if the Board intends to satisfy such exemption requirements, with respect to Awards to any Covered Employee and with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors who are also Outside Directors. Within the scope of such authority, the Board or the Committee may (A) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (x) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (y) not persons with respect to whom the Corporation wishes to comply with Section 162(m) of the Code or (B) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an option is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors.

(f) The expenses of administering the Plan shall be borne by the Corporation.

7. OPTION PROVISIONS.

(a) Each Option shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, it is the intention of the Corporation that all Options granted hereunder shall be intended to comply with the provisions and requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions.

(b) To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Corporation and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

8. OPTION PRICE.

(a) Subject to the provisions of Section 2(c) regarding Ten Percent Stockholders, the purchase price of the shares of Common Stock covered by each Incentive Stock Option granted under the Plan shall be not less than 100% of the Fair Market Value of such shares at the time the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(b) The exercise price of each Nonstatutory Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) The exercise price of any outstanding Options shall not be reduced during the term of such Options except by reason of an adjustment pursuant to Section 17 hereof (and any such reduction shall be in accordance with Section 409A of the Code), nor shall the Committee cancel outstanding Options and reissue new Options at a lower exercise price in substitution for the canceled Options.

9. TERM OF OPTIONS. The expiration date of an Option granted under the Plan shall be as determined by the Committee at the time of grant, provided that each such Option shall expire not more than ten years after the date such Option was granted. Subject to the provisions of Section 2(d) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it was granted.

10. VESTING; EXERCISE OF OPTIONS.

(a) Each Option shall become exercisable in whole or in part or in installments at such time or times as the Committee may prescribe at the time the Option is granted and specify in the Option Agreement. No Option shall be exercisable after the expiration of 10 years from the date on which it was granted and no Option may be exercised, regardless of vesting, unless and until the Corporation has an effective Registration Statement on Form S-8 (or such other applicable form) on file with the Securities and Exchange Commission (the “SEC”) to register the sale of its common stock for issuance of shares upon the exercise of the Option.

(b) Notwithstanding any contrary provision contained herein, unless otherwise expressly provided in the Option Agreement, any Option granted hereunder shall become immediately vested in full upon the occurrence of a Change in Control of the Corporation.

(c) The exercise price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or by certified or bank check at the time the Option is exercised or (ii) in the discretion of the Committee, upon such terms as the Committee shall approve, the exercise price may be paid: (A) by delivery to the Corporation of other Common Stock, duly endorsed for transfer to the Corporation, with a Fair Market Value on the date of delivery equal to the exercise price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Grantee identifies for delivery specific shares of Common Stock that have a Fair Market Value on the date of attestation equal to the exercise price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (B) a “cashless” exercise program established with a broker; (C) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate exercise price at the time of exercise; or (D) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Corporation of other Common Stock acquired, directly or indirectly from the Corporation, shall be paid only by shares of the Common Stock of the Corporation that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the

Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director or executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Corporation, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Exchange Act) shall be prohibited with respect to any Award under this Plan.

11. TRANSFERABILITY OF OPTIONS.

(a) An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Corporation, in a form satisfactory to the Corporation, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(b) A Nonstatutory Stock Option may, in the sole discretion of the Committee, be transferable to a permitted transferee upon written approval by the Committee to the extent provided in the Option Agreement. A permitted transferee includes: a transfer by gift or domestic relations order to a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Corporation, in a form satisfactory to the Corporation, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

12. STOCKHOLDER RIGHTS OF OPTIONHOLDER. No Optionholder shall have any rights to dividends or other rights of a stockholder with respect to shares subject to an Option prior to the purchase of such shares upon exercise of the Option.

13. TERMINATION OF OPTION.

(a) Except as set forth in an individual agreement with any Optionholder, upon termination of employment or service with the Corporation, all unvested Options held by such Optionholder shall immediately terminate and all vested options shall remain exercisable until the earlier of (i) three months after the date of termination of employment or service or (ii) the expiration of the original term of the Option, except as follows.

(i) Death. If an Optionholder’s employment or service with the Corporation is terminated by reason of death or if the Optionholder dies during the three-month post-termination exercise period described in the preceding sentence, then all Options whether vested or unvested shall become immediately vested and shall remain exercisable until the earlier of one year after the date of death or the expiration of the original term of the Option.

(ii) Retirement. If an Optionholder’s employment or service with the Corporation terminates upon or after an Optionholder has attained the age of 65 and has completed five (5) years of service with the Corporation or any of its Affiliates (“Retires” or “Retirement”), then all Options held by such Optionholder, whether vested or unvested, shall become immediately vested and exercisable and shall remain exercisable until the earlier of the one-year anniversary of such Optionholder’s date of Retirement or the expiration of the term of the Option.

(iii) Cause. If a Grantee’s employment or service with the Corporation is terminated for “Cause”, then all Options held by the Optionholder, whether vested or unvested, shall immediately terminate.

(b) Notwithstanding the foregoing, the Committee may, at any time prior to any termination of such employment or service, determine in its sole discretion that the exercise of any Option after termination of such employment or other relationship with the Corporation shall be subject to satisfaction of the conditions precedent that the Optionholder refrain from engaging, directly or indirectly, in any activity which is competitive with any activity of the Corporation or any of its Affiliates thereof and from otherwise acting, either prior to or after termination of such employment or other relationship, in any manner inimical or in any way contrary to the best interests of the Corporation and that the Optionholder furnish to the Corporation such information with respect to the satisfaction of the foregoing condition precedent as the Committee shall reasonably request.

(c) An Optionholder under the Plan may make written designation of a beneficiary on forms prescribed by and filed with the Secretary of the Corporation. Such beneficiary, or if no such designation of any beneficiary has been made, the legal representative of such Optionholder or such other person entitled thereto as determined by a court of competent jurisdiction, may exercise, in accordance with and subject to the provisions of this Section 13, any unterminated and unexpired Option granted to such Optionholder to the same extent that the Optionholder himself or herself could have exercised such Option were he alive or able; provided, however, that no Option granted under the Plan shall be exercisable for more shares than the Optionholder could have purchased thereunder on the date his or her employment by, or other relationship with, the Corporation and its Affiliates was terminated.

14. RESTRICTED AWARDS.

(a) A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine.

(b) Each Grantee granted Restricted Stock shall execute and deliver to the Corporation an Award agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Corporation or in escrow rather than delivered to the Grantee pending the release of the applicable restrictions, the Committee may require the Grantee to additionally execute and deliver to the Corporation (i) an escrow agreement satisfactory to the Committee, if applicable and (ii) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Grantee shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award Agreement, the Grantee generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Grantee or withheld by the Corporation for the Grantee’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Grantee in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Grantee shall have no right to such dividends.

(c) The terms and conditions of a grant of Restricted Stock Units shall be reflected in a written Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the

Corporation will not be required to set aside a fund for the payment of any such Award. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Common Stock) may be credited with cash and stock dividends paid by the Corporation in respect of one share of Common Stock (“Dividend Equivalents”). At the discretion of the Committee, Dividend Equivalents may be either currently paid to the Grantee or withheld by the Corporation for the Grantee’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Grantee’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Grantee upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Grantee shall have no right to such Dividends Equivalents.

(d) Restricted Stock awarded to a Grantee shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Grantee shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Corporation, and all rights of the Grantee to such shares and as a stockholder with respect to such shares shall terminate without further obligation on the part of the Corporation.

(e) Restricted Stock Units awarded to any Grantee shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Grantee to such Restricted Stock Units shall terminate without further obligation on the part of the Corporation and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(f) Upon termination of employment with or service to the Corporation or any of its Affiliates (including by reason of such Affiliate ceasing to be an Affiliate of the Corporation), during the applicable Restricted Period, Restricted Stock and Restricted Stock Unit shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Unit will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock or Restricted Stock Unit.

(g) Unless otherwise determined by the Committee or set forth in the applicable Award Agreement, upon a Change in Control of the Corporation, all Restricted Stock Awards and Restricted Stock Units Awards shall become immediately vested and all restrictions with respect thereto shall lapse, other than restrictions on transfer imposed under the federal securities laws.

(h) With respect to Restricted Stock and Restricted Stock Units, the Restricted Period shall commence on the Date of Grant and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement.

(i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in this Section 14 and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Corporation shall deliver to the Grantee, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Grantee’s account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Corporation shall deliver to the Grantee, or his beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 14(c) hereof and the interest thereon or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents’ interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.

(j) Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in the form the Corporation deems appropriate.

15. STOCK APPRECIATION RIGHTS.

(a) A stock appreciation right means the right pursuant to an Award granted under this Section 15 to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of Common Stock covered by such right or such portion thereof, over (ii) the aggregate exercise price of such right or portion thereof (the “SAR exercise price) which shall be at least 100% of the Fair Market Value of such shares at the time the Stock Appreciation Right is granted (a “Stock Appreciation Right”). Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Stock Appreciation Rights”). Related Stock Appreciation Rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, Related Stock Appreciation Rights may be granted only at the time of the grant of the Incentive Stock Option. The Committee shall determine the Grantee to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made; the number of shares of Common Stock to be awarded, the price per share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Stock Appreciation Right may be granted for more shares than are subject to the Option to which it relates and any Stock Appreciation Right must be granted with an exercise price not less than the Fair Market Value of Common Stock on the date of grant. The number of shares of Common Stock subject to the Stock Appreciation Right must be fixed on the date of grant of the Stock Appreciation Right, and the right must not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the right. The provisions of Stock Appreciation Rights need not be the same with respect to each Grantee. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 15 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable, as set forth in the applicable Award Agreement.

(b) The Grantee of a Stock Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Corporation. Grantees who are granted Stock Appreciation Rights shall have no rights as stockholders of the Corporation with respect to the grant or exercise of such rights.

(c) The expiration date of a Free Standing Right granted under the Plan shall be as determined by the Committee at the time of grant, provided that each Free Standing Right shall expire not more than ten years after the date such Free Standing Right was granted, and provided further that Free Standing Rights shall be exercisable at such time or times and subject to such other terms and conditions as shall be determined by the Committee at or after grant.

(d) Related Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 10 above and this Section 15 of the Plan.

(e) Upon the exercise of a Free Standing Right, the Grantee shall be entitled to receive up to, but not more than, that number of shares of Common Stock equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right (which price shall be no less than 100% of the Fair Market Value on the date of grant) multiplied by the number of shares of Common Stock in respect of which the Free Standing Right is being exercised, with the Committee having the right to determine the form of payment.

(f) Upon exercise thereof, the Grantee of a Stock Appreciation Right shall be entitled to receive from the Corporation, an amount equal to the product of (i) the excess of the Fair Market Value, on the date of such written request, of one share of Common Stock over the “SAR exercise price” per share specified in such Stock Appreciation Right or its related Option, multiplied by (ii) the number of shares for which such Stock Appreciation Right shall be exercised. Payment with respect to the exercise of a Stock Appreciation Right that satisfies the requirements of Section 15(a) shall be paid on the date of exercise and made in shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), valued at Fair Market Value on the date of exercise. Payment with respect to the exercise of a Stock Appreciation Right that does not satisfy the requirements of Section 15(a) shall be paid at the time specified in the Award in accordance with the provisions of Section 15(l). Payment may be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee. Fractional shares resulting from the exercise of a Stock Appreciation Right pursuant to this Section 15 shall be settled in cash.

(g) The exercise price of a Free Standing Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Date of Grant of such Stock Appreciation Right. A Related Stock Appreciation Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 15(a) are satisfied.

(h) Upon any exercise of a Stock Appreciation Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right shall have been exercised. The number of shares of Common Stock for which a Stock Appreciation Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option shall have been exercised.

(i) Unless otherwise determined by the Committee or set forth in an applicable Award Agreement, upon a Change in Control of the Corporation, all Stock Appreciation Rights shall become immediately vested and exercisable.

(j) Stock Appreciation Rights shall be transferable only when and to the extent that an Option would be transferable under Section 11 of the Plan.

(k) Except as otherwise set forth in an Award Agreement with a Grantee, upon termination of employment or service, any outstanding Stock Appreciation Rights shall be governed by the same principles relating to Options as set forth in Section 13 hereof.

16. OTHER STOCK-BASED AWARDS.

(a) The Committee is authorized to grant Awards to Grantee in the form of Other Stock-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan and as evidenced by an Award

Agreement. Other Stock-Based Awards shall include a right or other interest granted to a Grantee under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, including but not limited to dividend equivalents or performance units, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as determined by the Committee. The Committee shall determine the terms and conditions of such Other Stock-Based Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and Performance Periods. Common Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 16 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, shares of Common Stock, other Awards, notes or other property, as the Committee shall determine, subject to any required corporate action.

(b) Unless otherwise determined by the Committee, any Other Stock-Based Award shall become immediately vested upon a Change in Control.

17. ADJUSTMENT OF AND CHANGES IN CAPITALIZATION.

(a) In the event that the outstanding shares of Common Stock shall be changed in number or class by reason of split-ups, combinations, mergers, consolidations or recapitalizations, or by reason of stock dividends, the number or class of shares which thereafter may be issued pursuant to Awards granted under the Plan, both in the aggregate and as to any individual, and the number and class of shares then subject to Awards theretofore granted and the price per share payable upon exercise of Options theretofore granted and the exercise price per share of Stock Appreciation Rights theretofore granted shall be adjusted so as to reflect such change, all as determined by the Committee. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or of any stock or other securities or property into which such Common Stock shall have been changed, or for which it shall have been exchanged, then if the Committee shall determine that such change equitably requires an adjustment in any outstanding Award theretofore granted or which may be granted under the Plan, such adjustment shall be made in accordance with such determination. Any adjustment in Incentive Stock Options under this Section 17 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 17 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 or otherwise result in a violation of Section 409A of the Code. Further, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Corporation to be denied a tax deduction on account of Section 162(m) of the Code.

(b) Notice of any adjustment shall be given by the Corporation to each Grantee with an Award which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(c) Fractional shares resulting from any adjustment of Awards pursuant to this Section 17 may be settled in cash or otherwise as the Committee may determine.

(d) Notwithstanding the above, in the event of any of the following: (i) the Corporation is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by stockholders of the Corporation in a form other than stock or other equity interests of the surviving entity or outstanding Awards are not to be assumed upon consummation of the proposed transaction; (ii) all or substantially all of the assets of the Corporation are acquired by another person; (iii) the reorganization or liquidation of the Corporation; or (iv) the Corporation shall enter into a written agreement to undergo an event described in clause (i), (ii) or (iii) above, then the Committee may, in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and cause the holders thereof to be paid, in cash, stock or other property, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other stockholders of the Corporation in the event. The terms of this Section 17 may be varied by the Committee in any particular Award Agreement. In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash, stock or other property, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other stockholders of the Corporation in the event.

18. SECURITIES ACTS REQUIREMENTS.

(a) No Option granted pursuant to the Plan shall be exercisable in whole or in part, and the Corporation shall not be obligated to sell any shares of Common Stock subject to any such Option, if such exercise and sale or issuance would, in the opinion of counsel for the Corporation, violate the Securities Act or other Federal or state statutes having similar requirements, as they may be in effect at that time; and each Option shall be subject to the further requirement that, at any time that the Committee shall determine, in their respective discretion, that the listing, registration or qualification of the shares of Common Stock subject to such Option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance of shares thereunder, such Option may not be exercised or issued, as the case may be, in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

(b) As a condition to the issuance of any Award that may be settled in shares of Common Stock under the Plan, the Committee may require the Grantee to furnish a written representation that he or she is acquiring such Award for investment and not with a view to distribution of the shares to the public and a written agreement restricting the transferability of the shares of such Award, and may affix a restrictive legend or legends on the face of the certificate representing such shares. Such representation, agreement and/or legend shall be required only in cases where in the opinion of the Committee and counsel for the Corporation, it is necessary to enable the Corporation to comply with the provisions of the Securities Act or other Federal or state statutes having similar requirements, and any stockholder who gives such representation and agreement shall be released from it and the legend removed at such time as the shares to which they applied are registered or qualified pursuant to the Securities Act or other Federal or state statutes having similar requirements, or at such other time as, in the opinion of the Committee and counsel for the Corporation, the representation and agreement and legend cease to be necessary to enable the Corporation to comply with the provisions of the Securities Act or other Federal or state statutes having similar requirements.

19. DISQUALIFYING DISPOSITIONS. Any Grantee who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Date of Grant of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Corporation in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

20. COMPLIANCE WITH SECTION 162(m) OF THE CODE.

(a) The Committee shall have the authority, at the time of grant of any Award described in this Plan (other than Options and Stock Appreciation Rights granted with an exercise price or grant price, as the case may be, equal to or greater than the Fair Market Value per share of Stock on the date of grant), to designate such Award as a “Performance Compensation Award” in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code.

(b) The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code) which Grantees will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Grantee eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Grantee to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Grantee becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 20. Moreover, designation of a Grantee eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Grantee eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Grantee eligible to receive an Award hereunder shall not require designation of any other person as a Grantee eligible to receive an Award hereunder in such period or in any other period.

(c) With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply to the Corporation and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 20(c) and record the same in writing.

(d) Payment of Performance Compensation Awards.

(i) Unless otherwise provided in the applicable Award Agreement, a Grantee must be employed by the Corporation on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) A Grantee shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Grantee’s Performance Compensation Award has been earned for the Performance Period.

(iii) Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Grantee’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 20(d)(iv) hereof, if and when it deems appropriate.

(iv) In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the maximum amount payable under Section 20(d)(vi) of the Plan.

(v) Performance Compensation Awards granted for a Performance Period shall be paid to Grantees as soon as administratively practicable following completion of the certifications required by this Section 20.

(vi) Subject to the adjustment provisions of Section 17, notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Grantee under the Plan for a Performance Period is 1,250,000 shares of Common Stock or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof on the first or last day of the Performance Period to which such Award relates, as determined by the Committee. Furthermore, any

Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (B) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date.

21. WITHHOLDING OBLIGATIONS. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Grantee may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Corporation’s right to withhold from any compensation paid to the Grantee by the Corporation) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Corporation to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Grantee as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Corporation previously owned and unencumbered shares of Common Stock of the Corporation.

22. AMENDMENT OF THE PLAN AND AWARDS.

(a) The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part. However, except as provided in Section 17 relating to adjustments upon changes in Common Stock and Section 22(c), no amendment shall be effective unless approved by the stockholders of the Corporation to the extent stockholder approval is necessary to satisfy any applicable law or securities exchange listing requirements. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval.

(b). The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

(d) Notwithstanding the foregoing, no amendment to or termination of the Plan shall affect adversely any of the rights of any Grantee, without such Grantee’s consent in writing. All changes described in this paragraph are at the sole discretion of the Board, may be made at any time, and may have a retroactive effective date.

(e) The Board at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Board may not effect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Corporation requests the consent of the Grantee and (b) the Grantee consents in writing.

23. GENERAL PROVISIONS.

(a) No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Grantee any right to continue to serve the Corporation or an

Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Corporation or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Corporation or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Corporation or an Affiliate, and any applicable provisions of the corporate law of the state in which the Corporation or the Affiliate is incorporated, as the case may be.

(b) Section 409A of the Code. If the Board (or its delegate) determines in its discretion that an Award is determined to be “nonqualified deferred compensation” subject to Section 409A of the Code, and that Grantee is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code and the regulations and other guidance issued thereunder, then the exercise or distribution of such Award upon a separation from service may not be made before the date which is six months after the date the Grantee separates from service with the Corporation or any of its Affiliates. Notwithstanding any other provision contained herein, terms such as “termination of service,” “termination of employment” and “termination of engagement” shall mean a “separation from service” within the meaning of Section 409A of the Code, to the extent any exercise or distribution hereunder could be deemed “non-qualified deferred compensation” for purposes thereof.

(c) Section 16. It is the intent of the Corporation that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 so that Grantees will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 23(c), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

(d) Section 162(m). To the extent the Committee issues any Award that is intended to be exempt from the application of Section 162(m) of the Code, the Committee may, without stockholder or grantee approval, amend the Plan or the relevant Award Agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Corporation’s Federal income tax deduction for compensation paid pursuant to any such Award.

24. CHANGES IN LAW. The Board may amend the Plan and any outstanding Awards granted thereunder in such respects as the Board shall, in its sole discretion, deem advisable in order to incorporate in the Plan or any such Awards any new provision or change designed to comply with or take advantage of requirements or provisions of the Code or any other statute, or Rules or Regulations of the Internal Revenue Service or any other Federal or state governmental agency enacted or promulgated after the adoption of the Plan.

25. LEGAL MATTERS.

(a) Every right of action by or on behalf of the Corporation or by any stockholder against any past, present or future member of the Board, officer or employee of the Corporation arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought and irrespective of the place of residence of any such Grantee, cease and be barred by the expiration of three years from whichever is the later of (i) the date of the act or omission in respect of which such right of action arises, or (ii) the first date upon which there has been made generally available to stockholders an annual report of the Corporation and a proxy statement for the Annual Meeting of Stockholders following the issuance of such annual report, which annual report and proxy statement alone or together set forth, for the related period, the aggregate number of shares for which Awards were granted; and any and all rights of action by any employee or executive of the Corporation (past, present or future) against the Corporation arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

(b) This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of Delaware, applied without giving effect to any conflicts-of-law principles, and construed accordingly.

26. ELECTRONIC DELIVERY AND ACCEPTANCE. The Corporation may, in its sole discretion, deliver any documents related to the Award by electronic means. To participate in the Plan, a Grantee consents to receive all applicable documentation by electronic delivery and through an on-line (and/or voice activated) system established and maintained by the Corporation or a third party vendor designated by the Corporation.

27. TERMINATION OR SUSPENSION OF THE PLAN. The Plan shall terminate on the earliest of (a) the tenth anniversary of the Effective Date or (b) such earlier time as the Board may determine. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 22(a) hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Unless the Corporation determines to submit Section 20 of the Plan and the definition of “Performance Goal” and “Performance Criteria” to the Corporation’s stockholders at the first stockholder meeting that occurs in the fifth year following the year in which the Plan was last approved by stockholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such stockholder approval is obtained, then no further Performance Compensation Awards shall be made to Covered Employees under Section 20 after the date of such annual meeting, but the Plan may continue in effect for Awards to Grantees not in accordance with Section 162(m) of the Code.

28. ROBERT P. MAY. Notwithstanding any provisions to the contrary hereof, with respect to Robert P. May, if Mr. May has not entered into a new employment agreement with the Corporation within six months following the Effective Date, the grants of Awards to Mr. May shall be null and void and Mr. May shall not be entitled to any compensation on account thereof; provided, that, if there is a change in control while Mr. May is employed as the Chief Executive Officer of the Corporation within six months of the Effective Date, the then unvested Awards of Mr. May shall become fully vested and all his Awards shall remain in full force and effect regardless of whether Mr. May entered into a new employment agreement with the Corporation within the six-month period following the Effective Date; for purposes of this provision only, a change of control shall mean the sale of all or substantially all of the assets of the Corporation or the acquisition by one or more related entities of 50.1% or more of the Common Stock.

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Reservation Form for the Calpine Corporation 2010 Annual Meeting of Shareholders

Shareholders who expect to attend the Annual Meeting on May 19, 2010, at 10:00 a.m. in Houston, Texas should complete this form and return it to the Office of the Corporate Secretary, Calpine Corporation, 717 Texas Avenue, Suite 1000, Houston, Texas 77002. Admission cards will be provided at the check-in desk at the meeting (please be prepared to show proof of identification). Shareholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting Calpine Corporation common stock ownership as of March 22, 2009.

Name
(Please Print)

Address
(Please Print)

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 18, 2010, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Calpine Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 18, 2010, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
CALPINE CORPORATION Vote on Directors THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING:		☐	☐	☐
Vote on Directors
1. ELECTION OF DIRECTORS Nominees:
01) Frank Cassidy	06) Robert A. Mosbacher, Jr.
02) Jack A. Fusco	07) Denise M. O’Leary
03) Robert C. Hinckley	08) William J. Patterson
04) David C. Merritt 05) W. Benjamin Moreland	09) J. Stuart Ryan

Vote on Proposals			For	Against	Abstain
2. Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the year ending December 31, 2010.			☐	☐	☐		`

3. Amendment of the 2008 Director Incentive Plan.			☐	☐	☐

4. Amendment of the 2008 Equity Incentive Plan.			☐	☐	☐

Note: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1 through 4. If any other matters properly come before the meeting or any adjournment thereof, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.						☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

[Signature PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

CALPINE CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

MAY 19, 2010

The shareholder(s) hereby appoint Jack A. Fusco and W. Thaddeus Miller, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Calpine Corporation that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m. Central Time on May 19, 2010, at The Magnolia Hotel, located at 1100 Texas Avenue, Houston Texas 77002, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE